UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

(Amendment No. ___)

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ABM Industries Incorporated

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ABM
Building Value

Annual Meeting of Shareholders
Proxy Statement

2018

March 7, 2018
10:00 a.m. Eastern Time

ONE TEAM, ONE MISSION:

TO MAKE A DIFFERENCE, EVERY PERSON,
EVERY DAY

February 7, 2018

Dear Fellow ABM Shareholders:

Our Mission Is to Make a Difference, Every Person, Every Day

At ABM, we are passionate about making a difference, every person, every day. Our team of 130,000 employees enthusiastically delivers exceptional facility services, tailored to the needs of our clients. We continually seek new and innovative ways to enhance our platform and to exceed expectations as we fulfill our 2020 Vision.

We Strengthened Our Leadership Position in Facilities Services

2017 was a momentous year for ABM. We operated for the first time under our new vertical industry group structure and made progress in promoting standard operating procedures that foster the ABM Way and drive efficiencies in our organization. On September 1, 2017, we completed the acquisition of GCA Services Group, the largest acquisition in the Company’s history. This strategically increases our capabilities in our education and industrial businesses and strengthens our leadership position.

Our Employees Are Fully Engaged in Our 2020 Vision

ABM reported record revenues of approximately $5.5 billion, an increase of 6% for fiscal 2017 compared to fiscal 2016. This performance was driven by a combination of organic revenue growth and acquisitions. In the latter part of our fiscal year, our team continued to navigate the complexities of our business transformation while beginning the integration of GCA Services Group. In addition, we faced external challenges with Hurricanes Harvey, Irma and Maria displacing thousands of our employees and clients. We not only met all of these challenges, but we rose above them, illustrating the strength and character of our people and our ability to drive results.

Our Board of Directors Supports Our Strategic Vision

Our Board strongly supports our 2020 Vision. I am very proud of the diversity of our Board. Three of our 10 directors are women, and our directors have varying ethnic and cultural backgrounds. Their different backgrounds and work experience enhance their role in providing oversight to our Company and fostering constructive dialogue. In addition, over the past four years, five new independent directors have joined our Board. The Board values our shareholders’ viewpoints and perspectives and is committed to the highest standards of corporate governance.

On behalf of our Board of Directors, our executive team and our entire organization, thank you for being an ABM shareholder.

Sincerely,

Scott Salmirs President and Chief Executive Officer

ABM.com	NYSE Symbol: ABM

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS
WHEN Wednesday, March 7, 2018, 10:00 a.m. Eastern Time

PROXY VOTING – CAST YOUR VOTE RIGHT AWAY

Your vote is important. Even if you plan to attend the annual meeting in person, please vote as soon as possible using the Internet or by telephone, or by completing, signing, dating and returning your proxy card.

WHERE ABM Industries Incorporated Worldwide Corporate Headquarters One Liberty Plaza, 7th Floor New York, New York 10006	Using the Internet and voting at the website listed on the proxy card or the e-proxy notice;
Using the toll-free phone number listed on the proxy card/voting instruction form; or
Signing, dating and mailing the proxy card in the enclosed postage paid envelope.

ITEMS OF BUSINESS

1.	Election of four directors to serve three-year terms until the 2021 Annual Meeting and until their successors are duly elected and qualified.

2.	Advisory vote to approve executive compensation.

3.	Approval of the Amended and Restated 2006 Equity Incentive Plan.

4.	Ratification of the appointment of KPMG LLP as ABM’s independent registered public accounting firm for the current year.

5.	Transaction of such other business as may properly come before the meeting.

RECORD DATE

Shareholders of record at the close of business on January 16, 2018 are entitled to notice of, and to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

On or about February 7, 2018, we began mailing this Notice and Proxy Statement dated February 7, 2018, together with a proxy card, to shareholders. The Proxy Statement, Annual Report on Form 10-K for the fiscal year ended October 31, 2017, and the means to vote by Internet are available at www.proxyvote.com.

By Order of the Board of Directors,

Andrea R. Newborn

Executive Vice President, General Counsel

and Corporate Secretary

ABM Industries Incorporated 2018 Proxy Statement     i

ii     ABM Industries Incorporated 2018 Proxy Statement

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders		Time and Date: Wednesday, March 7, 2018 10:00 a.m. Eastern Time		Place: ABM Industries Incorporated One Liberty Plaza, 7th Floor New York, New York 10006	Record Date: January 16, 2018
Stockholders of ABM as of the Record Date are entitled to vote. Each share of ABM common stock is entitled to one vote for each director nominee and one vote for each of the other proposals.

Voting Matters
Board Proposals			Board Vote Recommendation		Page Reference (for more detail)
01		Election of Directors	FOR EACH DIRECTOR NOMINEE		7
02		Advisory vote to approve executive compensation	FOR		21
03		Approval of the Amended and Restated 2006 Equity Incentive Plan	FOR		49
04		Ratification of the appointment of KPMG LLP as our independent registered public accounting firm	FOR		56
Board Nominees The following table provides summary information about each director who is nominated for election.
Name	Age	Director Since	Occupation	Independent	Committee Assignments
Linda Chavez	70	1997	President, Becoming American Institute	Yes	Compensation; Governance, Chair
J. Philip Ferguson	72	2009	Former Vice-Chairman, University of Texas Investment Management Company	Yes	Audit; Governance
Art A. Garcia	56	2017	Executive Vice President and Chief Financial Officer, Ryder System, Inc.	Yes	Audit; Strategy and Enterprise Risk
Scott Salmirs	55	2015	President and Chief Executive Officer, ABM Industries Incorporated	No	None

ABM Industries Incorporated 2018 Proxy Statement     1

2017 PERFORMANCE AT A GLANCE

OUR 2020 VISION: Transforming Our Company

Our 2020 Vision Continues

In 2017, we continued our 2020 Vision transformation. Notably, we:

•	began operating under our new vertical industry group structure;
•	made progress in promoting standard operating procedures that foster the ABM Way and drive efficiencies;
•	reported record revenues of $5.5 billion, an increase of 6% for fiscal year 2017 compared to fiscal year 2016;
•	strengthened our senior management team; and
•	divested our non-core Government Services Business.

GCA Acquisition

On September 1, 2017, we completed the acquisition of GCA Services Group (“GCA”), a leading provider of facility services in the education and commercial industries, specializing in facilities maintenance, janitorial services, grounds management, vehicle services and outsourced workforce solutions. The GCA acquisition strategically increases our capabilities in our education and industrial businesses and strengthens our leadership position in integrated facilities services.

Shareholder Value Delivered

Over the last five years, ABM’s cumulative total shareholder return exceeded both the S&P 500 Index and the S&P SmallCap 600 Index. The following graph compares the cumulative total shareholder return on ABM common stock for the last five full fiscal years with the cumulative total returns on the S&P 500 Index and the S&P SmallCap 600 Index, assuming that $100 was invested in ABM common stock and in each of the other indices on October 31, 2012, and that all dividends were reinvested. The comparisons in the graph are not intended to forecast the future performance of ABM’s common stock.

Comparison of Five-Year Cumulative Total Return*

*This performance graph shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, or subject to Regulation 14A or 14C, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

2     ABM Industries Incorporated 2018 Proxy Statement

CORPORATE GOVERNANCE AND BOARD HIGHLIGHTS

Our Board of Directors (the “Board”) is committed to corporate governance practices that drive long-term shareholder value. All of our directors other than our CEO are independent, all committee members are independent and the positions of Chairman of the Board and CEO are separate. At each of our Board meetings, the independent members of the Board meet in executive session as do the members of our Audit, Compensation and Governance Committees during committee meetings. We are also committed to Board refreshment and diversity, with 60% of our Board members having served on the Board for four or fewer years, and 60% of our Board is diverse. All of our Audit Committee members have financial expertise and our Compensation Committee uses an independent compensation consultant. Summary information about our Board is provided below. See Part 1-Governance for more information.

The following charts reflect the tenure, age and relevant experience of our Board.

Name	Age	Director since	Independent	Committee memberships
				AC	CC	GC	SER

Linda Chavez	70	1997	Yes		✓	*

J. Philip Ferguson	72	2009	Yes	✓		✓

Anthony G. Fernandes	72	2007	Yes	*			✓

Art A. Garcia	56	2017	Yes	✓			✓

Thomas M. Gartland	60	2015	Yes		*	✓

Sudhakar Kesavan	63	2012	Yes			✓

Lauralee E. Martin	67	2015	Yes	✓	✓

Filippo Passerini	60	2017	Yes		✓		*

Scott Salmirs	55	2015	No

Winifred (Wendy) M. Webb	59	2014	Yes	✓			✓

Legend:

AC – Audit Committee

CC – Compensation Committee

GC – Governance Committee

SER – Strategy and Enterprise Risk Committee

* Indicates Committee Chair

Experience and Expertise

	Business Leadership		Financial/Investment
10		10

	Industry Experience		Risk Oversight
3		10

	Public Company Board Experience		Global
8		8

ABM Industries Incorporated 2018 Proxy Statement     3

As reflected in the charts below, 90% of our Board is independent, 60% of our Board is diverse and a majority of our directors have served on the Board four years or less.

Independence	Diversity	Tenure

EXECUTIVE COMPENSATION HIGHLIGHTS

Our Compensation Practices

What We Do		What We Don’t Do
•	Design Compensation Programs to Pay for Performance	•	No Fixed-Term Employment Agreements
•	Use Equity Awards for Long-Term Incentive and Retention	•	No Gross-Ups for Taxes
•	Maintain a Clawback Policy	•	No Repricing of Stock Options
•	Utilize Short-Term and Long-Term Performance-Based Incentives/Measures	•	No Hedging and Pledging of ABM Stock
•	Use an Independent Compensation Consultant	•	No Guaranteed Bonuses
•	Require Significant Share Ownership by Executive Officers
•	Limit Perquisites
•	Use Double-Trigger Change-in-Control Arrangements

Our Executive Compensation Programs

In fiscal year 2017, our compensation programs continued to reflect the compensation philosophy established by our Compensation Committee – one that is intended to align our executives’ compensation with our strategic goals, and motivate and retain executives who are critical to our future success and long-term performance. Key features of our compensation philosophy include:

4     ABM Industries Incorporated 2018 Proxy Statement

►	Market Competitiveness – Attract and retain key executives who possess the capability to lead the business forward by providing innovative and effective service to our clients and customers;
►	Performance-Based – Tie significant portions of compensation to performance metrics that align to our short-term and long-term business goals; and
►

Align with Shareholder Interests – Align each executive’s interests with shareholders’ interests by requiring significant stock ownership and paying a significant portion of compensation in equity subject to performance conditions and multi-year vesting requirements.

Elements of Total Direct Compensation:

►	Base Salary – Fixed cash compensation with adjustments tied to individual responsibilities, performance and marketplace dynamics
►	Annual Cash Incentive Program – Focuses on near-term performance objectives reflecting company strategy
►	Performance-Based Equity Grants – Aligns business objectives with longer-term shareholder interests
►	Time-Based Equity Grants – Fosters retention by delivering more stable value and continuity of leadership

At-Risk Compensation

A significant portion of our executives’ compensation is at risk. At-risk compensation includes: annual cash incentive compensation (“bonus”) which is tied to annual financial and individual performance measures; performance-based equity awards which are paid only if performance metrics established at the beginning of the three-year performance period are met; and time-based equity awards which vest over a four-year period (collectively, performance and time-based long-term incentive awards are referred to as “LTIs”). As reflected in the following charts, over 80% of our CEO’s compensation is at risk. Approximately 70% of our other named executive officers’ (“NEOs”) compensation is at risk. Mr. McClure’s compensation was excluded from the information presented with respect to Other NEO Compensation because, due to his retirement on November 1, 2017, he did not receive the regular grant of equity awards in September 2017.

CEO Compensation	Other NEO Compensation

ABM Industries Incorporated 2018 Proxy Statement     5

CORPORATE GOVERNANCE AND BOARD MATTERS
PROPOSAL 1—ELECTION OF DIRECTORS

CORPORATE GOVERNANCE AND BOARD MATTERS
The Board of Directors
Corporate Governance
Identifying and Evaluating Nominees for Directors
Board Leadership Structure
Director Independence
The Board’s Oversight of Risk Management
Mandatory Retirement
Committees
Board and Committee Attendance in Fiscal Year 2017
Compensation Committee Interlocks and Insider Participation
DIRECTOR COMPENSATION FOR FISCAL YEAR 2017
2017 Non-Employee Director Compensation
2017 Non-Employee Director Compensation Table
Non-Employee Director Deferred Compensation Plan
Other Arrangements
Director Stock Ownership Policy

6     ABM Industries Incorporated 2018 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal Summary

We are asking our shareholders to elect four nominees to serve on the Board for a three-year term. Information about the Board and each director nominee is included in this section.

Board Recommendation

The Board recommends that you vote “FOR” each director nominee.  After consideration of each nominee’s qualifications, skills and experience, as well as his or her prior contributions to our Board, the Board believes that each nominee should continue to serve on the Board.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” each of the director nominees presented below. If, at the time of the meeting, one or more of the director nominees has become unavailable to serve, the shares represented by proxies will be voted for the remaining nominees and for any substitute director nominee or nominees designated by the Board unless the size of the Board is reduced. The Board knows of no reason why any of the director nominees will be unavailable or unable to serve.

Director nominees are elected by a majority of the votes cast. This means that the number of shares voted “for” a director’s election must exceed 50% of the number of votes cast for that director’s election. Votes cast include votes “for,” votes “against” and votes to withhold authority with respect to that director’s election, but excludes any abstentions or broker non-votes. Any nominee who does not receive a majority of votes cast “for” his or her election will be required to tender his or her resignation promptly following the failure to receive the required vote. The Governance Committee will then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board will be required to decide whether to accept the resignation.

Nominees for Election to Serve as Directors for a Term Expiring in 2021

Linda Chavez	Director Since 1997	Age 70
President, Becoming American Institute

Ms. Chavez is the president of the Becoming American Institute, a position she has held since 2014. Additionally, she is founder and chairman of the Center for Equal Opportunity, a position she has held since January 2006. Prior to her appointment as chairman, Ms. Chavez served as president of the Center for Equal Opportunity from January 1995 through December 2005. Ms. Chavez was a director of Pilgrim’s Pride Corporation from 2004 to 2008, where she served on the audit committee. Previously, she was a director of Greyhound Lines, Inc. from 1995 to 1999, when it was acquired by another company. Ms. Chavez has held numerous appointed positions, including chief executive officer of the National Commission on Migrant Education from 1988 to 1992, chief executive officer of the U.S. Commission on Civil Rights from 1983 to 1985, and White House director of public liaison in 1985. In 1992, she was elected by the United Nations Commission on Human Rights to serve a four-year term as U.S. Expert to the U.N. Sub-Commission on the Prevention of Discrimination and Protection of Minorities. She is a 2006 graduate of the UCLA Anderson Graduate School of Management Director Training and Certification Program and served on the advisory board of the Outstanding Directors Exchange in 2008 and 2009. Ms. Chavez serves on the board of Research Electro-Optics, a privately held company. Ms. Chavez also serves or has served on numerous nonprofit boards. She is an author and nationally syndicated columnist and television commentator and writes extensively about public policy issues.

Ms. Chavez’s qualifications to serve on our Board include her extensive knowledge of, and experience in, government relations and her leadership skills and corporate governance experience gained during her service as a public company director and her involvement with nonprofit organizations. Ms. Chavez brings valuable public company board experience, compensation expertise, financial experience, public policy experience, and government and government relations experience to our Board.

ABM Industries Incorporated 2018 Proxy Statement     7

J. Philip Ferguson	Director Since 2009	Age 72
Former Vice-Chairman, University of Texas Investment Management Company

Mr. Ferguson has spent over 45 years in the investment management business, currently serving on the board of managers of Salient Partners, on the investment committee for Silver Ventures, on the investment board for San Manuel Band of Mission Indians, and as non-executive chair of the investment committee of Ascendant Advisors. Mr. Ferguson served until April 2012 on the board of directors of the University of Texas Investment Management Company (UTIMCO), a position he held since August 2003. He chaired the UTIMCO compensation committee and served on its risk and policy committees. Mr. Ferguson also serves on the advisory committee of the MBA Investment Fund at the McCombs School of Business at the University of Texas - Austin, a position held since March 2005, and is a member of the Investment Committee for Houston Endowment Inc. Mr. Ferguson held various executive positions with AIM Capital Management, Inc. (now Invesco AIM) from 2000 to 2007, serving most recently as president and chief investment officer. Previously, he held senior positions at several investment management firms, including: managing partner at Beutel, Goodman & Company; senior vice president at Lehman Brothers, Inc.; and vice president of Goldman, Sachs & Company. Mr. Ferguson also serves or has served on various investment and civic boards, including the Investment Advisor Association, the Houston Ballet, the Memorial Hermann Foundation, Museum of Fine Arts, Houston, and on the Chancellor’s Advisory Council of Texas Christian University.

Mr. Ferguson’s qualifications to serve on our Board include his extensive business and financial experience gained from working in the investment management industry for over 45 years. Mr. Ferguson brings valuable operations, mergers and acquisitions, sales and marketing, government and government relations, compensation, strategic transactions, investor relations and public company board experience to our Board.

Art A. Garcia	Director Since 2017	Age 56
Executive Vice President and Chief Financial Officer, Ryder System, Inc.

Mr. Garcia is the executive vice president and chief financial officer of Ryder System, Inc., a $6.8 billion commercial fleet and supply chain management solutions company, a position held since 2010. He is a member of Ryder’s executive leadership team. Prior to that, Mr. Garcia served as senior vice president, controller and chief accounting officer of Ryder from 2005 to 2010. Mr. Garcia joined Ryder in 1997 as senior manager of corporate accounting. He later served as director of corporate accounting and, subsequently, as group director of accounting services. Prior to joining Ryder, Mr. Garcia spent 14 years with the Miami office of the accounting firm Coopers & Lybrand LLP as senior manager of business assurance.

Mr. Garcia’s qualifications to serve on our Board include his extensive business, financial and management experience and his experience as a senior financial officer. Mr. Garcia brings valuable accounting, financial management and supply chain experience to our Board.

8     ABM Industries Incorporated 2018 Proxy Statement

Scott Salmirs	Director Since 2015	Age 55
President and Chief Executive Officer, ABM Industries Incorporated

Mr. Salmirs is president and chief executive officer of the Company, a position held since March 2015. Previously, he served as executive vice president of the Company from September 2014 to March 2015, with global responsibility for the Company’s aviation division and all international activities. Mr. Salmirs served as executive vice president of ABM Janitorial Services – Northeast from 2003 to December 2014. Prior to joining the Company, Mr. Salmirs held various leadership positions at Goldman, Sachs & Company, Lehman Brothers, Inc., and CBRE. Mr. Salmirs also serves on the board of Outreach, a New York nonprofit organization dedicated to rehabilitating teen drug users, is a founding board member of Donate Eight, a nonprofit group associated with LiveOnNY, and also serves on the Business Advisory Council for the business program at SUNY Oneonta.

Mr. Salmirs’ qualifications to serve on our Board include his experience in the facility services industry, and his knowledge of and perspective on the Company as its president and chief executive officer. Mr. Salmirs brings valuable leadership skills and operations, financial management, industry, mergers and acquisitions, sales and marketing, and global operations experience to the Board.

Directors Whose Terms Expire in 2020

Anthony G. Fernandes	Director Since 2007	Age 72
Former Chairman, Chief Executive Officer and President of Philip Services Corporation

Mr. Fernandes served as chairman, chief executive officer and president of Philip Services Corporation from August 1999 to April 2002. Prior to joining Philip Services Corporation, Mr. Fernandes had a 30-year career with the Atlantic Richfield Company (ARCO), serving as executive vice president and director of ARCO from 1994 to 1999; president of ARCO Coal, a subsidiary of ARCO, from 1990 to 1994; and corporate controller of ARCO from 1987 to 1990. He was a member of the ARCO board of directors and chairman of ARCO Chemical Company, a NYSE company 80% owned by ARCO. Additionally, he was a director of Tower Automotive, Inc. from 2003 to 2007, a director of Black and Veatch from 1999 to 2016, a director of Cytec Industries from 2002 to 2015, and a director of Baker Hughes Incorporated from 2001 to 2017. He also currently serves as a director of Envirosystems, Inc., a privately held Canadian company.

Mr. Fernandes’ qualifications to serve on our Board include his leadership and management experience as a chief executive officer, his experience as a senior financial officer, and his experience as a director of other public companies. Mr. Fernandes brings valuable operations, compensation, public company board, leadership, financial management, mergers and acquisitions and global operations experience to the Board.

ABM Industries Incorporated 2018 Proxy Statement     9

Thomas M. Gartland	Director Since 2015	Age 60
Former President, North America of Avis Budget Group, Inc.

Mr. Gartland retired in December 2014 from his role as president, North America for Avis Budget Group, Inc., a publicly traded leading global provider of vehicle rental services, a position he held from October 2011 to December 2014. Previously, he was executive vice president, Sales, Marketing and Customer Care at Avis Budget Group, Inc. from April 2008 to October 2011, where he developed the overall strategic direction for marketing and sales. Mr. Gartland was employed by JohnsonDiversey, Inc. from 1994 to 2008, in various high-level capacities, including as president of the company’s North American region from 2003 to 2008, vice president, Sales, Health and Hospitality from 2002 to 2003, vice president, Business Development from 1998 to 2002, with various positions of increasing responsibility within the company from 1994 to 1998. Prior to that, Mr. Gartland served as vice president and director of national accounts at Ecolab, Inc. from 1980 to 1994. Mr. Gartland serves on the board of directors of Xenia Hotels & Resorts, Inc., a publicly traded, self-advised and self-administered REIT that invests primarily in premium full-service, lifestyle and urban upscale hotels.

Mr. Gartland’s qualifications to serve on our Board include his extensive experience in senior executive positions at major, multinational companies, including sales, operations, financial management, leadership, and mergers and acquisitions. He also brings public company board experience to our Board.

Winifred (Wendy) M. Webb	Director Since 2014	Age 59
Chief Executive Officer, Kestrel Corporate Advisors

Ms. Webb is chief executive officer of Kestrel Corporate Advisors, a position she has held since February 2013. From January 2010 to January 2013, she was managing director for Tennenbaum Capital Partners, LLC. Ms. Webb was a member of the corporate executive team as chief communications and investor relations officer and senior advisor for Ticketmaster Entertainment Inc. from April 2008 to January 2010. She served for 20 years with The Walt Disney Company, from 1988 to 2008, primarily as corporate senior vice president of investor relations and shareholder services responsible for overseeing Disney’s strategic financial communications worldwide and governance outreach. She was also executive director for The Walt Disney Company Foundation. Her previous roles included investment banking positions with PaineWebber Inc. and Lehman Brothers Kuhn Loeb. A member of the board of directors of publicly traded 9 Spokes International Limited from 2015, and of TiVo Inc. from 2016 until it was acquired in September 2016, of Jack in the Box Inc. from 2008 to 2014, and of nonprofit PetSmart Charities, Inc. from 2014 to 2016, Ms. Webb is an NACD Board Leadership Fellow, the highest level of credentialing for corporate directors offered by The National Association of Corporate Directors. She also serves as co-chair of Women Corporate Directors, Los Angeles/Orange County Chapter.

Ms. Webb’s qualifications to serve on our Board include her experience in senior management at global public companies and her experience in the global financial services industry. Ms. Webb brings valuable operations, public company board, finance, investor relations, communications, media and public relations, treasury, corporate governance, sales and marketing, global operations, corporate social responsibility, strategic planning, mergers and acquisitions, investment banking and capital markets experience to our Board.

10     ABM Industries Incorporated 2018 Proxy Statement

Directors Whose Terms Expire in 2019

Sudhakar Kesavan	Director Since 2012	Age 63
Chairman and Chief Executive Officer, ICF International

Mr. Kesavan is chairman and chief executive officer of ICF International, a publicly traded company that is a leading provider of consulting services and technology solutions to government and commercial clients, a position held since 1999. He has also been a director of ICF International since June 1999. Previously, Mr. Kesavan served as the president of ICF Consulting Group, a subsidiary of ICF Kaiser, from 1997 to 1999. Mr. Kesavan serves on the board of the Northern Virginia Technology Council. He also serves as board member emeritus of the Rainforest Alliance, a New York-based nonprofit environmental organization, on the board of Inova Health Systems, a not-for-profit healthcare system based in Northern Virginia, and is a trustee of the Shakespeare Theater Company in Washington, DC.

Mr. Kesavan’s qualifications to serve on our Board include his leadership and operational experience gained from serving as a chief executive officer and director of another public company. Mr. Kesavan brings valuable experience leading both organic growth and acquisition activities, a thorough understanding of corporate governance, compensation expertise, operations, industry, public company board, financial, mergers and acquisitions, government and government relations, and global operations experience to our Board.

Lauralee E. Martin	Director Since 2015	Age 67
Former President and Chief Executive Officer of HCP, Inc.

Ms. Martin served as chief executive officer and president of HCP, Inc., a real estate investment trust focusing on properties serving the healthcare industry, from October 2013 to July 2016. Prior to joining HCP in October 2013, Ms. Martin was employed by Jones Lang LaSalle Incorporated, one of the world’s leading real estate services and money management firms, in various high-level capacities, including as chief executive officer, Americas beginning in January 2013. Prior to that, she was executive vice president and chief financial officer since January 2002, and was appointed to the additional position of chief operating officer in January 2005. Ms. Martin served on its board of directors from 2005 until May 2013. Ms. Martin previously held positions with Heller Financial as its chief financial officer, senior group president – Heller Financial Real Estate, Equipment Financing and Small Business Lending and served as president of its Real Estate group. Ms. Martin was also a member of the Heller Financial board of directors. Ms. Martin has served on the Board of Kaiser Aluminum Corporation since 2010, and on the Board of QuadReal Property Group since December 2016. She previously served as a director of HCP, Inc. from 2008 to July 2016, of KeyCorp from 2003 through 2010, and of Gables Residential Trust from 1994 through 2005. Ms. Martin served as a trustee of the Urban Land Institute and the International Council of Shopping Centers.

Ms. Martin’s qualifications to serve on our Board include her leadership and management experience gained from her positions as a chief executive officer, chief financial officer, and chief operating officer. Ms. Martin brings valuable knowledge to our Board in all aspects of corporate financial and operational matters, including the oversight of complex financial, accounting and corporate infrastructure functions, evaluation of acquisition opportunities, and investor relations. Her service on the boards of directors of other public companies has contributed to her expertise in corporate governance matters.

ABM Industries Incorporated 2018 Proxy Statement     11

Filippo Passerini	Director Since 2017	Age 60
Operating Executive, Carlyle Group

Mr. Passerini has been an operating executive in U.S. Buyouts at Carlyle Group since 2015. Prior to that, Mr. Passerini served as Procter & Gamble Company’s group president, Global Business Services (GBS) and chief information officer (CIO), positions he held since February 2008 and July 2004, respectively. Mr. Passerini joined Procter & Gamble, a leading multinational manufacturer of consumer goods, in 1981 and held executive positions in the United Kingdom, Greece, Italy, Turkey, Latin America and the United States. While with the Procter & Gamble organization, he oversaw more than 170 distinct services in 70 countries and led the integration of Procter & Gamble’s IT and services groups to form GBS, one of the largest and most progressive shared services organizations in the world. Mr. Passerini has served as a director of Integer Holdings Corporation since 2015 and of United Rentals, Inc. since 2009. He is a member of the CIO Hall of Fame and has received numerous awards, including: the inaugural Fisher-Hopper Prize for Lifetime Achievement in CIO Leadership; Shared Service Thought Leader of the Year; and InformationWeek’s Chief of the Year.

Mr. Passerini’s qualifications to serve on our board include his significant global experience in operations, technology and general management roles. He is recognized as a thought leader in digital technology and shared services, and known for creating new, progressive business models and driving innovation. Mr. Passerini brings extensive experience in operations, information technology and shared services, as well as public company board experience to our Board.

12     ABM Industries Incorporated 2018 Proxy Statement

The Board of Directors

Our Board of Directors is divided into three classes serving staggered three-year terms. Directors whose terms expire in 2018 are Linda Chavez, J. Philip Ferguson, Art A. Garcia, and Scott Salmirs.

Age Director Since independent Audit Compensation Governance strategy and Enterprise Risk Business Leadership Industry Experience Public Company Board Financial/investment Risk Oversight Global

				Committee				Qualifications
Name and Current Position
Linda Chavez President, Becoming American Institute	70	1997	YES		•	Chair		•		•	•	•
J. Philip Ferguson Former Vice Chairman, University of Texas Investment Management Company	72	2009	YES	•		•		•		•	•	•
Anthony G. Fernandes Former Chairman, Chief Executive Officer and President of Philip Services Corporation	72	2007	YES	Chair			•	•		•	•	•	•
Art A. Garcia Executive Vice President and Chief Financial Officer of Ryder Systems, Inc.	56	2017	YES	•			•	•			•	•	•
Thomas M. Gartland Former President, North America of Avis Budget Group, Inc.	60	2015	YES		Chair	•		•		•	•	•	•
Sudhakar Kesavan* Chairman and Chief Executive Officer, ICF International	63	2012	YES			•		•	•	•	•	•	•
Lauralee E. Martin Former President and Chief Executive Officer, HCP, Inc.	67	2015	YES	•	•			•	•	•	•	•	•
Filippo Passerini Operating Executive, Carlyle Group	60	2017	YES		•		Chair	•		•	•	•	•
Scott Salmirs President and Chief Executive Officer, ABM Industries Incorporated	55	2015	NO					•	•		•	•	•
Winifred M. Webb Chief Executive Officer, Kestrel Corporate Advisors	59	2014	YES	•			•	•		•	•	•	•

*As Chairman of the Board, Mr. Kesavan attends all committee meetings and is a member of the Governance Committee.

Corporate Governance

Our Board has adopted Corporate Governance Principles that reflect our commitment to good corporate governance and the role of governance in building long-term shareholder value. Our Corporate Governance Principles, which include our independence standards, can be found on our website at http://investor.abm.com/corporate-governance.cfm. Other information relating to our corporate governance is also available on our website at the same address, including our Bylaws, Code of Business Conduct, and the Charters of our Audit Committee, Compensation Committee, Governance Committee, and Strategy and Enterprise Risk Committee. These documents are also available in printed hard-copy format upon written request to the Corporate Secretary at the Company’s corporate headquarters.

Identifying and Evaluating Nominees for Directors

Our Board is responsible for selecting nominees for election as directors. The Board delegates the screening process to the Governance Committee with the expectation that other members of the Board will participate in this process, as appropriate. The Governance Committee periodically reviews the skills and types of experience that it believes should be represented on the Board in light of the Company’s current business needs and strategy. The Governance Committee then uses this information to consider whether all of the identified skills and experience are represented on the Board. Based upon its review, the Committee may recommend to the Board that the expertise of the current

ABM Industries Incorporated 2018 Proxy Statement     13

members should be supplemented. The Committee takes these factors into account when looking for candidates for the Board. Candidates recommended by the Governance Committee are subject to approval by the full Board. Our Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are anticipated because of retirement or otherwise. In the event that any vacancy is anticipated, or otherwise arises, the Governance Committee considers various potential candidates for director.

Our Governance Committee recommends to the Board the criteria for director candidates, and the Board establishes the criteria. The Governance Committee is also responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates and current Board members in the context of the current composition of the Board.

In analyzing director nominations and director vacancies, our Governance Committee seeks to recommend candidates for director positions who will create a collective membership on the Board with varied experience and perspectives. The Governance Committee believes that this will contribute to a Board that reflects diversity, including, but not limited to, gender, ethnicity, background and experience. We do not have a policy that requires specified types of diverse backgrounds. The Governance Committee strives to recommend candidates who demonstrate leadership and significant experience in a specific area or endeavor, understand the role of a public company director and can provide insights and practical wisdom based on their experience and expertise.

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, such as search firms and the relationships of current directors. Candidates may also come to the attention of the Governance Committee through shareholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee and may be considered at any point during the year.

Our directors are expected to prepare for, attend and participate in Board meetings and meetings of the Committees of the Board on which they serve. They are also expected to meet as frequently and spend as much time as necessary to properly discharge their responsibilities and duties as directors and to arrange their schedules so that other existing and planned future commitments do not materially interfere with their service as a director. Ordinarily, directors who are full-time employees of ABM or who serve as chief executive officers or in equivalent positions at other companies may not serve on the boards of more than two other publicly traded companies. Other directors may not serve on the boards of more than four other publicly traded companies. Service on other boards and other commitments are considered by the Governance Committee and the Board when reviewing Board candidates.

Board Leadership Structure

The Company currently has separate persons serving as its Chairman and its Chief Executive Officer, in recognition of the differences between the two roles. The Chief Executive Officer (Mr. Salmirs) has general and active management over the business and affairs of the Company, subject to the control of the Board. Our Chairman (Mr. Kesavan) is charged with presiding over all meetings of the Board and our shareholders, as well as providing advice and counsel to the Chief Executive Officer, coordinating the preparation of agendas, keeping directors informed of matters impacting the Company, and maintaining contact with the Company’s General Counsel. The Board believes that at this time, the separation of these roles is the most appropriate and effective leadership structure for the Company and its shareholders. Sudhakar Kesavan currently serves as Chairman of the Board.

Director Independence

Our Corporate Governance Principles provide that a majority of our directors will be independent; our Audit Committee, Compensation Committee, Governance Committee, and Strategy and Enterprise Risk Committee consist solely of independent directors. Each year, our Governance Committee reviews the independence of each of our directors under the NYSE listing standards and considers any current or previous employment relationships as well as any transactions or relationships between our Company and our directors or any members of their immediate families (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The purpose of this review is to determine whether any relationships or transactions exist that preclude a director from being deemed independent under the NYSE listing standards or are otherwise inconsistent with a determination that the director is independent.

Our Governance Committee has affirmatively determined and recommended to our Board, and the Board has agreed, that all of our directors, other than our Chief Executive Officer, should be designated as independent.

14     ABM Industries Incorporated 2018 Proxy Statement

The Board’s Oversight of Risk Management

Company management is responsible for day-to-day risk management activities. The Board, acting directly and through its committees, is responsible for the oversight of the Company’s risk management. Our management has implemented an enterprise risk management (ERM) process designed to work across the Company to identify, assess, govern and manage risks and the Company’s response to those risks. Our Audit Committee periodically reviews our accounting, reporting and financial practices, including financial controls, and our compliance with certain legal and regulatory requirements. Our Compensation Committee oversees compensation-related risk management, as discussed in “Compensation Discussion and Analysis” later in this Proxy Statement.  Our Governance Committee oversees risks associated with board structure and other corporate governance policies and practices.  In fiscal year 2017, the Board established a Strategy and Enterprise Risk Committee to assist the Board in its oversight of Company strategy and enterprise risks.

Each committee reports regularly to the full Board on its activities. In addition, the Board participates in regular discussions in executive session and with the Company’s senior management on many key subjects, including strategy, industry group performance, operations, information systems, finance, and legal.

Mandatory Retirement

The Board has adopted a mandatory retirement policy for non-employee directors. Under this policy, a director who attains the age of 73 during his or her current term must resign from the Board effective upon the conclusion of the annual shareholders meeting next following his or her 73rd birthday.

Committees

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the Strategy and Enterprise Risk Committee. During 2017, the Board reviewed its committee structure and, after considering the roles and responsibilities of each committee and their areas of responsibility, created a new committee, the Strategy and Enterprise Risk Committee, and disbanded the Corporate Citizenship and Communications Committee, allocating its responsibilities to the other standing committees of the Board. Each committee is composed solely of independent directors, meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from senior management, annually evaluates its performance and has the authority to retain outside advisors. Annually, or more frequently, as needed, our Governance Committee reviews committee assignments and makes recommendations to the Board with respect to committee membership, taking into consideration directors’ qualifications and the desire to refresh committee membership. The primary responsibilities of each committee, as well as membership of each committee, as of the date of this Proxy Statement, are summarized below. For more detail, see the committee charters on our website at www.abm.com.

Audit Committee

Anthony G. Fernandes, Chair J. Philip Ferguson Art A. Garcia Lauralee E. Martin Winifred M. Webb	Key Oversight Responsibilities

	•	Independent auditor, including audit/nonaudit services provided
	•	Scope and results of the independent auditor’s audit
	•	Financial reporting activities and accounting standards/principles used
	•	Internal audit functions
	•	Disclosure controls and internal controls

The Board has determined that each member of the Audit Committee is financially literate and that each qualifies as an “audit committee financial expert” under the definition promulgated by the Securities and Exchange Commission.

The Audit Committee met six times in fiscal year 2017.

ABM Industries Incorporated 2018 Proxy Statement     15

Compensation Committee

Thomas M. Gartland, Chair Linda Chavez Lauralee E. Martin Filippo Passerini	Key Oversight Responsibilities

	•	CEO compensation and evaluation
	•	Executive incentive compensation
	•	Equity plan and awards
	•	Review of compensation structure
	•	Executive employment and severance agreements

The Compensation Committee met eight times in fiscal year 2017.

Governance Committee

Linda Chavez, Chair J. Philip Ferguson Thomas M. Gartland Sudhakar Kesavan	Key Oversight Responsibilities

	•	Director recruitment
	•	Corporate governance
	•	Board committee structure and membership
	•	Director compensation
	•	Executive and Board Succession planning

The Governance Committee met five times in fiscal year 2017.

Strategy and Enterprise Risk Committee

Filippo Passerini, Chair Anthony G. Fernandes Art A. Garcia Winifred M. Webb	Key Oversight Responsibilities

	•	Strategy development
	•	Strategy implementation
	•	Enterprise risk assessment

The Strategy and Enterprise Risk Committee, formed in March 2017, met two times in fiscal year 2017.

Board and Committee Attendance in Fiscal Year 2017

During fiscal year 2017, the Board held 12 meetings. Together, the directors attended 99% of the combined total meetings of the full Board and the committees on which they served in fiscal year 2017, and no director attended less than 90% of the combined total meetings of the full Board and the committees on which he or she served in fiscal year 2017. Our Board meets in executive session during each regularly scheduled Board meeting and may meet in executive session during specially called meetings.

Our directors attend our annual meetings of shareholders, absent a conflict or other extenuating circumstance. In fiscal year 2017, all of our directors attended the annual meeting of shareholders.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal year 2017 or as of the date of this Proxy Statement is or has been an officer or employee of the Company, and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

16     ABM Industries Incorporated 2018 Proxy Statement

DIRECTOR COMPENSATION FOR FISCAL YEAR 2017

ABM compensates non-employee directors through a combination of annual cash retainers, fees relating to chairing or serving on a committee, and equity grants. The Governance Committee reviews the compensation of non-employee directors periodically and recommends changes to the Board whenever it deems appropriate. Semler Brossy Consulting Group, LLC (“Semler Brossy”), the Compensation Committee’s independent consultant, periodically provides information regarding non-employee director compensation to the Governance Committee. In fiscal year 2017, Semler Brossy reviewed the existing non-employee director compensation program. Based on this review, the Board approved an increase, effective November 1, 2017, in the annual cash retainer for all directors, other than the Chairman of the Board, from $70,000 to $80,000 and an increase, effective November 1, 2017, in the annual cash retainer for members of the Governance Committee and Strategy and Enterprise Risk Committee from $7,500 to $10,000. Additionally, the Governance Committee approved an increase, effective November 1, 2017, in the annual equity retainer for all directors, other than the Chairman of the Board, from $110,000 to $125,000 and approved a change in the vesting schedule for director equity grants from a three-year vesting schedule to a one-year vesting schedule. Directors who retire pursuant to our Director Retirement Policy will receive an additional cash payment in lieu of the annual equity grant equal to the prorated value of the equity grant to the date of retirement. The following table describes the components of the non-employee director compensation program in effect during 2017 compared to the changes made for 2018.

2017 Non-Employee Director Compensation

Compensation Element	2017 Compensation Program	2018 Compensation Program
Annual Board Cash Retainer	$175,000 for Chairman of the Board; $70,000 for other non-employee directors	$175,000 for Chairman of the Board; $80,000 for other non-employee directors
Annual Board Equity Retainer	$175,000 for Chairman of the Board; $110,000 for other non-employee directors (vesting ratably over three years)	$175,000 for Chairman of the Board; $125,000 for other non-employee directors (vesting after one year)
Board and Committee Attendance Fees	None	None
Annual Chair Fees	$15,000 for Audit Chair; $10,000 for Compensation Chair; $7,500 for Governance Chair; $7,500 for Strategy and Enterprise Risk Chair	$15,000 for Audit Chair; $10,000 for Compensation Chair; $7,500 for Governance Chair; $7,500 for Strategy and Enterprise Risk Chair
Annual Committee Member Retainer* *The Chairman of the Board does not receive a separate retainer for Committee memberships	$20,000 for Audit members; $12,500 for Compensation members; $7,500 for Governance members; $7,500 for Strategy and Enterprise Risk members	$20,000 for Audit members; $12,500 for Compensation members; $10,000 for Governance members; $10,000 for Strategy and Enterprise Risk members

ABM Industries Incorporated 2018 Proxy Statement     17

The Governance Committee may recommend to the Board that directors who invest significant time above and beyond the normal requirements of service on the Board, or a committee thereof, receive $2,000 per day for such service. The Board may also determine that it is appropriate to compensate Board members (other than the Chairman of the Board) who are not serving on a particular committee of the Board for attendance at such committee’s meetings if the Board member’s attendance has been requested by the Chair of that committee. In such cases, the Board member may receive $2,000 for each such meeting attended. The Chairman of the Board is not eligible to receive such payments. ABM also reimburses its directors for out-of-pocket expenses incurred in attending Board and Committee meetings. Equity awards to non-employee directors are granted under our shareholder-approved 2006 Equity Incentive Plan.

2017 Non-Employee Director Compensation Table

	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Name of Director	($)	($)	($)	($)
Linda Chavez	99,261	109,965	730	209,956
J. Philip Ferguson	101,022	109,965	8,052	219,039
Anthony G. Fernandes	111,640	109,965	3,626	225,231
Art A. Garcia	71,895	100,815	-	172,710
Thomas M. Gartland	100,927	109,965	1,183	212,075
Luke S. Helms(4)	50,269	-	76,545	126,814
Maryellen C. Herringer(4)	91,264	-	164,523	255,787
Sudhakar Kesavan(5)	146,418	164,114	5,855	316,387
Lauralee E. Martin	95,544	109,965	1,183	206,692
Filippo Passerini	71,895	100,815	-	172,710
Winifred M. Webb	97,520	109,965	-	207,485

(1)	Amount includes annual cash retainers and Board and Committee fees.
(2)

The value of stock awards shown in the “Stock Awards” column is based on the grant date fair value computed in accordance with FASB ASC Topic No. 718. The grant date fair value of the equity awards shown in the “Stock Awards” column is based on the closing price of the Company’s common stock on the date of grant of the equity award. A director who becomes a Board member following the date of the last held annual meeting of shareholders receives a prorated grant of restricted stock units (“RSUs”) based on the date that he or she joined the Board. As Messrs. Garcia and Passerini were named to the Board in January 2017, each received a prorated grant of 2,331 RSUs on March 10, 2017. In addition, each non-employee director who was expected to continue on the Board after the 2017 Annual Meeting received an annual grant on January 10, 2017. For each then-current director, the grant for 2017 on January 10, 2017 was 2,779 RSUs, which was calculated by dividing $110,000 by $39.57. In connection with his appointment as Chairman of the Board, Mr. Kesavan received an additional grant of 1,252 RSUs on March 10, 2017. Director RSUs granted in fiscal year 2017 vest ratably over a three-year period, except that in the case of a mandatory retirement, RSUs immediately vest upon retirement. RSUs held by each director as of October 31, 2017 were: Ms. Chavez, 13,181; Mr. Ferguson, 6,899; Mr. Fernandes, 38,449; Mr. Garcia, 2,349; Mr. Gartland, 6,035; Mr. Kesavan, 8,161; Ms. Martin, 6,035; Mr. Passerini, 2,349; and Ms. Webb, 11,560. As of October 31, 2017, the aggregate number of stock options (relating to grants prior to 2006) held by Ms. Chavez was 6,000.

(3)

Amounts shown include dividend equivalents paid with respect to prior Director RSU awards that were paid to non-employee directors in fiscal year 2017. Dividend equivalents are settled in Company stock when the underlying RSUs vest. Directors who defer RSUs under the Deferred Compensation Plan for Non-Employee Directors do not receive dividend equivalents on deferred RSUs until the deferral period ends. For Mr. Ferguson, the amount shown includes $2,197 in family/spousal travel. For Mr. Helms, the amount shown includes: $53,211 in dividend equivalent units paid upon the accelerated vesting of RSUs upon retirement; $18,334 cash payment in lieu of a prorated equity award; and a $5,000 donation to an organization designated by Mr. Helms. For Ms. Herringer, the amount shown includes: $127,480 in dividend equivalent units paid upon the accelerated vesting of RSUs upon retirement; $29,167 cash payment in lieu of a prorated equity award; a $5,000 donation to an organization designated by Ms. Herringer; and $2,876 in family/spousal travel in connection with Ms. Herringer’s retirement.

(4)	Mr. Helms and Ms. Herringer retired on March 8, 2017.
(5)	Chairman of the Board.

18     ABM Industries Incorporated 2018 Proxy Statement

Non-Employee Director Deferred Compensation Plan

Non-employee directors are eligible to participate in the ABM Deferred Compensation Plan for Non-Employee Directors (“Director Deferred Compensation Plan”). Plan participants may elect to defer receipt of all or any portion of their annual cash retainers until they cease to be members of the Board, or to specified withdrawal dates (at least three years after their election), in accordance with the terms of the Director Deferred Compensation Plan. The amounts held in each director’s account are credited with interest quarterly at a rate based on the prime interest rate published in the Wall Street Journal on the last business day coinciding with or next preceding the valuation date. In addition, the plan permits directors to defer the settlement of Director RSUs to a date later than the vesting date.

Other Arrangements

ABM has entered into indemnification agreements with its directors. Among other things, these agreements require ABM to indemnify its directors to the fullest extent provided by Delaware law against certain liabilities that may arise in connection with their service as directors. ABM permits non-employee directors who were members of the Board on or before October 31, 2012 to participate in ABM’s health benefit plans. Directors who elect to participate pay the entire direct costs of participation in such plans. This benefit is not available to directors who join the Board after October 31, 2012. No directors are currently participating in ABM’s health benefit plans.

Director Stock Ownership Policy

Our Director Stock Ownership Policy requires directors to hold common stock (including unvested or deferred RSUs) having a value equivalent to five times his or her annual cash retainer within five years of becoming a director. Under this policy, directors who are not at their targeted stock ownership level within the five-year period must hold at least 50% of any net shares realized until they reach their target. “Net shares realized” means unrestricted shares acquired by a director under the 2006 Equity Incentive Plan or acquired pursuant to the exercise of an option, net of any shares sold to pay the exercise price. All directors are either at or above the targeted stock ownership levels or are still within the initial five-year period.

ABM Industries Incorporated 2018 Proxy Statement     19

EXECUTIVE COMPENSATION
PROPOSAL 2—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
Our Compensation Philosophy and Practices
How We Compensated Our NEOs in 2017
Other Compensation and Governance-Related Matters
Compensation Committee Report
Additional Information About Executive Compensation
2017 Summary Compensation Table
Grants of Plan-Based Awards During Fiscal Year 2017
Outstanding Equity Awards at 2017 Fiscal Year-End
Option Exercises and Stock Vested in Fiscal Year 2017
Pension Benefits at 2017 Fiscal Year-End
Nonqualified Deferred Compensation in Fiscal Year 2017
Potential Benefits on Termination

20     ABM Industries Incorporated 2018 Proxy Statement

PROPOSAL 2—ADVISORY VOTE TO APPROVE

EXECUTIVE COMPENSATION

Proposal Summary

We are asking our shareholders to approve, on an advisory basis, the Company’s executive compensation policies and practices as described in the Compensation Discussion and Analysis, accompanying tables and related narrative contained in this Proxy Statement.

Board Recommendation

The Board recommends that you vote “FOR” the following resolution:

RESOLVED—that the shareholders approve, on an advisory basis, the compensation of the Company’s executives named in the Summary Compensation Table, as disclosed in the Company’s 2018 Proxy Statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” the preceding resolution. Your vote is advisory and so it will not be binding on the Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. The affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy and entitled to vote on the proposal will be considered as an approval of the proposal.

ABM Industries Incorporated 2018 Proxy Statement     21

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program for our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three other most highly compensated executive officers who are named in the summary compensation table (collectively, our “NEOs”). Our Compensation Committee (referred to as the “Committee” in this section of the Proxy Statement) oversees all aspects of our NEO compensation. Our NEOs for fiscal year 2017 are:

•	Scott Salmirs, President and Chief Executive Officer
•	D. Anthony Scaglione, Executive Vice President and Chief Financial Officer
•	James P. McClure, Executive Vice President and Chief Operating Officer
•	Scott J. Giacobbe, Executive Vice President
•	Rene Jacobsen, Executive Vice President

Mr. McClure retired from the Company on November 1, 2017. Mr. Giacobbe succeeded Mr. McClure as Chief Operating Officer on November 1, 2017.

OUR COMPENSATION PHILOSOPHY AND PRACTICES

Compensation Philosophy

Our objective is to design an executive compensation program that encourages all of our leaders to produce strong financial results and create sustainable long-term value for our shareholders. To achieve this, we:

•

use evaluation criteria that include both internally measured performance (represented by our financial performance against our financial targets) and externally measured performance (represented by total shareholder return);

•	place significant weight on long-term equity compensation, thereby tying the total compensation of our executives to the achievement of sustained shareholder value creation; and
•	provide a mix of short-term annual cash incentive compensation and long-term performance-based equity compensation.

Best Practices

Following are some of the best practices we employ in our compensation program.

•	At-Will Employment. We do not have fixed-term employment agreements with our NEOs.
•

Clawback Policy.  Our recoupment policy extends to both cash incentive and equity compensation, and permits us to recover incentive compensation paid to executives in connection with a restatement of the Company’s financial statements or in cases where the executive’s conduct would permit the Company to terminate him or her for “cause.”

•	No Single-Trigger Change-in-Control Payments. We utilize double-trigger change-in-control provisions.
•	No Tax Gross-Ups. We do not have tax gross-ups.
•	No Hedging or Pledging. We prohibit hedging and pledging of Company stock.
•	Stock Ownership Guidelines. We require significant share ownership by our executive officers.
•	Limited Perquisites. Our executive officers receive limited perquisites.

22     ABM Industries Incorporated 2018 Proxy Statement

2017 “Say-on-Pay” Vote Considerations

In March 2017, our say-on-pay proposal was approved by approximately 94% of votes cast by our shareholders and approximately 78% of shareholders voted to continue to hold a say-on-pay vote annually. The Committee and management are committed to strengthening our pay-for-performance correlation, as well as the overall design of our executive compensation program. The Committee and management will continue to use the annual say-on-pay vote as a guidepost for shareholder perspective.

Role of the Compensation Committee

The Committee is responsible for the design of the Company’s executive compensation program, and for reviewing the overall effectiveness of our executive compensation program to ensure the design achieves our objectives. The Committee:

•	approves CEO annual performance objectives and performance achievement;
•	approves our compensation market analysis process, as well as the companies used for compensation and design comparison purposes;
•	approves performance metrics for our annual and long-term incentive compensation programs;
•	approves non-CEO executive officer compensation, based on recommendations from the CEO; and
•	performs an annual evaluation of risk as it pertains to our Company-wide incentive compensation plans and programs.

Based on the Committee’s assessment of the CEO’s performance achievement against his performance objectives, the Committee recommends CEO compensation to the members of our Board who are both independent and “outside” directors under Section 162(m) of the Internal Revenue Code. This recommendation includes base pay levels, cash incentive compensation and equity awards. All elements of CEO pay are approved by such directors.

Role of Compensation Consultants

The Committee continued to engage Semler Brossy in fiscal year 2017 to serve as its independent compensation consultant. The Committee takes into consideration the advice of Semler Brossy to inform its decision-making process and has sole authority for retaining and terminating its consultant, as well as approving the terms of engagement, including fees. Semler Brossy works for the Committee and, with the approval of the Committee, has also provided services to the Governance Committee in connection with director compensation matters. Semler Brossy provides no services to the Company. The Committee has determined Semler Brossy to be independent from the Company. The Company’s management retains Willis Towers Watson as its primary compensation consultant to advise on program design, apprise management of evolving practices and trends, and perform other consulting services as needed. The Committee also considered the independence of Willis Towers Watson under applicable rules of the New York Stock Exchange. From time to time, the Committee may engage other consultants and advisors in connection with various compensation and benefits matters.

Use of Market Data and Our Compensation Comparator Group

The Committee uses compensation at our comparator group as one of its tools in connection with its assessment of our executive compensation programs and levels of compensation. Working with Semler Brossy, the Committee regularly reviews the various criteria by which it selects the Company’s Compensation Comparator Group (“CCG”). Companies in our CCG are generally selected with reference to the following criteria:

•	companies, like ABM, that provide business-to-business services, such as outsourcing, logistics management, food service, staffing, and cleaning;
•	companies in other industries that have a high ratio of employees to revenue or market capitalization; and
•	companies that generate annual revenue comparable to ABM.

The Committee’s decisions relating to NEO pay are informed by its review of the compensation practices reported in the proxy statements filed by the companies in the CCG. The Committee believes that the proxy data reviewed provides a reasonable indicator of total compensation paid by companies that recruit executives with skill sets similar

ABM Industries Incorporated 2018 Proxy Statement     23

to those which we seek in our executives. Compensation for our executives is typically managed within the ranges of compensation paid by companies in the CCG and general industry. While the Committee normally references the CCG median (50th percentile) for each compensation element, the Committee uses its judgment to determine pay levels necessary to pay for performance and attract and retain executive talent and places significant weight on individual job performance, experience, compensation history, future potential, internal comparisons, affordability, retention risk, and in the case of executives other than the CEO, the CEO’s recommendations.

2017 COMPENSATION COMPARATOR GROUP
ArcBest Corporation Aramark Corporation Brinker International, Inc. The Brink’s Company C. H. Robinson Worldwide, Inc. Cintas Corporation Convergys Corporation	Emcor Group, Inc. Healthcare Services Group, Inc. Insperity, Inc. Iron Mountain Inc. J.B. Hunt Transport Services, Inc. Kelly Services, Inc. Republic Services, Inc.	Robert Half International Inc. Rollins Inc. SP Plus Corporation ServiceMaster TrueBlue, Inc. United Rentals, Inc. Werner Enterprises, Inc.

In October 2016, the Committee reviewed the CCG and added United Rentals, Inc. and TrueBlue, Inc. to the CCG for fiscal year 2017, as they share business attributes with ABM. Correction Corporation of America and Rent-A-Center were eliminated from the Company’s 2017 CCG due to significant changes at these companies. The Committee has removed Brinker International, Inc. and Rollins Inc. from the Company’s 2018 CCG as these companies’ business and financial profiles no longer align with those of ABM. Stericycle, Inc. has been added to the Company’s 2018 CCG.

Pay-for-Performance Alignment

The following graph illustrates three-year realizable compensation of our NEOs compared to the compensation of NEOs in our CCG. Each point on the graph represents three-year realizable compensation of the NEOs in this group relative to his or her company’s three-year Total Shareholder Return (“TSR”) performance over the 2014–2016 period. ABM’s position in this graph shows that the Company’s pay for performance is aligned with that of our CCG.

TSR reflects share price appreciation, adjusted for dividends and stock splits.

Realizable compensation consists of: (1) actual base salary paid over the three-year period; (2) actual short-term incentive payouts over the three-year period; and (3) the 12/31/2016 market value of equity grants as listed below:

•	in-the-money value of stock options granted over the three-year period;
•	market value of time-vested restricted stock unit grants made over the three-year period based on the stock price at the end of the period; and
•

performance-based incentives: (i) as achieved, for performance cycles that have been completed through 2017; and (ii) as granted, for performance cycles that have not yet been completed, assuming target performance.

24     ABM Industries Incorporated 2018 Proxy Statement

Elements of Compensation

The material components of our executive compensation program and their purposes and characteristics are summarized below.

Pay Element	Description and Purpose		Link to Business and Strategy
Base salary – payable in cash	•	Designed to recognize individual responsibilities, performance, leadership skills and time in role	•	Competitive base pay to help attract and retain strong executive talent
	•	Annual review and adjustment, if appropriate	•	Increases are not automatic or guaranteed
Annual short-term incentives – payable in cash	•	Variable compensation measured by performance against annually established financial and individual performance targets	•	Design of short-term incentives is evaluated annually for alignment with Company strategy
	•	Designed to reward annual performance related to key financial and operational measures
Long-term incentives – structured as equity awards, settled in Company stock	•	Variable compensation that consists of a mix of performance-based and time-vested equity awards	•	Designed to link incentives to long-term shareholder value creation
			•	Performance-based equity programs are evaluated annually for alignment with Company strategy
	•	Equity award mix and design of performance metrics reviewed annually

Using the elements of compensation described above, we structure our program in a way that places a significant portion of our executives’ compensation at risk. At-risk compensation includes: annual cash incentive compensation (“bonus”) which is tied to annual financial and individual performance measures; performance-based equity awards (“PSUs”) which are paid only if performance metrics established at the beginning of the three-year performance period are met; and time-based equity awards (“RSUs”) which vest over a four-year period. As reflected in the charts below, over 80% of our CEO’s compensation is at risk. Approximately 70% of our other named executive officers’ compensation is at risk. Mr. McClure’s compensation was excluded from the information presented relating to Other NEO Compensation because, due to his retirement on November 1, 2017, he did not receive the regular grant of equity awards in September 2017.

CEO Compensation	Other NEO Compensation

ABM Industries Incorporated 2018 Proxy Statement     25

HOW WE COMPENSATED OUR NEOS IN 2017

Summary Overview

The information below provides a summary overview of our NEOs’ 2017 compensation. Components of this compensation summary overview are discussed in detail beginning on page 28.

Scott Salmirs, President and CEO

Summary: Mr. Salmirs’ compensation of $4,686,371 for fiscal year 2017, as reported in the Summary Compensation Table, consisted of salary of $883,333, cash bonus of $805,320, equity grants of $2,949,955 and other compensation of $47,763. The cash bonus of $805,320, which reflects a payout of 89.5% of target, was based on the achievement of financial and safety objectives and the independent board members’ evaluation of his performance against his personal objectives.

		2017 Accomplishments

		•	Drove the continuing implementation of the Company’s 2020 Vision
		•	Led the Company’s strategic acquisition of GCA Services Group
		•	Enhanced the Company’s leadership team and engaged in significant stakeholder outreach
Fiscal 2017 Compensation
Base Pay at 10/31/2017	$900,000
Bonus Target Opportunity	$900,000
Bonus Payout	$805,320

Long-Term Incentive Value (grant date fair value)	$2,949,955
Performance-Based Awards	46,749
Time-Based Awards	26,238

D. Anthony Scaglione, Executive Vice President and CFO

Summary: Mr. Scaglione’s compensation of $1,905,588 for fiscal year 2017, as reported in the Summary Compensation Table, consisted of salary of $495,833, cash bonus of $339,465, equity grants of $1,049,942 and other compensation of $20,348. The cash bonus of $339,465, which reflects a payout of 97% of target, was based on the achievement of financial and safety objectives and the Compensation Committee’s evaluation of his performance against his personal objectives.

		2017 Accomplishments

		•	Structured the financing for, and led the due diligence of, the GCA Services Group acquisition

		•	Supported implementation of 2020 Vision through establishment of
Fiscal 2017 Compensation			the Enterprise Services Center and procurement organization
Base Pay at 10/31/2017	$500,000	•	Drove greater focus on safety and other risk management strategies
Bonus Target Opportunity	$350,000
Bonus Payout	$339,465

Long-Term Incentive Value (grant date fair value)	$1,049,942
Performance-Based Awards	18,086
Time-Based Awards	7,932

26     ABM Industries Incorporated 2018 Proxy Statement

James P. McClure, Executive Vice President and COO (retired on November 1, 2017)

Summary: Mr. McClure’s compensation of $1,640,018 for fiscal year 2017, as reported in the Summary Compensation Table, consisted of salary of $723,791, cash bonus of $487,438, equity grants of $391,545 and other compensation of $37,244. The cash bonus of $487,438, which reflects a payout of 89.5% of target, was based on the achievement of financial and safety objectives and the Compensation Committee’s evaluation of his performance against his personal objectives.

			2017 Accomplishments
			•	Led our industry groups during time of transformative change and contributed to successful manangement transitions
			•	Effectively transitioned the COO role to Scott Giacobbe

Fiscal 2017 Compensation
Base Pay at 10/31/2017	$726,164
BonusTarget Opportunity	$544,623
Bonus Payout	$487,438

Long-Term Incentive Value (grant date fair value)*	$391,545
Performance-Based Awards	9,895
Time-Based Awards**	0	*

*	Forfeited upon retirement.
**	No awards made in light of announced retirement.

Scott J. Giacobbe, Executive Vice President and COO (effective November 1, 2017)

Summary: Mr. Giacobbe’s compensation of $1,571,322 for fiscal year 2017, as reported in the Summary Compensation Table, consisted of salary of $449,900, cash bonus of $344,575, equity grants of $734,928 and other compensation of $41,919. The cash bonus of $344,575, which reflects a payout of 89.5% of target, was based on the achievement of financial and safety objectives and the Compensation Committee’s evaluation of his performance against his personal objectives.

		2017 Accomplishments
		•	Successfully transitioned from president of our Technical Solutions group to COO
		•	Effectively engaged in key customer outreach
		•	Strengthened enterprise sales culture
Fiscal 2017 Compensation
Base Pay at 10/31/2017	$451,376
Bonus Target Opportunity*	$385,000
Bonus Payout	$344,575

Long-Term Incentive Value (grant date fair value)	$734,928
Performance-Based Awards	4,399
Time-Based Awards	13,739

*	Bonus target is based on a base pay of $550,000, which went into effect on November 1, 2017, reflecting Mr. Giacobbe’s new role as COO.

ABM Industries Incorporated 2018 Proxy Statement     27

Rene Jacobsen, Executive Vice President and President – Business & Industry

Summary: Mr. Jacobsen’s compensation of $1,508,773 for fiscal year 2017, as reported in the Summary Compensation Table, consisted of salary of $474,583, cash bonus of $265,380, equity grants of $734,893 and other compensation of $33,917. The cash bonus of $265,380, which reflects a payout of 88.5% of target, was based on the achievement of financial and safety objectives and the Compensation Committee’s evaluation of his performance against his personal objectives.

		2017 Accomplishments
		•	Led the Business & Industry group in achieving a 13.7% increase in 2017 operating profit over 2016, and an increase to 5.1% in operating profit margin over the same period

		•	Led the succession of senior Business & Industry group management team

		•	Created strategic alignment across Business & Industry Group regions

Fiscal 2017 Compensation
Base Pay at 10/31/2017	$500,000
Bonus Target Opportunity	$300,000
Bonus Payout	$265,380

Long-Term Incentive Value (grant date fair value)	$734,893
Performance-Based Awards	5,235
Time-Based Awards	12,943

2017 Base Salary

The Compensation Committee reviews total compensation, including base salaries, for executives in the first quarter of each fiscal year, and as needed, in connection with recruitment, promotions or other changes in responsibilities. Base salary amounts affect potential annual cash performance incentive payments and equity award grant amounts, since these other compensation elements are based on a percentage of base salary. The following table shows, for each NEO, such officer’s 2016 base salary and 2017 base salary. Annual changes in base salary typically become effective on January 1.

NEO	2016 Annual Base Salary	2017 Annual Base Salary
Scott Salmirs	$800,000	$900,000
D. Anthony Scaglione	$475,000	$500,000
James P. McClure	$711,926	$726,164
Scott J. Giacobbe	$442,525	$451,376
Rene Jacobsen	$450,000	$500,000

Mr. Salmirs’ salary increase of approximately 12.5% and Mr. Jacobsen’s salary increase of approximately 11% reflected performance and market-based considerations. On November 1, 2017, Mr. Giacobbe received an increase in base salary to $550,000 in connection with his promotion to Chief Operating Officer. He will next be eligible for an annual increase in base salary in January 2019.

2017 Annual Cash Incentive Compensation

Each year, the Committee reviews Company strategy and develops an annual cash incentive program (“CIP”) that is designed to incentivize behavior that will drive financial and individual performance objectives and achievement aligned with the Company’s strategic objectives. This process generally begins in the fourth quarter of the preceding fiscal year and culminates in the first quarter of the fiscal year, when relevant financial objectives and targets are

28     ABM Industries Incorporated 2018 Proxy Statement

established by the Committee. As part of this process, the Committee reviews the Company’s strategic priorities and operating budget and market data in December of each year, and these factors inform the Committee’s decisions with respect to annual incentive opportunities.

The Committee approves financial objectives which are included in the CIP. It also approves the individual performance objectives for our CEO in consultation with our Board. The CEO approves the individual performance objectives of the other NEOs although the Committee has the discretion to change these individual performance objectives. Although the Committee bases annual cash incentive payments on the achievement of the specified performance objectives, it retains discretion in determining the actual payouts to the NEOs.

CIP Performance Objective Weighting and Bonus Target

Each of our NEOs was eligible to earn an annual cash incentive award under the CIP in fiscal year 2017. Each NEO’s potential award was expressed as a percentage of his base salary, including threshold, target and maximum percentages. After the end of the fiscal year, the Committee determined the amount of each NEO’s actual annual incentive award (other than the CEO) based upon the achievement of a combination of corporate and individual goals as set out in the table below. The independent members of the Board determine CEO compensation, after taking into consideration the recommendations of the Committee.

The relative weights for each performance component of the CIP and the target bonus potential for each NEO, are set forth in the following table. Payout can range from zero to 167.5% of target.

2017 Annual Cash Incentive Program Weighting and Bonus Targets
	Performance Objectives Weighting
	Corporate	Commercial Operations	Business & Industry	Safety	Individual Performance	Target Bonus as Percentage of Salary
Scott Salmirs	60%	n/a	n/a	10%	30%	100%
D. Anthony Scaglione	60%	n/a	n/a	10%	30%	70%
James P. McClure	60%	n/a	n/a	10%	30%	75%
Scott J. Giacobbe	60%	n/a	n/a	10%	30%	70%
Rene Jacobsen	10%	20%	30%	10%	30%	60%

2017 Financial and Safety Objectives under Our CIP

In fiscal year 2017, financial metrics under our CIP included a combination of adjusted EBITDA margin compared to budget and income from continuing operations compared to budget, to provide balanced measurement across both factors (collectively, “Financial Objectives”). In addition, Mr. Jacobsen’s Financial Objectives also included objectives relating to Commercial Operations and Business & Industry Group. All NEOs had safety objectives relating to promoting a safe working environment (“Safety Objectives”).

The Financial Objectives were established by the Committee in the first quarter of 2017, prior to the time that the Company had entered into discussions to acquire GCA Services Group. Accordingly, the Committee adjusted financial results so as to exclude the effects of this acquisition, which closed on September 1, 2017, which was near the end of our performance period. Financial and Safety targets, were not adjusted. The following table shows the Financial Objectives and Safety Objectives, achievement levels and payout for Messrs. Salmirs, Scaglione, McClure and Giacobbe.

ABM Industries Incorporated 2018 Proxy Statement     29

2017 Financial and Safety Objectives Achievement for Messrs. Salmirs, Scaglione, McClure and Giacobbe

Financial and Safety Objectives (70%)	Target	Actual	Actual vs. Target	Payout
Adjusted EBITDA Margin (30% weighting)	4.56%	4.21%(1)	92.4%	81.0%
Income from Continuing Operations (adjusted) (30% weighting)	$82.4	$95.1(2)	115.4%	138.5%
Safety(3) (10% weighting)	n/a	n/a	n/a	86.4%
Unweighted Payout of Financial Objectives and Safety Objectives (target is 100%)				106.4%
Weighted Payout of Financial Objectives and Safety Objectives (target is 70%)				74.5%
(1)

As used herein, “Adjusted EBITDA” means Income from Continuing Operations before interest, taxes, depreciation and amortization and excludes items impacting comparability and is further adjusted to exclude the impact of the GCA Services Group acquisition. Adjusted EBITDA Margin means Adjusted EBITDA divided by Adjusted Revenue, which is Revenue adjusted for the impact of the GCA Services Group acquisition. Reconciliations of Net Income to Adjusted EBITDA and Revenue to Adjusted Revenue are set forth in Appendix A.

(2)

Adjusted Income from Continuing Operations for fiscal year 2017, means Income from Continuing Operations adjusted to exclude the impact of the acquisition of GCA Services Group. A reconciliation of Income from Continuing Operations to Adjusted Income from Continuing Operations is set forth in Appendix A.

(3)	Composed of numerous metrics that resulted in a funding of 86.4%.

Because Mr. Jacobsen led our Business & Industry Group, his Financial Objectives included a mix of Corporate, Combined Commercial Operations and Business & Industry Group objectives. These objectives and results are reflected in the table below. Results exclude the impact of the acquisition of GCA Services Group.

2017 Financial and Safety Objectives Achievement for Mr. Jacobsen

Financial and Safety Objectives (70%)	Target	Actual	Actual vs. Target	Payout
Income from Continuing Operations (adjusted) (10% weighting)	$82.4	$95.1(1)	115.4%	138.5%
Combined Commercial Operations Performance – Operating Profit Margin % vs. Budget (20% weighting)	5.58%	5.52%(2)	99.0%	97.5%
Business & Industry Group Performance – Variable Gross Profit vs. Budget (15% weighting)	$365.9	$358.9	98.1%	95.3%
Business & Industry Group Performance – Revenue vs. Budget (15% weighting)	$2,950.9	$2,887.4	97.8%	94.5%
Safety (10% weighting)(3)	n/a	n/a	n/a	86.4%
Unweighted Payout of Financial Objectives and Safety Objectives (target is 100%)				100.7%
Weighted Payout of Financial Objectives and Safety Objectives (target is 70%)				70.5%
(1)

Adjusted Income from Continuing Operations for fiscal year 2017, which is Income from Continuing Operations adjusted to exclude the impact of the acquisition of GCA Services Group. A reconciliation of Income from Continuing Operations to Adjusted Income from Continuing Operations is set forth in Appendix A.

(2)	Operating Profit Margin % adjusted to exclude the impact of the acquisition of GCA Services Group.
(3)	Composed of numerous metrics that resulted in a funding of 86.4%.

30     ABM Industries Incorporated 2018 Proxy Statement

Personal Objectives under Our CIP

In the beginning of each year, the Committee establishes the personal objectives (“Personal Objectives”) of the CEO. The CEO reviews and approves the Personal Objectives of the other NEOs. The Committee also establishes the relative weighting of the Financial Objectives, Safety Objectives and Personal Objectives for all NEOs at the beginning of the year. At the end of each year, the Committee conducts an extensive review of our CEO’s performance in executive session, with the assistance of Semler Brossy. Our CEO provides the Committee with an assessment of performance for each of the other NEOs. Each assessment takes into account a number of quantitative and qualitative factors, such as the attainment of key strategic goals and performance objectives that were set in the beginning of the fiscal year. After assessing the CEO’s performance, the Committee recommends the CEO’s compensation to the independent members of the Board, who then determine the CEO’s compensation. The Committee also reviews the CEO’s assessment of the other NEOs and establishes the compensation of the other NEOs.

As described above, at the beginning of the fiscal year, the Committee determined that 30% of the CIP bonus opportunity for our NEOs would be based on the achievement of Personal Objectives. Other senior-level employees also participate in the CIP, and for these individuals, bonus amounts related to the achievement of Personal Objectives are determined by the individual’s manager taking into account guidelines established by the CEO and the CFO. In fiscal year 2017, all participants in the CIP had Personal Objectives related to the Company’s 2020 Vision. While progress had been achieved in the implementation of the Company’s 2020 Vision, certain aspects of this strategic transformation relating to the ABM Way had not gained the traction or produced the results expected at the outset of 2017. Accordingly, for individuals whose compensation is not determined by the Committee, management reduced the weighting associated with Personal Objectives from 30% to 15%. The CEO and CFO discussed the reasons for this reduction in weighting value with the Committee and recommended that the weighting for the NEOs’ Personal Objectives be similarly reduced.

In determining the weighting for the portion of the CIP bonus based on Personal Objectives for the NEOs, the Committee considered the recommendations of the CEO and CFO. The Committee determined that such a reduction was also appropriate for the NEOs, in light of the fact that the NEOs play a critical role in the timing and achievement of goals relating to the Company’s 2020 Vision transformation. Accordingly, the Committee reduced the weighting relating to the achievement of Personal Objectives for the NEOs from 30% to 15%.

The Committee’s assessments relating to the achievement of the Personal Objectives of the NEOs and bonus determinations are described on the following page.

ABM Industries Incorporated 2018 Proxy Statement     31

2017 CIP Payments for Our NEOs

The table below presents the fiscal year 2017 performance under our CIP for our NEOs’ Financial Objectives, Safety Objectives and Personal Objectives, and their resulting payout (both the total award dollar amount and as a percentage of target opportunity).

NEO	2017 Performance (Weighting)						2017 Bonus Payout
	Financial Objectives (60%)(1)	Safety Objectives (10%)	Personal Objectives (15%)(2)
			Key 2017 Goals		Achievement & Highlights
Scott Salmirs President and Chief Executive Officer	109.75%	86.4%	•	Support the Company’s 2020 Vision	100%		$805,320 (89.5% of Target)
			•	Successful execution of management transitions	•	Skillful leadership related to 2020 Vision
			•	Relationship building, both internally and with external stakeholders	•	Successful leadership transitions during the year
					•	Strong communication with Company stakeholders
D. Anthony Scaglione Executive Vice President and Chief Financial Officer	109.75%	86.4%	•	Support the Company’s 2020 Vision	150%		$339,465 (97% of Target)
			•	Centralize various finance functions	•	Exceptional leadership in financial structuring of GCA Services Group acquisition
			•	Improve safety performance	•	Migrated finance functions to Enterprise Services Center and established the procurement organization
					•	Enhanced safety culture
James McClure Executive Vice President and Chief Operating Officer	109.75%	86.4%	•	Assure successful transition of leadership within new industry group structure and to the incoming COO	100%		$487,438 (89.5% of Target)
					•	Successful transition of three industry group leaders
					•	Mentored Mr. Giacobbe with respect to his new COO position
Scott Giacobbe Executive Vice President	109.75%	86.4%	•	Support the Company’s 2020 Vision	100%		$344,575 (89.5% of Target)
			•	Transition to the COO role	•	Effectively transitioned leadership of the Technical Solutions group
					•	Established himself as enterprise-wide leader
					•	Strong, targeted customer outreach
Rene Jacobsen Executive Vice President and President – Business & Industry Groups	103.1%	86.4%	•	Develop common strategic goals and standardized reporting and operational review processes for the Business & Industry Group	120%		$265,380 (88.5% of Target)
					•	Strong financial performance
					•	Effective goal and strategic alignment
			•	Build senior management team within the Business & Industry Group	•	Built strong Business & Industry management team

(1)	See tables on page 30 for more detail relating to financial objectives.
(2)

As discussed above, for 2017 the Committee reduced the weighting relating to the achievement of Personal Objectives from 30% to 15%, thereby reducing the portion of their bonus opportunity that is based on the achievement of Personal Objectives.

32     ABM Industries Incorporated 2018 Proxy Statement

Equity Incentive Compensation

The Committee believes that a long-term incentive program motivates and rewards our executive officers for their contributions to our Company’s performance and serves to align long-term compensation with the performance of Company stock. Our practice is to grant long-term incentives annually in the form of equity awards that are allocated among time-based RSUs, which typically vest over a four-year period, and PSUs, which we sometimes refer to as “performance shares” and which typically vest after a three-year performance period. Performance share grants are currently awarded under two performance share programs: one based on Company financial mertrics and one based on comparative total shareholder return metrics. We refer to equity grants under the former as “PSP” awards and the latter as “TSR” awards.

The Committee considers market data and the mix of compensation at risk when establishing the long-term incentive opportunity for each NEO. Generally, the Committee approves an equity award of a specific dollar value for each recipient based on a multiple of the recipient’s base salary. The dollar value of the award is determined after taking into consideration various factors, including a market analysis prepared by Semler Brossy and the overall mix of performance-based compensation. The Committee believes that a meaningful portion of equity compensation should be performance-based. The Committee may also grant one-time equity awards when circumstances indicate that such an award is appropriate.

In fiscal year 2017, our NEOs received grants of equity awards in the form of PSUs and RSUs, as shown in the table below. Messrs. Giacobbe and Jacobsen also received off-cycle RSU awards to reflect changes in their areas of responsibility during the year. In addition, each NEO also holds unvested equity awards granted in prior years, which vest over a period of three or four years from the date of grant (in some circumstances, subject to performance vesting conditions).

Fiscal Year 2017 Equity Awards*
	2017 PSP		2017 TSR		2017 RSU		Off-cycle
NEO	Number Granted	Grant Date Value ($)	Number Granted	Grant Date Value ($)	Number Granted	Grant Date Value ($)	Number Granted	Grant Date Value ($)	Aggregate Value of Equity Awards ($)
Scott Salmirs	30,326	1,199,999	16,423	674,985	26,238	1,074,971	n/a	n/a	2,949,955
D. Anthony Scaglione	12,004	474,998	6,082	249,970	7,932	324,974	n/a	n/a	1,049,942
James P. McClure**	9,895	391,545	0	0	0	0	n/a	n/a	391,545
Scott J. Giacobbe	3,411	134,973	988	40,607	11,212	459,356	2,527	99,993	734,928
Rene Jacobsen	3,411	134,973	1,824	74,966	4,271	174,983	8,672	349,971	734,893

*	For additional information, please see “Grants of Plan-Based Awards During Fiscal Year 2017.”
**	Mr. McClure retired on November 1, 2017.

In connection with the initiation of the Company’s 2020 Vision, the Committee reviewed the Company’s performance share programs. At that time, there were two types of performance share programs: one based on “value creation” (“Value Creation PSP”) and one based on total shareholder return (“TSR PSP”). Achievement under the Value Creation PSP was measured by three one-year periods using a formula comprised of operating cash flow and adjusted EBITDA, as described below, and one three-year period in which performance was measured by compounded three-year adjusted EBITDA growth, calculated at the end of the three-year performance period. The TSR PSP measured Company TSR against the TSR of the S&P SmallCap 600 Index over a three-year period.

In 2016, the Committee decided to move away from the design of the Value Creation PSP and, commencing with the 2016 fiscal year, adopted a new performance share program with a simpler design covering one three-year performance period. The performance metrics applicable to executive officers under this new PSP are comprised of organic revenue growth, EBITDA and return on invested capital (“ROIC”). The Committee believes the simpler design affords greater visibility into, and alignment with, key drivers of success under our 2020 Vision. The Committee determined to retain the TSR PSP as it aligns our executives’ interests directly with interests of our shareholders.

ABM Industries Incorporated 2018 Proxy Statement     33

Results of 2015–2017 Value Creation Performance Share Program

The following table summarizes the results under our 2015–2017 Value Creation PSP, which covered a performance period from November 1, 2014 to October 31, 2017. As discussed above, the Company no longer uses this design for its performance share program. Adjusted EBITDA is income from continuing operations before interest, taxes, depreciation and amortization and reflects adjustments related to acquisitions and discontinued operations, as well as items impacting comparability. Operating cash flow is also adjusted to reflect the impact of acquisitions and discontinued operations and other items. Categories of adjustments are approved by the Committee when the PSP is established. Final performance was 73.0% of target.

Results of 2015–2017 Value Creation PSP
60%										40%
Year	Operating Cash Flow ($ millions)		Adjusted EBITDA ($ millions)		Value Creation(1) ($ millions)		Value Creation Achievement (%)	Award Funding(2) (%)	Weight	Adjusted EBITDA Growth (%)	Award Funding(2) (%)	Weight
	Plan	Results	Plan	Results	Plan	Results
2015	118.4	145.3	236.0	221.6	214.9	169.8	79.0	59.3	20%	n/a	n/a	n/a
2016	117.4	127.5	247.8	219.4	176.4	116.5	66.0	0.0	20%	n/a	n/a	n/a
2017	121.1	164.7	260.2	230.9	183.1	222.2	121.4	141.0	20%	88.8	82.2	40%
Final												73.0%

(1)	Value Creation equals Operating Cash Flow plus change in current-year adjusted EBITDA over prior-year adjusted EBITDA multiplied by 5.
(2)

The award funding percentage is determined by applying the percentage under the Value Creation Achievement to the award funding table (shown below). Percentages in between the table values are calculated using straight-line interpolation.

% Achievement	Award Funding %
≥ 135	200
≥ 125	150
≥ 115	125
≥ 100	100
≥ 90	85
≥ 75	50
< 75	0

Results of 2015–2017 TSR PSP

Under the 2015–2017 TSR PSP, the measurement period was a three-year period commencing on November 1, 2014 and ending on October 31, 2017, with TSR being measured by reference to the S&P SmallCap 600 Index. Achievement under the 2015–2017 TSR PSP is measured by the Company’s TSR percentile ranking, compared to the S&P SmallCap 600 Index, for the three-year period ending October 31, 2017. The following table shows ABM’s TSR compared to the S&P SmallCap 600 Index for this period.

COMPARISON OF CUMULATIVE THREE-YEAR SHAREHOLDER RETURN

34     ABM Industries Incorporated 2018 Proxy Statement

Award funding for the TSR PSP is set forth below.

TSR AWARD FUNDING TABLE
	ABM Three-Year Percentile Ranking	Award Funding
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile	150%

The Company ranked in the second quartile for TSR of S&P SmallCap 600 Index companies, resulting in a payout under the 2015–2017 TSR PSP of 143.2% of target.

Other Compensation and Governance-Related Matters

Employment and Change-in-Control Agreements

During 2017, the Compensation Committee reviewed the form of employment agreements for the CEO and other executive officers in light of the expiration of employment agreements with Messrs. Salmirs, Scaglione and McClure on October 31, 2017. As had historically been the case, these employment agreements were generally for two-year terms. After considering the current needs of the Company and benchmarking compensation practices, the Committee determined that it was appropriate to move away from executive employment agreements having a fixed term and instead adopted a form of agreement reflecting an “at-will” employment relationship, while at the same time affording some income security by specifying certain severance payments upon involuntary or constructive termination. All of our NEOs (other than Mr. McClure who retired) have entered into the new form of employment agreement.

Under the terms of these new employment agreements, an executive who is terminated without cause by the Company, or who resigns for “good reason” (such as a material reduction in the executive’s compensation or material change in the executive’s position), will be entitled to receive a multiple (2.5 for Mr. Salmirs and 2.0 for the other NEOs) of the sum of his base salary and target bonus, as well as a prorated portion of his annual bonus for the year of termination and 18 months of health insurance reimbursements. In addition, in revising the executive employment agreements, the Committee also considered the demographic profile of our NEOs, the desire to retain our executive team through and beyond the execution of our 2020 Vision, and current market practices. Under the new agreements, an NEO who voluntarily leaves the Company before age 60 will forfeit all unvested equity awards made after January 1, 2018. An NEO who voluntarily leaves the Company at age 60 or older with 10 years of service will continue to vest in equity awards granted after January 1, 2018, in accordance with the terms of those awards. These employment agreements also provide that following termination of employment for any reason, the officer will refrain from competing with, or soliciting the employees or customers of, the Company for one year following the termination of employment.

In order to assure continuity of ABM’s senior management in the event of a potential change-in-control of the Company, ABM provides our NEOs with “double-trigger” severance benefits should their employment with ABM be terminated following a change in control. During 2017, the Committee reviewed the Company’s change-in-control agreements. As a result of this review, new change-in-control agreements were entered into with the NEOs. The current agreements, which went into effect after the end of the 2017 fiscal year, provide double-trigger severance benefits if the officer is terminated without cause, or resigns for “good reason,” within two years following a change-in-control. These benefits consist of a lump-sum payment equal to a multiple (3.0 for Mr. Salmirs and 2.5 for each of the other NEOs) of the sum of his base salary and target bonus; a lump-sum payment equal to the present value of health and welfare benefits for 18 months; and accelerated vesting of equity awards. There are no excise tax gross-ups under the change-in-control agreements. Instead, any such payments and benefits are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments” under the Internal Revenue Code, but generally only if the reduction would increase the net after-tax amount received by the officer.

For a summary of the executives’ employment and change-in-control agreements in effect during fiscal year 2017, see “Potential Benefits on Termination.”

ABM Industries Incorporated 2018 Proxy Statement     35

Stock Ownership Guidelines and Anti-Hedging and Pledging Policy

The Company has stock ownership guidelines for certain officers, including our NEOs. Executives are expected to achieve their targets within five years of becoming subject to the stock ownership policy. Stock ownership guidelines are based on a multiple of base salary. Individuals who have not met their stock ownership level at the end of the applicable five-year period are expected to retain 50% of their after-tax net shares paid under any Company long-term incentive plan or program, such as shares paid out under the performance share program and vested restricted stock units, until their ownership guidelines are satisfied. The Committee periodically reviews the stock ownership guidelines and may make adjustments to these guidelines to the extent it believes such adjustments are appropriate. Progress toward targeted ownership levels may be taken into consideration in future grants to executives. Unvested RSUs are taken into consideration when determining if ownership guidelines have been achieved; unearned performance shares are not included nor are stock options, whether vested or unvested. Current stock ownership guidelines are as follows:

Position	Requirements
CEO	Shares with a fair market value equal to six times base salary
Executive Vice Presidents	Shares with a fair market value equal to three times base salary
Senior Vice Presidents and certain subsidiary senior officers	Shares with a fair market value equal to base salary

All of our NEOs are either at or above our stock ownership guidelines or are well positioned to achieve compliance within the required time period.

Additionally, the Company has a policy prohibiting all employees, including the NEOs and members of our Board, from engaging in any hedging transactions involving our stock. We also prohibit pledging, or using as collateral, Company stock to secure personal loans or other obligations.

Window Trading and Rule 10b5-1 Trading Plans

Under the Company’s insider trading policy, officers may only purchase or sell ABM securities during “open window” periods, which begin on the third business day following the date of each quarterly earnings announcement and end at the close of trading on the 15th day of the third month of the fiscal quarter. The only exception to this is for officers who have entered into a trading plan pursuant to SEC Rule 10b5-1.

NEOs are permitted to establish trading plans under SEC Rule 10b5-1 during open trading windows. These plans enable an executive to diversify his or her holdings of Company stock during periods in which the executive would otherwise be unable to buy or sell such stock because he or she possessed material, nonpublic information about the Company. Any trading plan must be submitted in writing to the Company’s designated officer for review and approval prior to its effective date.

Annual Compensation-Related Risk Evaluation

We annually review risks associated with our executive compensation program, as well as our other broad-based employee incentive programs, with respect to enterprise risk factors, with the assistance of management’s compensation consultant, Willis Towers Watson, which prepares a risk analysis. The Committee and its independent compensation consultant, Semler Brossy, review this analysis. In connection with its 2017 review, the Committee noted the various ways in which risk is managed or mitigated. Practices and policies mitigating risks included the balance of corporate, business unit and individual weightings in incentive compensation programs, the mix between long-term and short-term incentives, use of stock ownership requirements, the Company’s policy prohibiting hedging, and the Company’s recoupment or “clawback” policy. Based on this review, the Committee agreed with the findings in the analysis that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Recoupment (Clawback) Policy

The Board has adopted a policy relating to the recoupment of cash and equity compensation. The policy provides that, if the Company’s financial statements are the subject of a restatement due to misconduct, fraud or malfeasance, then, to the extent permitted by applicable law, the independent members of the Board, or a committee consisting of

36     ABM Industries Incorporated 2018 Proxy Statement

independent members of the Board may, in their discretion, recover cash compensation paid to an executive officer of the Company or rescind or make other adjustments to an equity award made to an executive officer of the Company, including recovering cash proceeds relating to the sale or other disposition of an equity award, to the extent that the payment or award was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company may seek to recover any amount determined to have been inappropriately received by the individual executive officer. In addition, it is the Board’s policy that if the independent members of the Board, or a committee consisting of independent members of the Board, determine that an employee who received a cash incentive payment or an equity award engaged in conduct constituting “cause” (such as serious misconduct, dishonesty, disloyalty, conviction of a felony or misdemeanor involving moral turpitude, or failure to substantially perform employment-related duties or responsibilities), the Board or such Committee may take such action it deems necessary to address such conduct, including recovery of cash incentive payments, rescission of equity grants made to the employee in the 36-month period prior to the date on which the Board or such Committee makes such determination and recovery of proceeds relating to the sale or other disposition of an equity award during such 36-month period.

Benefits and Perquisites

The NEOs are eligible for customary employee benefits, which include participation in ABM’s 401(k) Plan, as well as group life, health and accidental death and disability insurance programs and executive health examinations. These and certain other perquisites are set forth in the Summary Compensation Table.

Mr. McClure qualified for benefits under the Supplemental Executive Retirement Plan (SERP), an unfunded retirement plan that was previously closed to new participants. Mr. McClure also participated in the Service Award Benefit Plan (SAB), which provides participants, upon termination of employment, with a minimum of seven days of pay for each year of employment between November 1989 and January 2002. Both the SERP and the SAB were closed to new participants prior to the employment of our other NEOs.

The NEOs are eligible to participate in ABM’s Employee Deferred Compensation Plan, which is an unfunded deferred compensation plan available to highly compensated employees. The Employee Deferred Compensation Plan benefits are shown in the “Nonqualified Deferred Compensation in Fiscal Year 2017” table, followed by a description of the plan. The Committee regularly reviews the benefits provided under this and other plans, and as a result of such a review, in January 2011, the Company entered into a trust agreement that will fund amounts due under the Employee Deferred Compensation Plan in the event of a change in control of ABM.

Accounting and Tax Considerations

The Committee takes into consideration the accounting, tax and related financial implications to the Company and executives when designing compensation and benefit programs. From an accounting perspective, in general, base salary, annual cash incentive payments, and the costs related to benefits and perquisites are recognized as compensation expense at the time they are earned or provided, and equity-based compensation expense is recognized over the vesting period of the grant. Subject to the exceptions and limits described below, the Company deducts for federal income tax purposes, payments of compensation and other benefits to executives. The Company does not deduct nonqualified deferred compensation until the year that the deferred compensation is paid to the executive.

Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation paid to certain executive officers in one year over $1 million per executive. Prior to the 2017 tax reform, compensation based solely on the attainment of one or more preestablished objective performance goals (subject to meeting certain other requirements) was exempt from this limit. Our shareholder-approved equity incentive and executive officer incentive plans were designed to permit the Committee to grant certain types of performance-based compensation intended to qualify for this exception from the Section 162(m) limit. However, the exemption for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, subject to transition relief for certain arrangements in place as of November 2, 2017. For ABM, this means that the new Section 162(m) rules will apply starting with the tax year beginning November 1, 2018.

Given the uncertain scope of the transition relief and the absence of any rulemaking at this time, the full impact of the new Section 162(m) on the Company and its executive compensation practices is not yet known. The Committee will continue to monitor developments in this regard. The Committee continues to have the flexibility to pay nondeductible compensation if it believes that it is in the best interests of the Company.

ABM Industries Incorporated 2018 Proxy Statement     37

COMPENSATION COMMITTEE REPORT

The Committee has reviewed the Compensation Discussion and Analysis and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in ABM’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and 2018 Proxy Statement.

Compensation Committee:

Thomas M. Gartland, Chair

Linda Chavez

Lauralee E. Martin

Filippo Passerini

38     ABM Industries Incorporated 2018 Proxy Statement

Additional Information About Executive Compensation

The following tables and accompanying narrative provide detailed information regarding the compensation of the NEOs.

2017 Summary Compensation Table

	Fiscal	Salary	Stock Awards(1)	Nonequity Incentive Plan Compensation(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Name	Year	($)	($)	($)	($)	($)	($)
Scott Salmirs	2017	883,333	2,949,955	805,320	-	47,763	4,686,371
President and	2016	793,333	2,039,917	969,600	-	35,135	3,837,985
Chief Executive Officer	2015	654,124	1,094,960	318,325	-	64,277	2,131,686
D. Anthony Scaglione	2017	495,833	1,049,942	339,465	-	20,348	1,905,588
Executive Vice President	2016	466,666	615,542	405,883	-	22,770	1,510,861
and Chief Financial Officer	2015	379,673	394,493	118,151	-	29,967	922,284
James P. McClure(4)	2017	723,791	391,545	487,438	-	37,244	1,640,018
Executive Vice President	2016	708,470	3,080,066	651,837	15,241	20,341	4,475,955
and Chief Operating Officer	2015	688,931	2,647,633	312,979	-	15,566	3,665,109
Scott J. Giacobbe(4)	2017	449,900	734,928	344,575	-	41,919	1,571,322
Executive Vice President
Rene Jacobsen(4)	2017	474,583	734,893	265,380	-	33,917	1,508,773
Executive Vice President

(1)

The value shown is the aggregate grant date value for performance share unit (PSU) and restricted stock unit (RSU) awards computed in accordance with FASB ASC Topic No. 718, based on target levels of achievement (the probable outcome at grant), in the case of PSUs. A discussion of assumptions used in calculating these values may be found in Note 16, “Share-Based Compensation Plans,” in the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017. The maximum values for PSU awards granted in fiscal year 2017 under the 2017–2019 Performance Share Program are as follows: Mr. Salmirs, $2,399,998; Mr. Scaglione, $949,996; Mr. McClure, $783,090; Mr. Giacobbe, $269,946; and Mr. Jacobsen, $269,946. The maximum values for PSU awards granted under the TSR-Based 2017–2019 Performance Share Program are as follows: Mr. Salmirs, $1,012,478; Mr. Scaglione, $374,955; Mr. Giacobbe, $60,910; and Mr. Jacobsen, $112,450. In light of his then upcoming retirement, Mr. McClure did not receive such an award.

(2)	Amounts shown in this column represent annual performance-based cash payments under the CIP, as described in the Compensation Discussion & Analysis.
(3)

For fiscal year 2017, represents, for Mr. Salmirs: ABM contributions to the 401(k) plan, $10,600; spousal/family travel, $9,543; value of realized dividend equivalents (DEUs) upon distribution of PSUs, $5,288; and value of realized DEUs upon distribution of RSUs, $22,332; for Mr. Scaglione: ABM contributions to the 401(k) plan, $10,600; spousal/family travel, $2,846; value of realized DEUs upon distribution of PSUs, $2,787; and value of realized DEUs upon distribution of RSUs, $4,115; for Mr. McClure: ABM contributions to the 401(k) plan, $10,600; spousal/family travel, $2,467; a $5,000 donation to a charitable organization designated by Mr. McClure; value of realized DEUs upon distribution of PSUs, $13,199; and value of realized DEUs upon distribution of RSUs, $5,978; for Mr. Giacobbe: ABM contributions to the 401(k) plan, $10,600; auto allowance, $14,400; medical exam, $1,450; value of realized DEUs upon distribution of PSUs, $4,605; and value of realized DEUs upon distribution of RSUs, $10,864; for Mr. Jacobsen: ABM contributions to the 401(k) plan, $10,600; auto allowance, $10,200; spousal/family travel, $417; value of realized DEUs upon distribution of PSUs, $2,867; and value of realized DEUs upon distribution of RSUs, $9,833.

(4)

For Messrs. Giacobbe and Jacobsen, only compensation for fiscal year 2017 is shown because neither of these individuals was an NEO in fiscal years 2016 or 2015. On November 1, 2017, Mr. Giacobbe replaced Mr. McClure as Chief Operating Officer.

Payments which may be made to an NEO upon certain terminations of employment pursuant to their respective employment agreements are described under “Potential Benefits on Termination,” beginning on page 44 of this Proxy Statement.

ABM Industries Incorporated 2018 Proxy Statement     39

The following table shows payout ranges for the NEOs with respect to non-equity incentive plan awards under the CIP and equity incentive plan awards granted under the 2006 Equity Incentive Plan, as well as other information.

Grants of Plan-Based Awards During Fiscal Year 2017

Named Executive Officer	Grant Date	Committee Approval Date	RSU/PSU Grant Date FMV	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1) ($)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (#)			All Other Stock Awards: # of Shares or Stock Units(3)	Grant Date Fair Value of Stock and Option Awards(4) ($)
				Threshold	Target	Maximum	Threshold	Target	Maximum
Scott Salmirs	n/a	n/a		450,000	900,000	1,507,500
	01/10/2017	01/10/2017	$39.57				15,163	30,326	60,652		1,199,999
	09/11/2017	09/06/2017	$41.10				8,211	16,423	24,634		674,985
	09/11/2017	09/06/2017	$40.97							26,238	1,074,971
D. Anthony Scaglione	n/a	n/a		175,000	350,000	586,250
	01/10/2017	01/10/2017	$39.57				6,002	12,004	24,008		474,998
	09/11/2017	09/06/2017	$41.10				3,041	6,082	9,123		249,970
	09/11/2017	09/06/2017	$40.97							7,932	324,974
James P. McClure	n/a	n/a		272,311	544,623	912,244
	01/10/2017	01/10/2017	$39.57				4,947	9,895	19,790		391,545
Scott J. Giacobbe	n/a	n/a		192,500	385,000	644,875
	01/10/2017	01/10/2017	$39.57							2,527	99,993
	01/10/2017	01/10/2017	$39.57				1,705	3,411	6,822		134,973
	09/11/2017	09/06/2017	$41.10				494	988	1,482		40,607
	09/11/2017	09/06/2017	$40.97							11,212	459,356
Rene Jacobsen	n/a	n/a		150,000	300,000	502,500
	01/10/2017	01/10/2017	$39.57							2,527	99,993
	01/10/2017	01/10/2017	$39.57				1,705	3,411	6,822		134,973
	06/12/2017	04/07/2017	$40.68							6,145	249,978
	09/11/2017	09/06/2017	$41.10				912	1,824	2,736		74,966
	09/11/2017	09/06/2017	$40.97							4,271	174,983

(1)

Represents the annual cash incentive opportunity for fiscal year 2017 under the CIP. The target award was calculated by multiplying each NEO’s base salary by his or her target cash incentive compensation percentage. For fiscal year 2017, the maximum cash incentive compensation for each NEO was 167.5% of target. Actual payments made for fiscal year 2017 are reported in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.

(2)

Except as otherwise noted, represents grants of PSUs under the 2017–2019 PSP and the 2017–2019 TSR PSP. PSUs granted under the 2017–2019 PSP (granted in January 2017 to each NEO) are earned based on performance related to the three-year period from fiscal years 2017 to 2019, with vesting of the award to occur on January 10, 2020, if the NEO is an employee of the Company on the vesting date, except that pro rata vesting may apply in certain situations, as described under “Potential Benefits on Termination.” Amounts set forth in the column “Threshold” represent the number of shares that could be earned with respect to the 2017–2019 PSP if a minimum performance threshold for the performance period is achieved. No shares are earned for the applicable performance period if the minimum is not achieved. PSUs granted under the 2017–2019 TSR PSP (granted in September 2017) are earned based on performance during the period beginning on November 1, 2016 and ending on October 31, 2019, with vesting to occur on September 11, 2020 if the NEO is an employee of the Company on the vesting date, except that pro rata vesting may apply in certain situations, as described under “Potential Benefits on Termination.” Amounts set forth in the column “Threshold” with respect to the 2017–2019 TSR PSP represent the number of shares that could be earned if a minimum performance threshold for each performance period is achieved. If such minimum threshold is not attained, no shares would be earned. Dividend equivalents are credited after performance shares have been earned, subject to the same vesting conditions as the underlying award.

(3)

Represents RSUs granted under the 2006 Equity Incentive Plan in fiscal year 2017, which vest 50% on the second anniversary of the grant date and 50% on the fourth anniversary of the grant date. When cash dividends are paid on ABM common stock, dividend equivalents are credited and converted into additional RSUs, subject to the same terms and conditions (including vesting conditions) as the underlying RSUs.

(4)	Computed in accordance with FASB ASC Topic No. 718, based on target levels of achievement (the probable outcome), in the case of PSUs.

40     ABM Industries Incorporated 2018 Proxy Statement

The following table shows the outstanding equity awards held by our NEOs at October 31, 2017.

Outstanding Equity Awards at 2017 Fiscal Year-End

	Option Awards						Stock Awards
Named Executive Officer	Option Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(8) ($)
Scott Salmirs	09/13/2011	(1)	6,239	0	19.09	09/13/2018	09/08/2014	3,269	(3)	137,213
	10/11/2012	(1)	10,971	0	18.31	10/11/2019	01/15/2015	6,271	(4)	263,193
	09/06/2013	(1)	7,699	0	25.30	09/06/2020	09/08/2015	8,109	(3)	340,335
							09/08/2015	13,973	(6)	586,447
							01/12/2016				41,988	(5)	1,762,236
							09/12/2016	13,109	(3)	550,173	7,447	(7)	312,551
							01/10/2017				30,326	(5)	1,272,782
							09/11/2017	26,238	(3)	1,101,209	16,423	(7)	689,273
D. Anthony Scaglione	10/11/2012	(1)	5,713	0	18.31	10/11/2019	09/08/2014	1,237	(3)	51,908
	09/06/2013	(1)	3,774	0	25.30	09/06/2020	01/15/2015	2,371	(4)	99,511
							09/08/2015	2,616	(3)	109,794
							09/08/2015	5,516	(6)	231,507
							01/12/2016				11,740	(5)	492,728
							09/12/2016	4,670	(3)	195,988	2,210	(7)	92,754
							01/10/2017				12,004	(5)	503,808
							09/11/2017	7,932	(3)	332,906	6,082	(7)	255,262
James P. McClure	03/21/1995	(2)	0	4,000	5.63	n/a	09/08/2014	3,482	(3)	146,140
	12/16/1997	(2)	0	15,000	14.70	n/a	01/15/2015	9,349	(4)	392,378
	03/17/1998	(2)	0	5,000	18.30	n/a	09/08/2015	4,142	(3)	173,840
	12/19/2000	(2)	0	5,000	15.38	n/a	09/08/2015	8,733	(6)	366,524
	09/06/2013	(1)	6,649	0	25.30	09/06/2020	01/12/2016				21,003	(5)	881,496
							09/12/2016	5,354	(3)	224,693	3,645	(7)	152,981
							01/10/2017				9,895	(5)	415,293
Scott J. Giacobbe	09/13/2011	(1)	3,342	0	19.09	09/13/2018	09/08/2014	1,962	(3)	82,362
	10/11/2012	(1)	7,143	0	18.31	10/11/2019	01/15/2015	3,762	(4)	157,891
	09/06/2013	(1)	5,984	0	25.30	09/06/2020	09/08/2015	1,573	(3)	66,019
							09/08/2015	1,420	(6)	59,597
							01/12/2016				6,261	(5)	262,774
							03/11/2016				2,414	(5)	101,316
							09/12/2016	3,413	(3)	143,227	741	(7)	31,100
							01/10/2017	2,547	(3)	106,898	3,411	(5)	143,160
							09/11/2017	11,212	(3)	470,568	988	(7)	41,466
Rene Jacobsen	09/06/2013	(1)	1,500	0	25.30	09/06/2020	09/08/2014	1,308	(3)	54,894
							01/15/2015	2,759	(4)	115,795
							09/08/2015	1,465	(3)	61,486
							09/08/2015	1,323	(6)	55,526
							01/12/2016				4,604	(5)	193,230
							03/11/2016				3,219	(5)	135,101
							09/12/2016	2,721	(3)	114,180	580	(7)	24,343
							01/10/2017	2,547	(3)	106,898	3,411	(5)	143,160
							06/12/2017	6,168	(3)	258,871
							09/11/2017	4,271	(3)	179,254	1,824	(7)	76,553

(1)	2006 Equity Incentive Plan. The options become exercisable with respect to 25% of the underlying shares on each anniversary date of the grant for four succeeding years.
(2)

Age-vested Options. The options become exercisable with respect to 50% of the underlying shares on the optionee’s 61st birthday, and 50% on the optionee’s 64th birthday, if still employed. Vested options expire one year after termination of employment.

(3)

RSUs. 50% of the RSUs vest on the second anniversary of the grant date and the remainder vest on the fourth anniversary of the grant date. When cash dividends are paid on ABM common stock, DEUs are credited and converted into additional RSUs, subject to the same terms and conditions (including vesting) as the underlying RSUs. The number of RSUs shown includes the dividend equivalents through October 31, 2017.

ABM Industries Incorporated 2018 Proxy Statement     41

(4)

Performance Shares (Earned). Amounts shown include PSU awards under the 2015–2017 PSP that have been “earned” (i.e., the relevant performance period has passed) but remain unvested until the vesting date. PSUs granted under the 2015–2017 PSP vest, to the extent earned, on January 15, 2018.

(5)

Performance Shares (Unearned). Unearned PSUs are stated at target. PSUs will vest, to the extent earned, following the end of the applicable three-year performance period, on January 12, 2019 and January 10, 2020, as applicable.

(6)

TSR Shares (Earned). On September 8, 2015, TSR performance shares were granted under the 2015–2017 TSR PSP, as described in the Compensation Discussion and Analysis. TSR awards will vest, to the extent earned, on September 8, 2018.

(7)

TSR Shares (Unearned). On September 12, 2016, TSR performance shares were granted under the 2016–2018 TSR PSP and on September 11, 2017, TSR performance shares were granted under the 2017–2019 TSR PSP, each as described in the Compensation Discussion and Analysis. Unearned TSR awards are stated at target. TSR awards will vest, to the extent earned, on September 12, 2019 and September 11, 2020, respectively.

(8)	Amounts shown are based on $41.97 per share, the closing price of ABM common stock on October 31, 2017.

The following table shows the amounts realized upon exercise of stock options and value received upon vesting in fiscal year 2017 of stock awards previously awarded.

Option Exercises and Stock Vested in Fiscal Year 2017

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting		Value Realized on Vesting(1) ($)
Scott Salmirs	4,501	98,881	19,871		811,575
D. Anthony Scaglione	0	0	8,644	(2)	354,127
James P. McClure	15,096	280,891	92,480	(3)	3,848,017
Scott J. Giacobbe	11,094	156,257	11,209		460,797
Rene Jacobsen	4,484	77,151	8,298		343,251

(1)

Amount is based on the closing price of ABM common stock on the date of exercise or vesting, as applicable, less, in the case of options, the exercise price of the option, multiplied by the number of shares acquired on exercise or vesting.

(2)	Amount includes 1,470 RSUs deferred under ABM’s Employee Deferred Compensation Plan. Distribution of shares deferred until separation from service.
(3)	Amount includes 4,440 RSUs deferred under ABM’s Employee Deferred Compensation Plan. Distribution of shares deferred until separation from service.

Pension and Deferred Compensation Benefits

The following tables and accompanying footnotes and narrative describe benefits to the NEOs under the SAB, SERP and Employee Deferred Compensation Plan.

Pension Benefits at 2017 Fiscal Year-End

Named Executive Officer	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit(3) ($)	Payment During Last Fiscal Year ($)
Scott Salmirs	n/a	n/a	n/a	n/a
D. Anthony Scaglione	n/a	n/a	n/a	n/a
James P. McClure	SAB(1)	12	82,115	0
	SERP(2)	10	173,517	0
Scott J. Giacobbe	n/a	n/a	n/a	n/a
Rene Jacobsen	n/a	n/a	n/a	n/a

(1)

The SAB, an unfunded service award benefit plan, is a “severance pay plan” as defined in the Employee Retirement Income Security Act (“ERISA”) and covers certain qualified employees. The plan provides participants, upon termination, with a minimum of seven days of pay for each year of employment between November 1989 and January 2002, payable in a lump

42     ABM Industries Incorporated 2018 Proxy Statement

sum. The amount of the payment is based on the final average W-2 compensation, up to a maximum of $175,000, received by the participant during his or her last three full years of full-time employment with ABM. The amount of payment under the plan, together with any other severance paid to the employee, cannot exceed two times the compensation received by the employee in the 12-month period preceding termination of employment. If the employee is terminated for cause, the employee forfeits any benefits payable under the plan. At the end of fiscal year 2017, 40 active employees were eligible to receive benefits under the plan.

(2)

The SERP is an unfunded retirement plan. Effective December 31, 2002, this plan was amended to preclude new participants. Vesting in the SERP occurs after 10 years of eligible service. The retirement arrangements provide for monthly benefits for 10 years commencing upon retirement or age 65, whichever is later. Mr. McClure is fully vested in the SERP and will receive aggregate payments of $250,000 to be paid out 1/120 per month following his retirement on November 1, 2017.

(3)

The material assumptions used to calculate the net present value are included in Note 13, “Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in ABM’s Annual Report on Form 10-K for the year ended October 31, 2017, except for the assumed retirement age under the SAB plan which is 62, the age at which an individual is eligible for full benefits under the plan.

Nonqualified Deferred Compensation in Fiscal Year 2017

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)		ABM Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year ($)
Scott Salmirs	75,000	(1)	0	4,490	(3)	0	201,400	(5)
D. Anthony Scaglione	307,198	(1)(2)	0	19,848	(3)(4)	0	806,931	(5)(6)
James P. McClure	388,583	(1)(2)	0	362,536	(3)(4)	0	6,393,814	(5)(6)
Scott J. Giacobbe	0		0	0		0	0
Rene Jacobsen	0		0	0		0	0

(1)

Cash deferrals under the Employee Deferred Compensation Plan are included in the Summary Compensation Table for each NEO. Amounts were deferred during fiscal year 2017 by Messrs. Salmirs, Scaglione and McClure.

(2)

Includes value of deferred RSUs, granted and vested under the 2006 Equity Incentive Plan, on the date of vesting. The vesting date value for the deferred awards for Mr. Scaglione was $64,894, and for McClure was $195,960. Grant date values for the deferred awards were reported in the Summary Compensation Table for the fiscal year in which the RSUs were granted.

(3)

Interest earned on cash deferrals under the Employee Deferred Compensation Plan. The interest rate in fiscal year 2017 averaged 3.07%. These amounts were not required to be included in the Summary Compensation Table because they are not above market.

(4)

Includes appreciation of value of ABM stock for equity deferrals. For deferrals in fiscal year 2017, stock appreciation, if any, is from the date of vesting to the end of the fiscal year. For deferrals in prior years, stock appreciation is from the prior fiscal year-end. Includes dividend equivalents earned on deferred shares.

(5)	Includes amounts included in the Summary Compensation Table for prior years.
(6)	Includes fiscal year-end value of shares deferred in prior years; includes dividend equivalents earned on deferred shares.

ABM’s Employee Deferred Compensation Plan is an unfunded deferred compensation plan available to the NEOs and other employees whose annualized base salary exceeds $145,000. A trust agreement was put into place in
January 2011 to provide that, in the event of a “change-in-control” as defined in the plan, the trust will be funded in an amount necessary to cover liabilities under the plan.

The Employee Deferred Compensation Plan allows participants to make pretax contributions from 1% to 50% of their compensation, including base pay and bonuses. Elections to defer base salary must be made no later than
December 31 of the year preceding the year in which deferral begins. Elections to defer performance-based bonuses must be made no later than six months prior to the end of the applicable performance period. Executives may elect to receive distributions from the Employee Deferred Compensation Plan following termination of employment or on specified in-service distribution dates. Distributions may be made in a single lump sum, four annual installments or 10 annual installments, based on earlier elections made in accordance with the plan provisions. In addition, if a participant wants to change his or her distribution, the change cannot be effective for at least 12 months, and the date of payment must be at least five years after the previously scheduled date of distribution. The Employee Deferred Compensation Plan also permits hardship distributions. Deferred amounts earn interest equal to the prime interest rate on the last day of the calendar quarter up to 6%. If the prime rate exceeds 6%, the interest rate is equal to 6% plus one-half of the

ABM Industries Incorporated 2018 Proxy Statement     43

excess prime rate over 6%, subject to an interest rate cap equal to 120% of the long-term applicable federal rate, compounded quarterly.

Certain executives may also elect to defer receipt of RSUs. Elections to defer receipt of RSUs must be made no later than December 31 of the year preceding the year in which any RSUs may be granted. The plan allows participants to defer up to 100% of their RSUs, and receive distributions in a lump sum, four annual installments or 10 annual installments, based on earlier elections made in accordance with plan provisions.

Potential Benefits on Termination

During fiscal year 2017, we were party to employment agreements with each of our NEOs, which included severance benefits upon certain terminations, as further described below, and post-employment prohibitions on competition with the Company. We entered into new employment agreements with each of our NEOs, effective in fiscal year 2018, the terms of which are discussed in the Compensation Discussion and Analysis. The potential payments upon termination described in the following tables are based on the agreements with our NEOs that were in effect on October 31, 2017.

We were also party to change-in-control agreements with each NEO during fiscal year 2017, which provided additional severance benefits in the event of a termination following a change in control. These “double-trigger” change-in-control benefits under our equity plan are described below and did not include any excise tax gross-up. We also entered into new change-in-control agreements with each of our NEOs, effective in fiscal year 2018, the terms of which are described in the Compensation Discussion and Analysis. The tables below reflect the payments under the change-in-control agreements that were in effect on October 31, 2017.

The following tables and accompanying narrative contain information with respect to potential payments to NEOs upon specified terminations of employment after a change-in-control, resignation or retirement, termination without cause, and death or disability, assuming the termination occurred on October 31, 2017.

Potential Payments upon Qualifying Terminations of Employment

Following a Change-in-Control

The following table estimates potential payments for Messrs. Salmirs, Scaglione, McClure, Giacobbe and Jacobsen if there had been a change-in-control and either the executive had been terminated involuntarily or the executive had terminated employment for “good reason” effective October 31, 2017.

Named Executive Officer	Unpaid Bonus for 2017(1) ($)	Severance Compensation(2) ($)	Health and ERISA Welfare Benefits(3) ($)	Equity Grants Vesting(4) ($)	Total(5) ($)
Scott Salmirs	900,000	4,500,000	105,189	7,015,412	12,520,601
D. Anthony Scaglione	350,000	1,700,000	15,561	2,366,163	4,431,724
James P. McClure	544,623	2,541,574	104,555	3,559,068	6,749,820
Scott J. Giacobbe	385,000	1,402,500	18,279	1,666,357	3,472,136
Rene Jacobsen	300,000	1,200,000	15,575	1,519,287	3,034,862

(1)	Amount assumes target bonus at fiscal year-end 2017.
(2)	Multiple of the sum of base salary and target bonus for the year in which the change-in-control occurs.
(3)

For Messrs. Salmirs and McClure, amounts include the terms of their employment agreements in effect during fiscal year 2017, which provide that the Company will pay $10,000 per year for 10 years to be used towards the purchase of health insurance, as well as estimated cost for welfare benefits for an 18-month period. For each of the other NEOs, amount shown is estimated cost for health and welfare benefits for an 18-month period.

(4)

Intrinsic value is based on $41.97 per share, the closing price of ABM common stock on October 31, 2017. For PSUs, amounts shown reflect vesting at target or, where applicable, at achievement levels to date.

(5)

Amounts do not include pension benefits at fiscal year-end or the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above tables captioned “Pension Benefits at 2017 Fiscal Year-End” and “Nonqualified Deferred Compensation in Fiscal Year 2017.” Amounts also do not include potential accrued but unused vacation and any unpaid base salary for employment through termination date. Amounts shown are subject to reduction, as described below.

44     ABM Industries Incorporated 2018 Proxy Statement

The change-in-control agreements with the NEOs in effect during fiscal year 2017 provide that, if a change-in-control occurs during the term of the agreement, the executive will receive the following benefits upon involuntary termination (other than for cause) or resignation for good reason (such as material changes in position or compensation) prior to the second anniversary of the change-in-control:

•

a lump-sum payment equal to a multiple of the sum of base salary and target bonus (which multiple is 2.5 for Mr. Salmirs, 2.0 for Messrs. Scaglione and McClure, and 1.5 for Messrs. Giacobbe and Jacobsen);

•	continuation of all health benefits or reasonably equivalent benefits for 18 months following the date of termination; and
•

a lump-sum payment of any unpaid incentive compensation that was earned, accrued, allocated or awarded for a performance period that ended prior to the termination date, and a lump sum payment of any pro rata portion of any target amount for any unpaid incentive compensation for the performance period in which the termination takes place.

A “change-in-control” of the Company occurs in any of the following scenarios:

•

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act) is or becomes the beneficial owner of more than 35% of the combined voting power of the stock of the Company or succeeds in having nominees as directors elected in an election contest and (ii) within 18 months after either such event, individuals who were members of the Board immediately prior to either such event cease to constitute a majority of the members of the Board;

•	a majority of the Board ceases to be composed of incumbent directors;
•	a merger or similar business combination;
•	a sale of substantially all of the Company’s assets; or
•	a liquidation of the Company.

Equity grants held by the NEOs prior to fiscal year 2006 vest upon a change-in-control as defined in the applicable plan. Equity grants under our 2006 Equity Incentive Plan vest upon a change-in-control only if they are not assumed by an acquirer, except that stock options vest monthly pro rata (based on the number of months of service over the vesting period) if the change-in-control occurs less than one year after the grant. Equity grants that are assumed or continued by the acquirer become fully vested if the recipient is terminated without cause within 12 months following the change-in-control.

None of our NEOs have excise tax gross-ups. Instead, payments and benefits under the change-in-control agreements (as well as under all other agreements or plans covering the NEOs, including any equity award, plan or agreement) are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments,” but only if the reduction would increase the net after-tax amount received by the named executive officer (the modified cap), with one exception. The exception is that any reduction may be made to the extent the NEO would be entitled to receive, on a net after-tax basis, at least 90% of the severance payment he or she would otherwise be entitled to under the change-in-control agreement or under any other agreement. In consideration for the protection afforded by the change-in-control agreements, the NEOs agreed to noncompetition provisions.

Potential Payments upon Retirement

The following table estimates potential payments for our NEOs if the NEO had retired or, if applicable, resigned from employment with ABM effective October 31, 2017.

Named Executive Officer	Health Benefit Payments(1) ($)	Equity-Based Grants That Vest Upon Retirement(2) ($)	Total(3) ($)
Scott Salmirs	100,000	2,026,859	2,126,859
D. Anthony Scaglione	n/a	n/a	n/a
James P. McClure	100,000	1,330,912	1,430,912
Scott J. Giacobbe	0	490,258	490,258
Rene Jacobsen	n/a	n/a	n/a

(1)

The employment agreements for Messrs. Salmirs and McClure provide that, in the event of retirement or voluntary resignation, the Company will pay $10,000 per year for 10 years to be used towards the purchase of health insurance.

ABM Industries Incorporated 2018 Proxy Statement     45

(2)

Messrs. Salmirs, McClure and Giacobbe are retirement-eligible under the terms of our equity incentive plan. Intrinsic value is based on $41.97 per share, the closing price of ABM common stock on October 31, 2017. Amounts shown only reflect vesting upon retirement, as unvested equity does not vest upon resignation of employment. For PSUs, amounts shown reflect vesting at target or, where applicable, at achievement levels to date.

(3)

Amounts do not include pension benefits at fiscal year-end or the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above tables captioned “Pension Benefits at 2017 Fiscal Year-End” and “Nonqualified Deferred Compensation in Fiscal Year 2017.” Amounts also do not include accrued but unused vacation pay and any unpaid base salary for employment through the termination date.

RSUs and stock option grants under the 2006 Equity Incentive Plan vest monthly pro rata (based on number of months of service over the vesting period) in the event of retirement. Stock option grants made prior to the adoption of the 2006 Equity Incentive Plan are canceled to the extent not vested upon such a termination of employment. An individual who retires during a performance period that has not been completed prior to retirement will receive a pro rata number of performance shares (based on the number of months of service over the performance period) on the vesting date for such performance shares, to the extent such performance shares are achieved under applicable performance objectives.

Potential Payments upon Termination without Cause

The following table estimates potential payments for each NEO if the NEO’s employment with ABM had been terminated without cause (outside of a change-in-control) effective October 31, 2017.

Named Executive Officer	Unpaid Bonus for 2017(1) ($)	Severance Payment(2) ($)	Company Portion of Medical Benefits(3) ($)	Equity Grants Vesting as a Result of Termination(4) ($)	Total(5) ($)
Scott Salmirs	900,000	3,600,000	100,000	1,789,351	6,389,351
D. Anthony Scaglione	350,000	1,275,000	15,561	572,904	2,213,465
James P. McClure	544,623	1,906,181	100,000	1,183,657	3,734,461
Scott J. Giacobbe	385,000	935,000	0	404,106	1,724,106
Rene Jacobsen	300,000	800,000	0	337,514	1,437,514

(1)	Amount assumes target bonus at fiscal year-end 2017.
(2)	Multiple of the sum of base salary and target bonus for the year in which the termination occurs.
(3)

For Messrs. Salmirs and McClure, amounts are based on the terms of their employment agreements in effect during fiscal year 2017, which provide that the Company will pay $10,000 per year for 10 years to be used towards the purchase of health insurance. Amounts shown for Mr. Scaglione are based on the estimated cost for health insurance for an 18-month period.

(4)

None of the equity awards outstanding at October 31, 2017 provides for vesting upon termination without cause other than in connection with a change-in-control, with the exception that performance share awards granted after December 2013 vest pro rata to the date of termination of employment, based on actual performance.

(5)

Amounts do not include pension benefits at fiscal year-end or the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above tables captioned “Pension Benefits at 2017 Fiscal Year-End” and “Nonqualified Deferred Compensation in Fiscal Year 2017.” Amounts do not include accrued but unused vacation pay and any unpaid salary for employment through termination date.

Under his employment agreement in effect during fiscal year 2017, Mr. Salmirs would receive 2.0 times the sum of his base salary and target cash incentive compensation and $10,000 per year for a 10-year period for health insurance if he is terminated without “Just Cause” prior to the expiration of the term of his employment agreement. Under the terms of their respective employment agreements in effect during fiscal year 2017, and in connection with a termination by the Company without cause, Messrs. Scaglione and McClure would each receive 1.5 times the sum of base salary plus target cash incentive compensation, and Messrs. Giacobbe and Jacobsen would each receive 1.0 times the sum of base salary plus target cash incentive compensation. In addition, Mr. McClure would receive $10,000 per year for a 10-year period for health insurance. Mr. Scaglione would also receive an amount equal to the Company’s portion of medical insurance for the length of the severance period, not to exceed 18 months. Messrs. Salmirs, Scaglione, McClure, Giacobbe and Jacobsen would also receive an amount equal to the executive’s target cash incentive compensation, prorated based on the fraction of the fiscal year that had been completed prior to the date of termination, based on the Company’s actual performance for the entire fiscal year.

46     ABM Industries Incorporated 2018 Proxy Statement

Potential Payments upon Death or Disability

The following table estimates potential payments for our NEOs if the NEO had been terminated due to death or disability on October 31, 2017.

Named Executive Officer	Unpaid Bonus for 2017(1) ($)	Health Benefit Payments(2) ($)	Equity Grants Vesting(3) ($)	Total(4)(5) ($)
Scott Salmirs	900,000	100,000	2,387,141	3,387,141
D. Anthony Scaglione	350,000	0	798,649	1,148,649
James P. McClure	544,623	100,000	1,434,735	2,079,358
Scott J. Giacobbe	385,000	0	557,040	942,040
Rene Jacobsen	300,000	0	528,731	828,731

(1)	Amount assumes target bonus at fiscal year-end 2017.
(2)

For Messrs. Salmirs and McClure, amounts are based on the terms of their employment agreements in effect during fiscal year 2017, which provide that the Company will pay $10,000 per year for 10 years to be used towards the purchase of health insurance and that in the event that Mr. Salmirs or Mr. McClure dies prior to the end of the 10-year term, the Company will pay the respective spouse $10,000 per year until the earlier of her death or the end of the 10-year term.

(3)

Intrinsic value is based on $41.97 per share, the closing price of ABM common stock on October 31, 2017. Amount reflects the partial vesting of equity grants, as a result of death or disability on October 31, 2017.

(4)

In addition, ABM provides accidental death and dismemberment insurance for each of the NEOs (with coverage equal to two times base salary, up to a maximum of $750,000), as well as $150,000 business travel insurance coverage.

(5)

Amounts do not include pension benefits at fiscal year-end or the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above tables captioned “Pension Benefits at 2017 Fiscal Year-End” and “Nonqualified Deferred Compensation in Fiscal Year 2017.”

Equity grants under the 2006 Equity Incentive Plan vest monthly pro rata (based on the number of months of service over the vesting period) in the event of death or disability. Stock option grants prior to the 2006 Equity Incentive Plan do not provide for vesting in the event of death or disability, except under certain plans that provide for vesting of options granted after April 19, 1999, if the optionee is at least age 64 and dies while in the service of ABM.

ABM Industries Incorporated 2018 Proxy Statement     47

2006 EQUITY INCENTIVE PLAN
PROPOSAL 3–APPROVE AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

2006 EQUITY INCENTIVE PLAN
Proposal Summary
2006 Equity Incentive Plan Summary
New Plan Benefits

48     ABM Industries Incorporated 2018 Proxy Statement

PROPOSAL 3—APPROVAL OF THE AMENDED AND RESTATED

2006 EQUITY INCENTIVE PLAN

Proposal Summary

We are asking our shareholders to approve the Amended and Restated 2006 Equity Incentive Plan, as described below.

Board Recommendation

The Board recommends that you vote “FOR” the approval of the Amended and Restated 2006 Equity Incentive Plan.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” the approval of the Amended and Restated 2006 Equity Incentive Plan. The affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy and entitled to vote on the proposal will be considered as an approval of the proposal.

Information about our 2006 Equity Incentive Plan

The purpose of the 2006 Equity Incentive Plan is to provide stock-based compensation to employees and non-employee directors to promote close alignment among the interests of employees, directors and shareholders. The 2006 Equity Incentive Plan is the Company’s only plan for providing future stock-based incentive compensation to employees and non-employee directors of the Company and its affiliates, and all future grants will be subject to its terms and conditions. The 2006 Equity Incentive Plan is an “omnibus” plan that provides for a variety of equity and equity-based award vehicles. The 2006 Equity Incentive Plan allows for the grant of stock options, stock appreciation rights, restricted stock, RSU awards, performance shares and other share-based awards. Certain of the awards previously granted under the 2006 Equity Incentive Plan are intended to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code. The 2006 Equity Incentive Plan provides that, subject to capitalization adjustments, the following maximum limits shall apply to the amount awarded to any participant during any calendar year: (1) stock options and stock appreciation rights cannot relate to more than 1,000,000 shares, (2) performance shares, restricted stock, RSUs and other share-based awards cannot relate to more than 1,000,000 shares and (3) no non-employee director shall be granted awards during any one calendar year for services as a non-employee director in excess of 100,000 shares.

The Board is asking shareholders to approve the Amended and Restated 2006 Equity Incentive Plan to increase the number of shares available for grant thereunder by 1,800,000 shares. This amount of 1,800,000 shares represents approximately 2.7% of the Company’s outstanding shares on the Record Date. As further described below, the Board believes that the increased number of shares available for issuance under this plan represents a reasonable amount of potential additional equity dilution and allows the Company to continue awarding equity incentives, which are a critical component of our compensation program as discussed under “Compensation Discussion and Analysis.” The Board expects that it will seek shareholder approval periodically in the future for additional shares to continue the program.

After giving effect to performance share awards made on January 10, 2018, as of January 10, 2018, there were 1,576,000 shares available for grant under the 2006 Equity Incentive Plan. After giving effect to grants previously made under the 2006 Equity Incentive Plan, the aggregate number of shares that would be available for issuance under the 2006 Equity Incentive Plan, assuming shareholder approval of the amendment to approve an additional 1,800,000 shares for issuance thereunder, would be approximately 3,376,000 shares as of the date of this Proxy Statement. This number does not include the effect of forfeitures, if any, of outstanding awards.

The Board believes that this amendment is in the best interests of the Company and its shareholders and is consistent with the compensation philosophy of the Company described in this Proxy Statement.

With approval of the Amended and Restated 2006 Equity Incentive Plan, the Company intends to:

•	Motivate and reward long-term strategic management that results in profitable growth and sustained shareholder value creation.

ABM Industries Incorporated 2018 Proxy Statement     49

•	Align employee and director interests with those of shareholders.

•	Reinforce a strong management team commitment to ABM’s long-term success.

•	Provide meaningful long-term incentive award opportunity as part of a competitive total compensation program that enables ABM to attract and retain its key employees.

•	Encourage stock ownership among executives and other key employees.

•	Manage costs effectively through program design and administration guidelines in terms of accounting, tax, cash flow and shareholder dilution.

•	Structure grants to be responsive to changes in the Company’s business environment and compensation objectives.

Impact of Share Increase on Shareholder Dilution, Burn Rate and Overhang

In determining a recommendation of an increase in shares, the Compensation Committee considered the number of shares previously issued under the plan and the fact that the requested additional 1,800,000 shares represented approximately 2.7% of our outstanding shares on the Record Date. In addition:

•	Since March 4, 2015, when the plan was most recently approved by our shareholders, we have granted equity awards representing a total of approximately 2,300,000 shares, excluding forfeitures.

•

During fiscal year 2017, our historical usage rate (or burn rate) was 1.07%, which we define as the total shares subject to equity awards granted during the period (including performance-based awards at target) divided by weighted average (basic) common shares outstanding for fiscal year 2017.

•

Our three-year average burn rate (through the three fiscal years ending October 31, 2017) is 1.31%. The three-year average burn rate was determined as (i) stock options granted plus restricted stock units and target performance-based awards divided by (ii) weighted average (basic) common shares outstanding of the applicable fiscal year.

•

If we do not increase the shares available for issuance under the 2006 Equity Incentive Plan, then based on historical usage rates of shares under our equity plans and a range of possible grant date fair values, we would expect that the share limit under the 2006 Equity Incentive Plan would be sufficient to grant annual equity awards through January 2019, after which time we could lose an important compensation tool aligned with shareholder interests to attract, motivate and retain highly qualified talent.

•

Based on historical usage, we estimate that the shares being requested, when combined with the shares available for issuance as of October 31, 2017, are likely to be sufficient for approximately three to four years of awards after January 2019, assuming we continue to grant awards consistent with our historical usage and current practices, noting that future circumstances may require us to change our current equity grant practices.

•

As of October 31, 2017, our overhang rate, calculated by dividing (i) the number of shares subject to equity awards outstanding plus the number of shares remaining available for issuance under the 2006 Equity Incentive Plan by (ii) the number of our common shares outstanding as of the record date, was 3.06%. If the 2006 Equity Incentive Plan is approved by our shareholders, our overhang rate will increase to 5.8%, based on the number of our common shares outstanding as of the record date.

Based on the above information about potential plan costs and usage rates, the Compensation Committee and the Board concluded that the additional share request is reasonable and appropriate at this time.

2006 Equity Incentive Plan Summary

The summary description of the 2006 Equity Incentive Plan, as amended and restated, below is qualified in its entirety by reference to the provisions of the 2006 Equity Incentive Plan itself, which is attached as Appendix B to this Proxy Statement.

50     ABM Industries Incorporated 2018 Proxy Statement

Overview

Eligible participants:	Employees and directors of the Company and its affiliates, including all of ABM’s executive officers and non-employee directors.

Types of awards:	Incentive stock options Nonstatutory stock options Stock appreciation rights Other share-based awards	Restricted stock awards Restricted stock units (RSUs) Performance shares

Share reserve:

Subject to capitalization adjustments, 13,479,265 shares of common stock have previously been reserved under the 2006 Equity Incentive Plan. This amount includes the 5,129,265 shares originally reserved under the 2006 Equity Incentive Plan approved by shareholders in May 2006, the 2,750,000 shares approved by shareholders in March 2009, the 2,400,000 shares approved by shareholders in March 2012 and the 1,400,000 shares approved by shareholders in March 2015, of which only approximately 1,576,000 shares remained available as of January 16, 2018, and the 1,800,000 additional shares the Company is requesting shareholders to approve. If any outstanding stock option or stock appreciation right expires or is terminated or any restricted stock or other share-based award is forfeited, then the shares allocable to the unexercised or forfeited portion of the stock award may again be available for issuance under the 2006 Equity Incentive Plan.

Administration:

The Governance Committee will administer the 2006 Equity Incentive Plan with respect to non-employee directors. The Compensation Committee will administer the 2006 Equity Incentive Plan with respect to employees; provided, however, that the Board may delegate administration of the 2006 Equity Incentive Plan to an officer of the Company with respect to equity awards made under the 2006 Equity Incentive Plan to employees other than executive officers (who are subject to Section 16 of the Securities Exchange Act). The Board, the Compensation Committee, or a committee of the Board consisting of Board members who each qualify as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and as a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act, or an officer to whom authority to administer the 2006 Equity Incentive Plan has been delegated, determines who will receive stock awards and the terms and conditions of such awards. Subject to the conditions and limitations of the 2006 Equity Incentive Plan, the administrator may modify, extend or renew outstanding stock awards, but a stock option or stock appreciation right may not be modified, extended or renewed beyond its 10-year maximum term.

Limitations:

For any one share of common stock issued in connection with a restricted stock award, RSU award, performance share or other share-based award, one share will be deducted from the shares available for future grants.

Shares of common stock not issued or delivered as a result of the net exercise of a stock appreciation right or option, shares delivered to the Company to pay the exercise price of a stock option, shares not issued or delivered to pay the withholding taxes related to a stock award, or shares repurchased on the open market with proceeds from the exercise of stock options will not be returned to the reserve of shares available for issuance under the 2006 Equity Incentive Plan.

Subject to capitalization adjustments, a participant may receive more than one award, subject to the following maximum limits that shall apply to the amount awarded to any participant during any calendar year: stock options and stock appreciation rights that relate to no more than 1,000,000 shares and performance shares, restricted stock, RSUs, and other share-based awards that relate to no more than 1,000,000 shares. Non-employee directors may not receive awards with respect to more than 100,000 shares in any calendar year.

ABM Industries Incorporated 2018 Proxy Statement     51

Term of plan:

The 2006 Equity Incentive Plan will terminate on January 10, 2022. Awards granted under the 2006 Equity Incentive Plan prior to January 10, 2022 will continue to be subject to the terms of the 2006 Equity Incentive Plan.

Capitalization adjustments:

The share reserve, the limitations described above, and the purchase price and number of shares subject to outstanding stock awards may be adjusted (as applicable) in the event of a stock split, reverse stock split, stock dividend, merger, consolidation, reorganization, recapitalization or similar transaction.

Repricing and stock option exchange programs:	Not permitted without shareholder approval.

Reload stock options:	Reload stock options, which are defined as stock options automatically granted upon exercise of prior stock options, are not permitted.

Stock Options and Stock Appreciation Rights

Term:

For options, not more than 10 years from the date of grant, with the usual term expected to be not more than seven years from the date of grant. For stock appreciation rights, not more than seven years from the date of grant.

Exercise price:	Not less than 100% of the fair market value of the underlying stock on the date of grant.

Restricted Stock Awards, RSU Awards, Performance Shares and Other Share-Based Awards

Performance objectives:

The administrator may condition the grant or vesting of stock awards upon the attainment of one or more of the performance objectives listed below, or upon such other factors as the administrator may determine.

	• Total shareholder return • Earnings per share • Stock price • Return on equity • Net earnings • Income from continuing operations • Related return ratios • Cash flow • Net earnings growth	• Earnings before interest, taxes, depreciation and amortization (EBITDA) • Gross or operating margins • Productivity ratios • Expense targets • Operating efficiency • Market share • Customer satisfaction	• Working capital targets (e.g., days sales outstanding) • Return on assets • Increase in revenues • Decrease in expenses • Increase in funds from operations (FFO) • Increase in FFO per share

To the extent that stock awards (other than stock options and stock appreciation rights) are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the performance objectives will be one or more of the objectives listed above.

Adjustments of performance goals:

The administrator may adjust performance goals to prevent dilution or enlargement of awards as a result of extraordinary events or circumstances or to exclude the effects of extraordinary, unusual or nonrecurring items, including mergers, acquisitions or other reorganizations.

Dividends and dividend equivalents:

Dividends will be paid on restricted stock awards, but will either be subject to the same vesting as the award or issued as unvested dividend equivalents. Dividend equivalents may be credited in respect of shares of common stock equivalents underlying RSU awards as determined by the administrator, subject to the same vesting restrictions as the RSUs. Dividend equivalents will be issued on performance awards only to the extent the underlying awards are earned.

52     ABM Industries Incorporated 2018 Proxy Statement

Deferral of award payment:

The administrator may establish one or more programs to permit selected participants to elect to defer receipt of consideration upon vesting of an RSU, the satisfaction of performance objectives, or other events which would entitle the participant to payment, receipt of common stock or other consideration.

All Equity Awards

Vesting:

Determined by the administrator at time of grant. The administrator may accelerate vesting at any time. Except in connection with death or disability, or in the event of a change in control as described below, no equity awards may become vested sooner than one year following the grant. In addition, except for a maximum of five percent of the shares available for grant, vesting of restricted stock and stock units based on service with the Company cannot be more rapid than annual pro rata vesting over a three-year period.

Termination of service:

The unvested portion of an equity award may be forfeited immediately upon a participant’s termination of service with the Company, as provided in an award agreement. A limited post-termination exercise period will be imposed on the vested portion of stock options, with the exception of terminations for cause, and may be imposed on stock appreciation rights.

Double-trigger change-in-control provisions:

The vesting or exercisability of equity awards will accelerate in connection with a change-in-control of the Company only if a participant is involuntarily terminated following the change-in-control or if the equity award is not assumed or substituted by the acquirer.

Settlement:	Stock options may be settled only in stock. Other awards may be settled in stock or at the discretion of the administrator in cash, or in a combination of stock and cash.

Transferability:	Stock options and stock appreciation rights are transferable for estate planning purposes; other awards are not transferable.

Historical Plan Information

The Board originally approved the 2006 Equity Incentive Plan on January 10, 2006, and established the number of shares to be reserved for issuance under this plan on March 24, 2006. On May 2, 2006, the Company's shareholders approved the 2006 Equity Incentive Plan. At the time it was approved by shareholders, the number of shares available for grant under the 2006 Equity Incentive Plan included the 2,500,000 shares approved in connection with the establishment of the 2006 Equity Incentive Plan and an additional 2,629,265 shares that were carried over from certain prior stock option plans of the Company. On January 13, 2009, the Board approved an amendment to the 2006 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 2,750,000, subject to shareholder approval. This increase was approved by shareholders on March 3, 2009. On January 10, 2012, the Board approved an amendment to the 2006 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 2,400,000 shares, which was approved by shareholders. On January 13, 2015, the Board approved an amendment to the 2006 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 1,400,000, which was approved by shareholders on March 4, 2015. The Company has used a substantial portion of the current authorized share pool under the 2006 Equity Incentive Plan for existing awards.

ABM Industries Incorporated 2018 Proxy Statement     53

New Plan Benefits

Any awards under the Plan will be at the discretion of the administrator. Therefore, it is not possible at present to determine the amount or form of any award that will be available for future grant to any individual during the term of the Plan. For an understanding of the awards made in the past under the Plan, see the Grants of Plan-Based Awards During Fiscal Year 2017 and Outstanding Awards at 2017 Fiscal Year-End tables in this proxy statement above.

Federal Income Tax Consequences

The following is a summary of the effect of U.S. federal income taxation on the 2006 Equity Incentive Plan participants and the Company. This summary does not discuss the income tax laws of any other jurisdiction in which the recipient of the award may reside. (“Code” is the Internal Revenue Code of 1986, as amended.)

Incentive Stock Options (ISOs). Participants pay no income tax at the time of grant or exercise of an ISO. The participant will recognize long-term capital gain or loss on the sale of the shares acquired on the exercise of the ISO if the sale occurs at least two years after the grant date and more than one year after the exercise date and the holder has been an employee at all times beginning with the grant date and ending three months before the exercise date. If the sale occurs earlier than the expiration of these holding periods, then the participant will recognize ordinary income equal to the lesser of the difference between the exercise price of the option and the fair market value of the shares on the exercise date or the difference between the sales price and the exercise price. Any additional gain on the sale will be capital gain. The Company can deduct the amount, if any, that the participant recognizes as ordinary income.

Nonstatutory Stock Options and Stock Appreciation Rights. There is no tax consequence to the participant at the time of grant of a nonstatutory stock option or stock appreciation right. Upon exercise, the excess, of the fair market value of the shares over the exercise price will be treated as ordinary income. Any gain or loss realized on the sale of the shares will be treated as a capital gain or loss. The Company may deduct the amount, that the participant recognizes as ordinary income.

Restricted Stock. No taxes are due on the grant of restricted stock. The fair market value of the shares subject to the award is taxable as ordinary income when no longer subject to a “substantial risk of forfeiture” (i.e., when the shares become vested or transferable). Unless an election pursuant to Code Section 83(b) is made (subjecting the value of the shares on the award date to current income tax), income tax is paid by the participant on the value of the shares at ordinary rates when the restrictions lapse and the Company will be entitled to a corresponding deduction at that time. Any gain or loss realized on the sale of the shares will be treated as a capital gain or loss.

RSUs and Performance Shares. No taxes are due upon the grant of the award. The fair market value of the shares subject to the award is taxable to the participant as ordinary income when the stock is distributed to the participant. The Company can deduct the amount, that the participant recognizes as ordinary income.

Section 162(m). Code Section 162(m) denies a deduction for annual compensation in excess of $1 million paid to “covered employees.” Prior to the 2017 tax reform, “performance-based compensation” was disregarded for this purpose. Stock options, stock appreciation rights and PSU awards previously granted under the 2006 Equity Incentive Plan are intended to qualify as “performance-based compensation” to the extent this exception continues to apply.

Section 280G.  Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2006 Equity Incentive Plan in connection with a “change of control” may be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Code Section 280G. To the extent it is so considered, the holder would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

Section 409A. RSU awards, the receipt of which may be deferred beyond the vesting dates, are subject to Code Section 409A. If Section 409A is violated, deferred amounts will be subject to income tax immediately and to penalties equal to (i) 20% of the amount deferred and (ii) interest at a specified rate on the underpayment of tax that would have occurred if the amount had been taxed in the year it was first deferred.

54     ABM Industries Incorporated 2018 Proxy Statement

AUDIT MATTERS
PROPOSAL 4–RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT-RELATED MATTERS
Audit Committee Report
Principal Accounting Firm Fees and Services
Policy on Preapproval of Independent Registered Public Accounting Firm Services

ABM Industries Incorporated 2018 Proxy Statement     55

PROPOSAL 4—RATIFICATION OF THE

APPOINTMENT OF KPMG LLP AS

INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Proposal Summary

We are asking our shareholders to ratify the appointment of KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for fiscal year 2018, which ends October 31, 2018. Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, the Audit Committee and the Board submit the selected firm to the Company’s shareholders as a matter of good corporate governance.

Board Recommendation

The Board recommends that you vote “FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal year 2018.

The Audit Committee has selected KPMG to serve as the Company’s independent registered public accounting firm for fiscal year 2018. Although action by the shareholders on this matter is not required, the Audit Committee values shareholder views on the Company’s independent registered public accounting firm and believes it is appropriate to seek shareholder ratification of this selection. If the shareholders do not ratify the appointment of KPMG, the selection of the independent registered public accounting firm may be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its shareholders. The Company has been advised that representatives of KPMG are scheduled to attend the Annual Meeting, and they will have an opportunity to make a statement if the representatives desire to do so. It is expected that the KPMG representatives will also be available to respond to appropriate questions.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” this proposal, which would be your vote to ratify the selection of KPMG LLP as our independent registered public accounting firm. The affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy and entitled to vote on the proposal will be considered as an approval of the proposal.

56     ABM Industries Incorporated 2018 Proxy Statement

AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee reviews ABM’s financial reporting process on behalf of the Board and selects ABM’s independent registered public accounting firm. Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm retained by the Audit Committee is responsible for performing an independent, integrated audit of ABM’s consolidated financial statements and an audit of the effectiveness of ABM’s internal control over financial reporting, and for reporting the results of their audit to the Audit Committee. The Audit Committee reviews and monitors these processes.

The Board adopted a written charter for the Audit Committee, which is reviewed periodically. The Charter of the Audit Committee is available on ABM’s website under “Governance” at http://investor.abm.com/corporate-governance.cfm. Within the framework of its Charter, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair presentation of ABM’s results in its fiscal year 2017 consolidated financial statements. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The management of ABM has affirmed to the Audit Committee that ABM’s fiscal year 2017 audited consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America. The Audit Committee also discussed with ABM’s internal auditor and independent registered public accounting firm, the overall scope and plans for their respective audits, their evaluation of ABM’s internal control over financial reporting and the overall quality of ABM’s financial reporting processes.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by applicable Public Company Accounting Oversight Board (PCAOB) standards. The Audit Committee has reviewed and discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management. As part of that review, the Audit Committee has received the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independent registered public accounting firm’s independence from the Company. The Audit Committee has reviewed the services provided by ABM’s independent registered public accounting firm and has considered whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee has concluded that the independent registered public accounting firm is independent from ABM and its management.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in ABM’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017.

Audit Committee

Anthony G. Fernandes, Chair

J. Philip Ferguson

Art A. Garcia

Lauralee E. Martin

Winifred M. Webb

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Principal Accounting Firm Fees and Services

The following table presents fees for professional services rendered by KPMG LLP for the integrated audit of ABM’s consolidated financial statements and internal control over financial reporting during the fiscal years ended October 31, 2017 and 2016, and fees for other services rendered by KPMG LLP during those periods.

	2017	2016
Audit fees(1)	$7,280,622	$5,496,900
Audit-related fees(2)	835,050	872,050
Tax fees(3)	134,206	151,144
Total	$8,249,878	$6,520,094

(1)

Audit fees consisted of fees for audit work performed for the independent integrated audit of ABM’s consolidated financial statements and internal control over financial reporting, the reviews of the financial statements contained in ABM’s quarterly reports on Form 10-Q, and statutory audits.  Fiscal Year 2017 includes $1.5 million of fees associated with accounting and reporting matters associated with the acquisition GCA Services Group.

(2)

Audit-related fees consisted principally of fees for the audit of the carve-out financial statements of the Security business, audits of financial statements of certain employee benefit plans, and due diligence services associated with the acquisition of GCA Services Group.

(3)	Tax fees consisted of fees for tax compliance and consulting services.

Policy on Preapproval of Independent Registered Public Accounting Firm Services

The Audit Committee’s policy requires that the Audit Committee preapprove audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its preapproval authority to the Chairman of the Audit Committee or any other member of the Audit Committee. All of the services for which fees were disclosed in the table above were preapproved under the Audit Committee’s preapproval policy.

58     ABM Industries Incorporated 2018 Proxy Statement

GENERAL INFORMATION

Certain Relationships and Transactions with Related Persons
Section 16(a) Beneficial Ownership Reporting Compliance
Equity Compensation Plan Information
Security Ownership of Certain Beneficial Owners
Security Ownership of Directors and Executive Officers
Questions and Answers about the Proxy Materials and the 2018 Annual Meeting
Submission of Shareholder Proposals for 2019 Annual Meeting
Appendix A–Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
Appendix B–2006 Equity Incentive Plan

ABM Industries Incorporated 2018 Proxy Statement     59

GENERAL INFORMATION

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Our Board has adopted a written policy and procedures for review and approval or ratification of transactions involving the Company and “related persons.” Related persons are directors and executive officers and their immediate family members or shareowners owning 5% or greater of our outstanding common stock and their immediate family members.

The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the SEC’s rules, specifically, any transaction involving the Company in which:

(i)	the amount involved exceeded $120,000; and
(ii)	a related person had a direct or indirect material interest.

Under our policy, transactions with any person who falls into any of the above categories at any time during a fiscal year of the Company are subject to the Policy, even if the person has ceased to have such status during the year.

Our Governance Committee administers our policy with respect to related persons. Under our policy, prior to entering into a transaction, a related person must provide the details of the transaction, including the relationship of the person to the Company, the dollar amount involved and whether the related person or his or her family member has or will have a direct or indirect interest in the transaction, to the Governance Committee. The Governance Committee determines whether the proposed related person transaction should be approved, based on its determination, in its business judgment, of whether such related person transaction is fair and reasonable to the Company and in the best interests of the Company. There were no related person transactions that were required to be submitted for approval during fiscal year 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires ABM’s directors, officers and persons who own more than 10% of a registered class of ABM’s securities to file reports of beneficial ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the reporting forms and representations of its directors and officers, ABM believes that since the beginning of fiscal year 2017, all forms required to be filed by its executive officers and directors under Section 16(a) were filed on a timely basis, with the exception of a filing for a transaction by Rene Jacobsen, which was filed one day late due to an administrative error.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securites to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securites Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securitites Reflected in Column (a)) (c)(3)
Equity compensation plans approved by security holders	1,963,924	$16.29	2,759,366
Equity compensation plans not approved by shareholders	0	n/a	0
TOTAL	1,963,924	$16.29	2,759,366

(1)	Includes 899,496 and 822,420 shares that may be issued to settle outstanding restricted stock units and performance share units at target, respectively.
(2)	The weighted average exercise price in column (b) does not take into account the awards in note (1) above, which do not have an exercise price.
(3)	Includes 971,412 shares available for issuance under the Employee Stock Purchase Plan.

60     ABM Industries Incorporated 2018 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the number of shares and percentage of outstanding shares of ABM common stock beneficially owned as of December 31, 2017 by the persons or entities known to ABM to be beneficial owners of more than 5% of the shares of ABM common stock outstanding as of December 31, 2017. Except as noted, each person or entity has sole voting and investment power over the shares shown in the table.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class(1)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10022	7,098,049	10.82%
The Goldman Sachs Group, Inc.(3) 200 West Street New York, NY 10282	4,577,633	6.98%
Thomas H. Lee Advisors, LLC(4) c/o Thomas H. Lee Partners, L.P. 100 Federal Street, 35th Floor Boston, MA 02110	4,523,870	6.90%
State Street Corporation(5) State Street Financial Center One Lincoln Street Boston, MA 02111	4,321,353	6.59%
The Vanguard Group, Inc.(6) 100 Vanguard Blvd. Malvern, PA 19355	5,605,046	8.55%

(1)	Based on a total of 65,560,538 shares of ABM common stock outstanding as of December 31, 2017.
(2)

Share ownership is as of December 31, 2017. Based on a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the Securities and Exchange Commission on January 19, 2018. BlackRock indicated in the filing sole voting power over 6,982,213 shares and sole dispositive power for all shares.

(3)

Share ownership is as of September 1, 2017. Based on a Schedule 13G filed by The Goldman Sachs Group, Inc. (“Goldman Sachs”) with the Securities and Exchange Commission on September 19, 2017. Goldman Sachs indicated in the filing shared voting power over 4,569,274 shares and shared dispositive power for all shares.

(4)

Share ownership is as of September 1, 2017. Based on a Schedule 13G filed by Thomas H. Lee Advisors, LLC (“THL”) with the Securities and Exchange Commission on September 20, 2017. THL indicated shared voting power and shared dispositive power for all shares.

(5)

Share ownership is as of January 31, 2017. Based on a Schedule 13G filed by State Street Corporation (“State Street”) with the Securities and Exchange Commission on February 10, 2017. State Street indicated shared voting power and shared dispositive power for all shares.

(6)

Share ownership is as of August 31, 2017. Based on a Schedule 13G filed by The Vanguard Group (“Vanguard”) with the Securities and Exchange Commission on September 8, 2017. Vanguard indicated in the filing sole voting power over 86,746 shares, sole dispositive power over 5,514,770 shares and shared dispositive power over 90,276 shares.

ABM Industries Incorporated 2018 Proxy Statement     61

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares and percentage of outstanding shares of ABM common stock beneficially owned as of December 31, 2017 by each named executive officer, each director and nominee and all directors and executive officers as a group. Except as noted, each person has sole voting and investment power over the shares shown in the table.

Name(1)	Direct Shares	Total Shares(2)	% of Total Outstanding
Linda Chavez	154	13,390	*
J. Philip Ferguson	23,637	30,565	*
Anthony G. Fernandes	5,470	44,080	*
Art A. Garcia	0	2,358	*
Thomas M. Gartland	2,249	8,310	*
Scott J. Giacobbe	25,693	52,719	*
Rene Jacobsen	5,176	27,832	*
Sudhakar Kesavan	12,060	20,255	*
Lauralee E. Martin	2,249	8,310	*
James P. McClure(3)	16,454	118,748	*
Filippo Passerini	0	2,358	*
Scott Salmirs	26,499	99,626	*
D. Anthony Scaglione	13,687	33,458	*
Winifred M. Webb	0	11,608	*
Executive officers and directors as a group (16 persons)(4)	126,890	405,255	*

*Does not exceed 1% of the common shares outstanding.

(1)	Unless otherwise indicated, the address of each of the beneficial owners is ABM Industries Incorporated, One Liberty Plaza, 7th Floor, New York, New York 10006.
(2)	Includes unvested RSUs; vested RSUs, the receipt of which has been deferred; earned performance shares; and vested stock options exercisable on or within 60 days of December 31, 2017.
(3)	Reflects shares of ABM stock beneficially owned by Mr. McClure as of October 31, 2017, since he retired from the Company on November 1, 2017.
(4)	Includes those persons who were executive officers and directors on December 31, 2017.

62     ABM Industries Incorporated 2018 Proxy Statement

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE 2018 ANNUAL MEETING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of ABM Industries Incorporated, a Delaware corporation, of proxies to be voted at our 2018 Annual Meeting of Shareholders and at any adjournment or postponement of the Annual Meeting.

This Notice of the 2018 Annual Meeting and Proxy Statement and a proxy or voting instruction card are being mailed or made available to shareholders starting on or about February 7, 2018.

When and where will the Annual Meeting be held?

The Meeting will take place on March 7, 2018, beginning at 10:00 a.m., Eastern Time, at the Company’s worldwide headquarters at One Liberty Plaza, 7th Floor, New York, New York 10006.

What do I need to do to attend the Annual Meeting?

All shareholders of record as of the record date, January 16, 2018, or their proxy holders, are welcome to attend the Annual Meeting. If you are voting by mail, by telephone or via the Internet, but still wish to attend the Annual Meeting, follow the instructions on your proxy card or via the Internet at www.proxyvote.com to tell us that you plan to attend. When you arrive at the meeting, please look for the “Shareholders’ Welcome Desk,” where you will be asked for photo identification in order to receive your admittance card.

If you hold your shares in street name and you decide to attend, you must bring to the meeting a copy of your bank or brokerage statement evidencing your ownership of ABM Industries Incorporated common stock as of the record date. Please go to the “Shareholders’ Welcome Desk” and provide the bank or brokerage statement, as well as your photo identification, in order to obtain an admittance card.

No cameras, recording equipment or electronic devices will be permitted in the Annual Meeting. The use of mobile devices, photography or recording of the event is strictly prohibited.

Who is entitled to vote at the annual meeting?

Holders of ABM common stock at the close of business on January 16, 2018 are entitled to receive the Notice of the 2018 Annual Meeting and Proxy Statement and to vote their shares at the Meeting. As of that date, there were 65,583,895 shares of the Company’s common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

Will my vote be confidential?

Yes. Your vote is confidential and will not be disclosed to our directors or employees.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered in your name with ABM’s transfer agent, Computershare, you are the “shareholder of record” of those shares. This Notice of the 2018 Annual Meeting and Proxy Statement and any accompanying materials have been provided directly to you by ABM.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and this Notice of the 2018 Annual Meeting and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

ABM Industries Incorporated 2018 Proxy Statement     63

How do I vote?

You may vote using any of the following methods:

You may vote at the annual meeting by proxy or in person.

If you are a “holder of record” (that is, if your shares are registered in your own name with our transfer agent), you have several options. You may vote by telephone, on the Internet or by attending the meeting and voting in person. In addition, you may vote by mail using the enclosed proxy card.

If you hold your shares in “street name” (that is, if you hold your shares through a broker, bank or other holder of record), the voting instruction card explains which voting options are available to you. As the beneficial owner of shares held in street name, you have the right to direct your bank or broker how to vote your shares, and it is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “nonroutine” items. In the case of a nonroutine item, your shares will be considered “broker non-votes” on that proposal. If you want to vote in person at the annual meeting, you must obtain a power of attorney or proxy from your broker, bank or other holder of record authorizing you to vote. You must bring this power of attorney or proxy to the meeting.

Your vote is important.

What can I do if I change my mind after I vote?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to our Corporate Secretary;
•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or
•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record and following their instructions for how to do so.

All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

Can I access the 2018 proxy materials and the 10-K for fiscal year 2017 on the Internet?

This Notice of 2018 Annual Meeting and Proxy Statement and the 10-K for fiscal year 2017 are available on our website at www.abm.com. Instead of receiving future Proxy Statements and accompanying materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.

Shareholders of Record: If you vote on the Internet at www.proxyvote.com, simply follow the prompts to enroll in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.proxyvote.com and following the enrollment instructions.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

Is there a list of shareholders entitled to vote at the Annual Meeting?

The names of shareholders of record entitled to vote at the Meeting will be available, at the Meeting and for 10 days prior to the Meeting for any purpose germane to the Meeting, by contacting our Corporate Secretary between the hours of 9:00 a.m. and 5:00 p.m. at our principal executive offices at One Liberty Plaza, 7th Floor, New York, New York 10006.

64     ABM Industries Incorporated 2018 Proxy Statement

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under NYSE rules.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of KPMG LLP as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors, the advisory vote to approve executive compensation, or the approval of the amended and restated 2006 Equity Incentive Plan without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is a quorum for the Annual Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of ABM stock issued and outstanding and entitled to vote at the ABM Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	Majority of
	Votes Cast	No
Advisory Vote to Approve	Majority of
Executive Compensation	Votes Cast	No
Approval of the Amended and Restated 2006 Equity Incentive Plan	Majority of Votes Cast	No
Ratification of KPMG LLP	Majority of
	Votes Cast	Yes

If you abstain from voting or there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast under our Bylaws.

Election of Directors

Under our Bylaws and our Corporate Governance Principles, directors must be elected by a majority of the votes cast in uncontested elections, such as the election of directors at the Annual Meeting. This means that the number of shares voted “for” a director’s election must exceed 50% of the number of votes cast for that director’s election. Votes cast includes votes “for,” votes “against” and votes to withhold authority with respect to that director’s election, but excludes any abstentions or broker non-votes. Any nominee who does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. The Governance Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation. In a contested election, the required vote would be a plurality of votes cast.

ABM Industries Incorporated 2018 Proxy Statement     65

Advisory Vote to Approve Executive Compensation

Under our Bylaws, the votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the compensation of our Named Executive Officers. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.

Approval of the Amended and Restated 2006 Equity Incentive Plan

Approval of the Amended and Restated 2006 Equity Incentive Plan requires the favorable votes of a majority of votes cast. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.

Ratification of the Appointment of KPMG LLP

Under our Bylaws, the votes cast “for” must exceed the votes cast “against” to approve the ratification of the selection of KPMG LLP as our independent registered public accounting firm. Abstentions are not counted as votes “for” or “against” any choice in this proposal.

How will my shares be voted at the Annual Meeting?

At the Meeting, the Proxy Committee appointed by the Board will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

•	FOR the election of each of the director nominees named in this Proxy Statement;
•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers;
•	FOR the approval of the Amended and Restated 2006 Equity Incentive Plan; and
•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2018 fiscal year.

Could other matters be decided at the Annual Meeting?

The Board is not aware of any matters that are expected to come before the 2018 Annual Meeting other than those referred to in this Proxy Statement (see “Other Business” below).

If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board will have the discretion to vote for you on such matters and intends to vote the proxies in accordance with its best judgment.

Who will pay for the cost of this proxy solicitation?

ABM will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission.

Who will count the votes?

Broadridge Financial Solutions, Inc. will be the proxy tabulator, and IVS Associates, Inc. will act as the inspector of election.

What is “householding” and how does it affect me?

Shareholders who hold their shares in the name of their bank or broker and live in the same household as other shareholders may receive only one copy of this Proxy Statement. This practice is known as “householding.” If you hold your shares in your broker’s name and would like additional copies of these materials, please contact your broker. Additional copies of this Proxy Statement will be delivered promptly upon written or oral request. If you receive multiple copies and would prefer to receive only one, please contact your broker.

66     ABM Industries Incorporated 2018 Proxy Statement

How do I communicate with the Board?

You may communicate with our entire Board or the independent directors as a group by sending an e-mail to boardofdirectors@abm.com or by writing to Board of Directors, ABM Industries Incorporated, One Liberty Plaza, 7th Floor, New York, New York 10006. Our Corporate Secretary will forward all communications relating to ABM’s interests, other than business solicitations, advertisements, job inquiries or similar communications, directly to the appropriate directors.

In addition, we maintain a Compliance Hotline that is available 24 hours a day, seven days a week, to receive calls,
e-mails and letters to report a concern or complaint, anonymous or otherwise. The Compliance Hotline can be reached at 1-877-253-7804, or online at www.abmhotline.ethicspoint.com.

OTHER BUSINESS

The Board is not aware of any matters that are expected to come before the 2018 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should properly come before the Annual Meeting, the Proxy Committee intends to vote the proxies in accordance with its best judgment.

The Chairman of the Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with our Bylaws and the procedures described below under “Submission of Shareholder Proposals for 2019 Annual Meeting.”

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SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

The table below summarizes the requirements for shareholders who wish to submit proposals or director nominations for the 2019 Annual Meeting of Shareholders. Shareholders are encouraged to consult Rule 14a-8 of the Securities Exchange Act and our Bylaws, as appropriate, to see all applicable information.

Under SEC rules, if a shareholder wants us to include a proposal in our 2019 proxy materials for presentation at our 2019 Annual Meeting of Shareholders, then the proposal must be received at our principal executive offices at One Liberty Plaza, 7th Floor, New York, New York 10006, Attention: Corporate Secretary, by October 10, 2018. All proposals must comply with Rule 14a-8 under the Securities Exchange Act.

	Proposals for inclusion in the 2019 Proxy Statement	Other proposals/nominees to be presented at the 2019 Annual Meeting*
Type of proposal	SEC Rules permit shareholders to submit proposals for inclusion in our 2019 Proxy Statement by satisfying the requirements set forth in Rule 14a-8 of the Securities Exchange Act

Shareholders may present proposals for director nominations directly at the 2019 Annual Meeting (and not for inclusion in our proxy materials) by satisfying the requirements set forth in Article II, Section 2.5 and Article III, Section 3.7 of our Bylaws**

When proposal must be received by the Company	No later than the close of business on October 10, 2018	No earlier than November 7, 2018, and no later than December 7, 2018
Where to send	By mail: Office of the Corporate Secretary One Liberty Plaza, 7th Floor New York, New York 10006
What to include	The information required by Rule 14a-8	The information required by our Bylaws

*

Any proposal without the required notice will not be considered properly submitted under our Bylaws. Any proposal that is received by us after December 7, 2018 will not be considered filed on a timely basis under Rule 14a-4(c)(1). Proposals that are not properly submitted or timely filed will not be presented at the Annual Meeting. For such proposals that are properly submitted and timely filed, SEC rules permit management to retain discretion to vote proxies we receive, provided that (1) we include in our Proxy Statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (2) the proponent does not issue a Proxy Statement.

**	Our Bylaws are available in the corporate governance section of our website at http://investor.abm.com/corporate-governance.cfm.

68     ABM Industries Incorporated 2018 Proxy Statement

APPENDIX A

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

($ in millions)	Year Ended October 31, 2017

Reconciliation of Income from Continuing Operations to Income from Continuing Operations Adjusted For Impact of GCA Acquisition

Income from Continuing Operations	$78.1
Impact of GCA acquisition	17.0
Income from Continuing Operations excluding impact of GCA acquisition	$95.1

Reconciliation of Net Income to Adjusted EBITDA Adjusted For Impact of GCA Acquisition

Net income	$3.8
Net loss (income) from discontinued operations	74.3
Items impacting comparability	61.0
Income tax (provision) benefit	8.8
Interest income from energy efficient government buildings	(0.4)
Interest expense	19.2
Depreciation and amortization	70.1
Impact of GCA acquisition	(14.3)
Adjusted EBITDA	$222.4

Reconciliation of Revenue to Revenue Adjusted For Impact of GCA Acquisition

Revenue	$5,453.6
Impact of GCA Acquisition	(169.7)
Revenue Adjusted For Impact of GCA Acquisition	$5,283.8

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APPENDIX B

ABM INDUSTRIES INCORPORATED

2006 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED [                     ]

1.	PURPOSE.

This 2006 Equity Incentive Plan, as amended and restated, is intended to provide incentive to Employees and Directors of ABM Industries Incorporated (the “Company”) and its eligible Affiliates, to encourage proprietary interest in the Company, and to encourage Employees and Directors to remain in the service of the Company or its Affiliates.

2.	DEFINITIONS.

(a)    “Administrator” means the Board or the committee of the Board appointed to administer the Plan, or a delegate of the Board as provided in Section 4(c).

(b)    “Affiliate” means any entity, whether a corporation, partnership, joint venture or other organization that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company.

(c)    “After-Tax Amount” means any amount to be received by a Participant in connection with a Change-in-Control determined on an after-tax basis taking into account the excise tax imposed pursuant to Code Section 4999, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income and employment taxes.

(d)    “Award” means any award of an Option, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or an Other Share-Based Award under the Plan.

(e)    “Award Agreement” means the agreement between the Company and the recipient of an Award which contains the terms and conditions pertaining to the Award.

(f)    “Beneficiary” means a person designated as such by a Participant or a Beneficiary for purposes of the Plan or determined with reference to Section 21.

(g)    “Board” means the Board of Directors of the Company.

(h)    “Cause” means (i) serious misconduct, dishonesty, disloyalty or insubordination, (ii) the Participant’s conviction (or entry of a plea bargain admitting criminal guilt) of any felony or misdemeanor involving moral turpitude, (iii) drug or alcohol abuse that has a material or potentially material effect on the Company’s reputation and/or the performance of the Participant’s duties and responsibilities under the Participant’s employment agreement, (iv) failure to substantially perform the Participant’s duties or responsibilities under the Participant’s employment agreement for reasons other than death or disability, (v) repeated inattention to duty for reasons other than death or disability or (vi) any other material breach of the Participant’s employment agreement by the Participant.

(i)    “Change-in-Control” means, unless otherwise set forth in an award agreement, that any of the following events occurs:

(i)    (A) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 35% of the combined voting power of the then-outstanding Voting Stock of the Company or succeeds in having nominees as directors elected in an “election contest” within the meaning of Rule 14a-12(c) under the Exchange Act and (B) within 18 months thereafter, individuals who were members of the Board of Directors of the Company immediately prior to either such event cease to constitute a majority of the members of the Board of Directors of the Company;

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(ii)    a majority of the Board ceases to be composed of Incumbent Directors; or

(iii)    the consummation of a reorganization, merger, consolidation, plan of liquidation or dissolution, recapitalization or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another Company, or other transaction (each, a “Business Transaction”), unless, in any such case, (A) no Person (other than the Company, any entity resulting from such Business Transaction or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then-outstanding shares of Voting Stock of the entity resulting from such Business Transaction and (B) at least one-half of the members of the Board of Directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement providing for such Business Transaction.

(j)    “Code” means the Internal Revenue Code of 1986, as amended.

(k)    “Committee” means the Compensation Committee of the Board.

(l)    “Common Stock” means the $.01 par value common stock of the Company.

(m)    “Company” means ABM Industries Incorporated, a Delaware company.

(n)    “Covered Employee” shall have the meaning assigned in Code Section 162(m), as amended, which generally includes the chief executive officer or any Employee whose total compensation for the taxable year is required to be reported to shareholders under the Exchange Act by reason of such Employee being among the four highest compensated officers for the taxable year (other than the chief executive officer).

(o)    “Director” means a director of the Company.

(p)    “Disability” or “Disabled” means, unless otherwise set forth in an award agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(q)    “Employee” means an individual employed by the Company or an Affiliate (within the meaning of Code Section 3401 and the regulations thereunder).

(r)    “Employer” means the Company or an Affiliate, which is the employer of a Participant.

(s)    “Excess Equity Award” means the positive difference, if any, between the value of the Award granted to an Executive Officer and the Award that would have been made to such Executive Officer had the amount of the Award been calculated based on the Company’s financial statements as restated.

(t)    “Excess Parachute Payment” means a payment that creates an obligation for a Participant to pay excise taxes under Code Section 280G or any successor provision thereto.

(u)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v)    “Executive Officer” means any person who is an officer of the Company for purposes of Section 16 of the Exchange Act.

(w)    “Exercise Price” means the price per Share of Common Stock at which an Option or Stock Appreciation Right may be exercised.

(x)    “Fair Market Value” of a Share as of a specified date, unless otherwise determined by the Committee, means the closing price at which Shares are traded on such date (or, if no trading of Shares is reported for that day, on the next following day on which trading is reported) on the principal stock market or exchange on which the

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Shares are traded; provided that if Shares are not so traded, the fair market value shall be determined by the Committee.

(y)    “Family Member” means any person identified as an “immediate family” member in Rule 16(a)-1(c) of the Exchange Act, as such Rule may be amended from time to time. Notwithstanding the foregoing, the Administrator may designate any other person(s) or entity(ies) as a “family member” to the extent consistent with applicable securities laws.

(z)    “Full Value Award” means an Award denominated in Shares that does not provide for full payment in cash or property by the Participant.

(aa)    “Grant Date” means, with respect to any Award, the date the Administrator grants the Award.

(bb)    “Incentive Stock Option” means an Option described in Code Section 422(b).

(cc)    “Incumbent Directors” means the individuals who, as of the date of adoption of this Plan, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s shareholders or appointment was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(dd)    “Independent Committee” means any committee consisting of independent Directors designated by the independent members of the Board.

(ee)    “Nonqualified Stock Option” means an Option not described in Code Section 422(b) or 423(b).

(ff)    “Non-Employee Director” means a Director who is not an Employee.

(gg)    “Option” means a stock option granted pursuant to Section 7.

(hh)    “Option Proceeds” means, with respect to any sale or other disposition of Shares issued or issuable upon the exercise of an Option, an amount determined appropriate by the independent members of the Board or the Independent Committee, in its sole judgment, to reflect the effect of a restatement of the Company’s financial statements on the Company’s stock price, up to an amount equal to the number of Shares sold or disposed of, multiplied by a number equal to the difference between the Fair Market Value per Share at the time of sale or disposition and the Exercise Price.

(ii)    “Other Share-Based Award” means an Award granted pursuant to Section 12.

(jj)    “Participant” means an Employee or Director who has received an Award.

(kk)    “Performance Shares” means an Award denominated in Shares granted pursuant to Section 11 that may be earned in whole or in part based upon attainment of performance objectives, which shall be established by the Administrator pursuant to Section 14 with respect to Awards intended to be “performance-based” for purposes of Section 162(m) of the Code.

(ll)    “Plan” means this 2006 Equity Incentive Plan, as amended and restated.

(mm)    “Prior Plans” means the Company’s 2002 Price-Vested Stock Option Plan, the 1996 Price-Vested Stock Option Plan and the Time-Vested Stock Option Plan.

(nn)    “Purchase Price” means the Exercise Price times the number of whole Shares with respect to which an Option is exercised.

ABM Industries Incorporated 2018 Proxy Statement     B-3

(oo)    “Restricted Stock” means Shares granted pursuant to Section 9.

(pp)    “Restricted Stock Unit” means an Award denominated in Shares granted pursuant to Section 10 in which the Participant has the right to receive a specified number of Shares over a specified period of time.

(qq)    “Retirement” means the voluntary termination of employment by an Employee at (i) age 60 or (ii) age 55 or older at a time when age plus years of service equals or exceeds 65.

(rr)    “Share” means one share of Common Stock, adjusted in accordance with Section 19 (if applicable).

(ss)    “Share Equivalent” means a bookkeeping entry representing a right to the equivalent of one Share.

(tt)    “Stock Right” means a right to receive an amount equal to the value of a specified number of Shares which will be payable in Shares or cash as established by the Administrator.

(uu)    “Subsidiary” means any company in an unbroken chain of companies beginning with the Company if each of the companies other than the last company in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

3.	EFFECTIVE DATE.

This Plan was initially adopted by the Board on January 10, 2006, and became effective on the date the Plan was initially approved by the Company's shareholders.  This Plan was amended and restated by the Board on January 10, 2018, to be effective on the date the amended and restated Plan is approved by shareholders (the “Effective Date”).

4.	ADMINISTRATION.

(a)    Administration with respect to Non-Employee Directors.  With respect to Awards to Non-Employee Directors, the Plan shall be administered by the Governance Committee of the Board or another independent committee of the Board.

(b)    Administration with respect to Employees.  With respect to Awards to Employees, the Plan shall be administered by the Board, the Committee or a committee of the Board consisting of Board members who qualify as “outside directors” for purposes of Code Section 162(m) and as “non-employee directors” for purposes of Rule 16b-3 promulgated under the Exchange Act.

(i)    If any member of the Committee does not qualify as an “outside director” for purposes of Code Section 162(m), Awards under the Plan for the Covered Employees shall be administered by a subcommittee consisting of each Committee member who qualifies as an “outside director.” If fewer than two Committee members qualify as “outside directors,” the Board shall appoint one or more other Board members to such subcommittee who do qualify as “outside directors,” so that the subcommittee will at all times consist of two or more members, all of whom qualify as “outside directors” for purposes of Code Section 162(m).

(ii)    If any member of the Committee does not qualify as a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act, then Awards under the Plan for the executive officers of the Company and Directors shall be administered by a subcommittee consisting of each Committee member who qualifies as a “non-employee director.” If fewer than two Committee members qualify as “non-employee directors,” then the Board shall appoint one or more other Board members to such subcommittee who do qualify as “non-employee directors,” so that the subcommittee will at all times consist of two or more members all of whom qualify as “non-employee directors” for purposes of Rule 16b-3 promulgated under the Exchange Act.

(c)    Delegation of Authority to an Officer of the Company or Other Board Committee.  The Board may delegate to (i) an officer or officers of the Company and/or (ii) a committee of the Board, which may consist of Directors who are also Employees with the authority to administer the Plan with respect to Awards made to Employees who are not subject to Section 16 of the Exchange Act.

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(d)    Powers of the Administrator.  The Administrator shall from time to time at its discretion make determinations with respect to Employees and Directors who shall be granted Awards, the number of Shares or Share Equivalents to be subject to each Award, the vesting of Awards, the designation of Options as Incentive Stock Options or Nonqualified Stock Options and other conditions of Awards.

The interpretation and construction by the Administrator of any provisions of the Plan or of any Award shall be final. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

5.	ELIGIBILITY.

Subject to the terms and conditions set forth below, Awards may be granted to Employees or Directors. Notwithstanding the foregoing, only employees of the Company and its Subsidiaries may be granted Incentive Stock Options.

(a)    Ten Percent Shareholders.  An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries is not eligible to receive an Incentive Stock Option pursuant to this Plan. For purposes of this Section 5(a), the stock ownership of an Employee shall be determined pursuant to Code Section 424(d).

(b)    Number of Awards.  A Participant may receive more than one Award, including Awards of the same type, but only on the terms and subject to the restrictions set forth in the Plan. Subject to adjustment as provided in Section 19, the following maximum limits shall apply to the amount that may be awarded to any Participant during any calendar year: (i) Options and Stock Appreciation Rights that relate to no more than 1,000,000 Shares and (ii) Performance Shares, Restricted Stock, Restricted Stock Units and Other Share-Based Awards that relate to no more than 1,000,000 Shares.  No Non-Employee Director shall be granted Awards during any one calendar year for services as a Non-Employee Director in excess of 100,000 Shares.

6.	STOCK.

The stock subject to Awards granted under the Plan shall be Shares of the Company’s authorized but unissued or reacquired Common Stock. The aggregate number of Shares subject to Awards issued under this Plan (including Shares previously authorized by the Company’s shareholders) shall not exceed 13,479,265 Shares. If any outstanding Option or Stock Appreciation Right under the Plan or any outstanding stock option grant under the Prior Plans for any reason expires or is terminated or any Restricted Stock or Other Share-Based Award is forfeited and under the terms of the expired or terminated Award the Participant received no financial benefits of ownership during the period the Award was outstanding, then the Shares allocable to the unexercised portion of such Option or the forfeited Restricted Stock or Other Share-Based Award may again be subjected to Awards under the Plan. Notwithstanding the foregoing, the following Shares may not again be made available for issuance under the Plan: (i) Shares not issued or delivered as a result of the net exercise of a Stock Appreciation Right or exercise of an Option, (ii) Shares delivered to the Company to pay the exercise price of an Option, (iii) Shares not issued or delivered to satisfy withholding taxes related to an Award and (iv) Shares repurchased on the open market with the proceeds obtained from an Option exercise.

The limitations established by this Section 6 shall be subject to adjustment as provided in Section 19.

7.	TERMS AND CONDITIONS OF OPTIONS.

Options granted to Employees and Directors pursuant to the Plan shall be evidenced by written Option Agreements in such form as the Administrator shall determine, subject to the following terms and conditions:

(a)    Number of Shares.  Each Option shall state the number of Shares to which it pertains, which shall be subject to adjustment in accordance with Section 19.

(b)    Exercise Price.  Each Option shall state the Exercise Price, determined by the Administrator, which shall not be less than the Fair Market Value of a Share on the date of grant, except as provided in Section 19.

ABM Industries Incorporated 2018 Proxy Statement     B-5

(c)    Medium and Time of Payment.  The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option; provided that with the consent of the Administrator and in accordance with its rules and regulations, the Purchase Price may be paid by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, or in such acceptable form of payment as approved by the Administrator, so long as the total of the cash and the Fair Market Value of the Shares surrendered equals the Purchase Price. No Shares shall be issued until full payment has been made.

(d)    Term and Exercise of Options; Nontransferability of Options.  Each Option shall state the date after which it shall cease to be exercisable. No Option shall be exercisable after the expiration of 10 years from the date it is granted or such lesser period established by the Administrator. Except as provided in Section 15(a) or in the event of a Participant’s death or Disability, an Option shall not become vested before the expiration of one year from the date the Option is granted. An Option shall, during a Participant’s lifetime, be exercisable only by the Participant. No Option or any right granted thereunder shall be transferable by the Participant by operation of law or otherwise, other than by will or the laws of descent and distribution.  Notwithstanding the foregoing, (i) a Participant may designate a Beneficiary to succeed, after the Participant’s death, to all of the Participant’s Options outstanding on the date of death, (ii) a Nonstatutory Stock Option or any right granted thereunder may be transferable pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act and (iii) any Participant may voluntarily transfer any Nonstatutory Stock Option to a Family Member as a gift or through a transfer to an entity domiciled in the United States in which more than 50% of the voting or beneficial interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. In the event of any attempt by a Participant to alienate, assign, pledge, hypothecate or otherwise dispose of an Option or of any right thereunder, except as provided herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company at its election may terminate the affected Option by notice to the Participant, and the Option shall thereupon become null and void.

(e)    Termination of Employment.  In the event that a Participant who is an Employee ceases to be employed by the Company or any of its Affiliates for any reason, such Participant (or in the case of death, such Participant’s designated Beneficiary) shall have the right (subject to the limitation that no Option may be exercised after its stated expiration date) to exercise the Option, to the extent that, at the date of termination of employment, the Option had vested pursuant to the terms of the Option Agreement with respect to which such Option was granted and had not previously been exercised, either:

(i)    within four months after such termination of employment; or

(ii)    in the case of Retirement or death within one year after the date thereof; or

(iii)    in the case of Disability, within one year from the date the Committee or its delegate determines that the Participant is Disabled; or

(iv)    on such other terms established by the Committee in the Agreement or otherwise prior to termination.

However, in addition to the rights and obligations established in Section 16 below, if the employment of a Participant is terminated by the Company or an Affiliate by reason of Cause, such Option shall cease to be exercisable at the time of the Participant’s termination of employment. The independent members of the Board or the Independent Committee shall determine whether a Participant’s employment is terminated by reason of Cause. In making such determination, such body shall act fairly and shall give the Participant an opportunity to be heard and present evidence on his or her behalf. If a Participant’s employment terminates for reasons other than Cause, but Cause is discovered after the termination and is determined to have occurred by such body, all outstanding Options shall cease to be exercisable upon such determination.

For purposes of this Section, the employment relationship will be treated as continuing while the Participant is on military leave, sick leave (including short-term disability) or other bona fide leave of absence (to be determined in the sole discretion of the Administrator, in accordance with rules and regulations construing Code Sections 422(a)(2) and 409A). Notwithstanding the foregoing, in the case of an Incentive Stock Option, employment shall not be deemed to continue beyond three months after the Participant ceased active employment, unless the Participant’s reemployment rights are guaranteed by statute or by contract. In the event that an Incentive Stock Option is exercised after the period following termination of employment that is required for qualification under Code Section 422(b), such Option shall be treated as a Nonqualified Stock Option for all Plan purposes.

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In the event a Non-Employee Director terminates service as a Director, the former Director (or his or her designated Beneficiary in the event of the Non-Employee Director’s death) shall have the right (subject to the limitation that no Option may be exercised after its stated expiration date) to exercise the Option (to the extent vested pursuant to the terms of the Option Agreement and not previously exercised) within one year after such termination or on such other terms established by the Board in the Agreement or otherwise prior to termination of service.

(f)    Rights as a Shareholder.  A Participant or a transferee of a Participant shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the date of issuance of a stock certificate for such Shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 19.

(g)    Modification, Extension and Renewal of Options.  Subject to the terms and conditions and within the limitations of the Plan, including the limitations of Section 22, the Administrator may modify, extend or renew outstanding Options granted to Employees and Directors under the Plan. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Participant, alter or impair any rights or obligations under any Option previously granted under the Plan or cause any Option to fail to be exempt from the requirements of Code Section 409A.

(h)    Limitation of Incentive Stock Option Awards.  If and to the extent that the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which any Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and all other plans maintained by the Company, its parent or its Subsidiaries exceeds $100,000, the excess (taking into account the order in which they were granted) shall be treated as Nonqualified Stock Options.

(i)    No Reload Options.  Options that provide for the automatic grant of another Option upon exercise of the original Option may not be granted under the Plan.

(j)    Other Provisions.  The Option Agreement shall contain such other provisions that are consistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Option, as the Administrator shall deem advisable.

8.	STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights granted to Participants pursuant to the Plan may be granted alone, or in addition to or in conjunction with Options.

(a)    Number of Shares.  Each Stock Appreciation Right shall state the number of Shares or Share Equivalents to which it pertains, which shall be subject to adjustment in accordance with Section 19.

(b)    Calculation of Appreciation; Exercise Price.  The appreciation distribution payable on the exercise of a Stock Appreciation Right will be equal to the excess of (i) the aggregate Fair Market Value (on the day before the date of exercise of the Stock Appreciation Right) of a number of Shares equal to the number of Shares or Share Equivalents in which the Participant is vested under such Stock Appreciation Right on such date, over (ii) the Exercise Price determined by the Administrator on the date of grant of the Stock Appreciation Right, which shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

(c)    Term and Exercise of Stock Appreciation Rights.  Each Stock Appreciation Right shall state the time or times when it may become exercisable. No Stock Appreciation Right shall be exercisable after the expiration of 10 years from the date it is granted or such lesser period established by the Administrator.  Except as provided in Section 15(a) or in the event of a Participant’s death or Disability, a Stock Appreciation Right shall not become vested before the expiration of one year from the date the Stock Appreciation Right is granted.

(d)    Payment.  The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock or in cash, or any combination of the two, or in any other form of consideration as determined by the Administrator and contained in the Stock Appreciation Right Agreement.

(e)    Limitations on Transferability.  A Stock Appreciation Right shall, during a Participant’s lifetime, be exercisable only by the Participant. No Stock Appreciation Right or any right granted thereunder shall be transferable

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by the Participant by operation of law or otherwise, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, a Participant may designate a beneficiary to succeed, after the Participant’s death, to all of the Participant’s Stock Appreciation Rights outstanding on the date of termination of employment. Each Stock Appreciation Right Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Appreciation Right following termination of the Participant’s employment or service with the Company and its Affiliates. Such provisions shall be determined in the sole discretion of the Administrator, need not be uniform among all Stock Appreciation Right Agreements entered into pursuant to the Plan and may reflect distinctions based on the reasons for termination of employment.

(f)    Termination of Employment.  Subject to the limitation that no Stock Appreciation Right may be exercised after its stated expiration date, each Stock Appreciation Right Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Appreciation Right, to the extent vested, following termination of the Participant’s employment or service with the Company and its Affiliates. Such provisions shall be determined in the sole discretion of the Administrator, need not be uniform among all Stock Appreciation Rights Agreements entered into pursuant to the Plan and may reflect distinctions based on the reasons for termination of employment.

(g)    Rights as a Shareholder.  A Participant or a transferee of a Participant shall have no rights as a shareholder with respect to any Shares covered by his or her Stock Appreciation Right until the date of issuance of such Shares. Except as provided in Section 19, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Shares are issued.

(h)    Other Terms and Conditions.  The Stock Appreciation Right Agreement may contain such other terms and conditions, including restrictions or conditions on the vesting of the Stock Appreciation Right or the conditions under which the Stock Appreciation Right may be forfeited, as may be determined by the Administrator to be consistent with the Plan.

9.	RESTRICTED STOCK.

(a)    Grants.  Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, the time or times within which such Awards may be subject to forfeiture and all other terms and conditions of the Awards; provided, however, that except as provided in Section 15(b) or in the event of a Participant’s death or Disability, Restricted Stock shall have a vesting period of not less than one year.  The Administrator may condition the grant of Restricted Stock upon the attainment of specified performance objectives established by the Administrator pursuant to Section 14 or such other factors as the Administrator may determine, in its sole discretion.  In addition to the foregoing restrictions, except with respect to a maximum of 5% of the shares authorized for issuance under Section 6, (x) any Awards of Restricted Stock which vest on the basis of the Participant’s length of service with the Company or its subsidiaries shall not provide for vesting that is any more rapid than pro rata vesting over a three-year period, and (y) any Awards of Restricted Stock which provide for vesting upon the attainment of performance goals shall provide for a performance period of at least 12 months.

The terms of each Restricted Stock Award shall be set forth in a Restricted Stock Agreement between the Company and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock.  Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Administrator shall require that stock certificates evidencing such shares be held by the Company until the restrictions lapse and that, as a condition of any Restricted Stock Award, the Participant shall deliver to the Company a stock power relating to the stock covered by such Award.

(b)    Restrictions and Conditions.  The shares of Restricted Stock awarded pursuant to this Section 9 shall be subject to the following restrictions and conditions:

(i)    During a period set by the Administrator commencing with the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based

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on service, performance or such other factors or criteria as the Administrator may determine in its sole discretion; provided that the Administrator may not waive the one-year vesting restriction in the proviso of Section 9(a).

(ii)    Except as provided in this paragraph (ii) and paragraph (i) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends; provided that the Administrator shall provide that either (A) the payment of ordinary cash dividends shall be delayed unless and until the underlying Restricted Stock becomes vested or (B) such ordinary cash dividends shall be invested in additional shares of Restricted Stock (or Share Equivalents or Restricted Stock Units) to the extent available under Section 6, which shall be subject to the same restrictions as the underlying Restricted Stock. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

(iii)    The Administrator shall specify the conditions under which shares of Restricted Stock shall vest or be forfeited and such conditions shall be set forth in the Restricted Stock Agreement.

(iv)    If and when the Restriction Period applicable to shares of Restricted Stock expires without a prior forfeiture of the Restricted Stock, certificates for an appropriate number of unrestricted shares shall be delivered promptly to the Participant, and the certificates for the shares of Restricted Stock shall be canceled.

10.	RESTRICTED STOCK UNITS.

(a)    Grants.  Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom, and the time or times at which, grants of Restricted Stock Units will be made, the number of Restricted Stock Units to be awarded, the price (if any) to be paid by the recipient of the Restricted Stock Units, the time or times within which such Restricted Stock Units may be subject to forfeiture and all other terms and conditions of the Restricted Stock Unit Awards; provided, however, that except as set forth in Section 15(b) or in the event of a Participant’s death or Disability, Restricted Stock Units shall have a vesting period of not less than one year.  The Administrator may condition the grant of Restricted Stock Unit Awards upon the attainment of specified performance objectives established by the Administrator pursuant to Section 14 or such other factors as the Administrator may determine in its sole discretion.  In addition to the foregoing restrictions, except with respect to a maximum of 5% of the shares authorized for issuance under Section 6, (x) any Restricted Stock Units which vest on the basis of the Participant’s length of service with the Company or its subsidiaries shall not provide for vesting that is any more rapid than pro rata vesting over a three-year period and (y) any Restricted Stock Units which provide for vesting upon the attainment of performance goals shall provide for a performance period of at least 12 months.

The terms of each Restricted Stock Unit Award shall be set forth in a Restricted Stock Unit Award Agreement between the Company and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan.  With respect to a Restricted Stock Unit Award, no certificate for shares of stock shall be issued at the time the grant is made (nor shall any book entry be made in the records of the Company), and the Participant shall have no right to or interest in shares of stock of the Company as a result of the grant of Restricted Stock Units.

(b)    Restrictions and Conditions.  The Restricted Stock Units awarded pursuant to this Section 10 shall be subject to the following restrictions and conditions:

(i)    At the time of grant of a Restricted Stock Unit Award, the Administrator may impose such restrictions or conditions on the vesting of the Restricted Stock Units, as the Administrator deems appropriate.  Within these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance, or such other factors or criteria as the Administrator may determine in its sole discretion; provided that the Administrator may not waive the one-year vesting restriction in the proviso of Section 10(a). The foregoing notwithstanding, no action pursuant to the preceding sentence may alter the time of payment of the Restricted Stock Unit Award if such alteration would cause the Award to be subject to penalty under Code Section 409A.

(ii)    Dividend equivalents may be credited in respect of Restricted Stock Units, as the Administrator deems appropriate. Such dividend equivalents may be paid in cash (when the underlying Restricted Stock Units vest) or converted into additional Restricted Stock Units by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of Shares equal to the number of Restricted Stock Units then credited by (2) the

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Fair Market Value per Share on the payment date for such dividend. The additional Restricted Stock Units credited by reason of such dividend equivalents will be subject to all of the terms and conditions (including the vesting schedule) of the underlying Restricted Stock Unit Award to which they relate.

(iii)    The Administrator shall specify the conditions under which Restricted Stock Units shall vest or be forfeited, and such conditions shall be set forth in the Restricted Stock Unit Agreement.

(c)    Deferral Election.  Each recipient of a Restricted Stock Unit Award may be eligible, subject to Administrator approval, to elect to defer all or a percentage of any Shares he or she may be entitled to receive upon the lapse of any restrictions or vesting period to which the Award is subject. This election shall be made by giving notice in a manner and within the time prescribed by the Administrator and in compliance with the requirements of Code Section 409A. Each Participant must indicate the percentage (expressed in whole percentages) he or she elects to defer of any Shares he or she may be entitled to receive. If no notice is given, the Participant shall be deemed to have made no deferral election. Each deferral election filed with the Administrator shall become irrevocable on and after the prescribed deadline.

11.	PERFORMANCE SHARES.

(a)    Grants.  Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom, and the time or times at which, grants of Performance Shares will be made, the number of Performance Shares to be awarded, the price (if any) to be paid by the recipient of the Performance Shares, the time or times within which such Performance Shares may be subject to forfeiture and all other terms and conditions of the Performance Share Awards; provided, however, that except as set forth in Section 15(b) or in the event of a Participant’s death or Disability, Performance Shares shall have a vesting period of not less than one year. The Administrator may condition the grant of Performance Share Awards upon the attainment of specified performance objectives established by the Administrator pursuant to Section 14 or such other factors as the Administrator may determine in its sole discretion.

The terms of each Performance Share Award shall be set forth in a Performance Share Award Agreement between the Company and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan. With respect to a Performance Share Award, no certificate for shares of stock shall be issued at the time the grant is made (nor shall any book entry be made in the records of the Company), and the Participant shall have no right to or interest in shares of stock of the Company as a result of the grant of Performance Shares.

(b)    Restrictions and Conditions.  The Performance Shares awarded pursuant to this Section 11 shall be subject to the following restrictions and conditions:

(i)    At the time of grant of a Performance Share Award, the Administrator may set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number of Performance Shares that will be paid out to the Participant. The time period during which the performance objectives must be met will be called the “Performance Period.” After the applicable Performance Period has ended, the recipient of the Performance Shares will be entitled to receive the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Share Award, the Administrator, in its sole discretion, may reduce or waive any performance objective for such Performance Share Award; provided, however, that the Administrator may not waive the restriction in the proviso of Section 11(a) and; further provided that no performance objective may be waived or reduced for a Covered Employee and; further provided that no such action may alter the time of payment of the Performance Share Award if such alteration would cause the award to be subject to penalty under Code Section 409A.

(ii)    Dividend equivalents will not be credited in respect of any unearned Performance Share Award during the applicable Performance Period.

12.	OTHER SHARE-BASED AWARDS.

(a)    Grants.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (“Other Share-Based Awards”) may be granted either alone or in addition to or in

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conjunction with other Awards under this Plan. Awards under this Section 12 may include (without limitation) Stock Rights, the grant of Shares conditioned upon some specified event, the payment of cash based upon the performance of the Shares or the grant of securities convertible into Shares.

Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom and the time or times at which Other Share-Based Awards shall be made, the number of Shares or other securities, if any, to be granted pursuant to Other Share-Based Awards, and all other conditions of the Other Share-Based Awards; provided, however, that except as set forth in Section 15(b) or in the event of a Participant’s death or Disability, Other Share-Based Awards shall have a vesting period of not less than one year. The Administrator may condition the grant of an Other Share-Based Award upon the attainment of specified performance goals or such other factors as the Administrator shall determine in its sole discretion. In granting an Other Share-Based Award, the Administrator may determine that the recipient of an Other Share-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Shares or other securities covered by the Award, and the Administrator may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested; provided that the Administrator shall provide that either (A) the payment of ordinary cash dividends shall be delayed unless and until the underlying Award becomes vested or (B) such ordinary cash dividends shall be invested in additional Shares, Share Equivalents or Restricted Stock Units to the extent available under Section 6, which shall be subject to the same restrictions as the underlying Award. The terms of any Other Share-Based Award shall be set forth in an Other Share-Based Award Agreement between the Company and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan.

(b)    Terms and Conditions.  In addition to the terms and conditions specified in the Other Share-Based Award Agreement, Other Share-Based Awards shall be subject to the following:

(i)    Any Other Share-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued or the Award becomes payable, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(ii)    The Other Share-Based Award Agreement shall contain provisions dealing with the disposition of such Award in the event of termination of the Employee's employment or the Director’s service prior to the exercise, realization or payment of such Award, and, subject to the achievement of one-year minimum vesting (unless otherwise in connection with a Change-in-Control), the Administrator in its sole discretion may provide for payment of the Award in the event of the Participant’s Disability or death, with such provisions to take account of the specific nature and purpose of the Award.

13.	OTHER PAYMENTS IN SHARES.

Shares may be issued under this Plan to satisfy the payment of all or part of an award pursuant to the Company’s annual bonus plan. In addition, all or part of any Director’s fees may be paid in Shares or Share Equivalents issued under this Plan. Any Shares issued pursuant to this Section 13 shall reduce the number of Shares authorized under Section 6 but shall not be considered an Award for purposes of the maximum grant limitation in Section 5(b).

14.PERFORMANCE OBJECTIVES.

(a)    Authority to Establish.  The Administrator shall determine the terms and conditions of Awards at the date of grant or thereafter; provided that performance objectives for each year, if any, shall be established by the Administrator not later than the latest date permissible under Code Section 162(m).

(b)    Criteria.  To the extent that such Awards are paid to Employees, the performance objectives to be used, if any, shall be expressed in terms of one or more of the following:  total shareholder return; earnings per share; stock price; return on equity; net earnings; income from continuing operations; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); gross or operating margins; productivity ratios; expense targets; operating efficiency; market share; customer satisfaction; working capital targets (including, but not limited to, days sales outstanding); return on assets; increase in revenues; decrease in expenses; increase in funds from operations (“FFO”); and increase in FFO per share. Awards may be based on performance against objectives for more than one Subsidiary or segment of the Company. For example, awards for a Participant employed by the Company may be based on overall corporate performance against objectives, but awards for a

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Participant employed by a Subsidiary may be based on a combination of corporate, segment and Subsidiary performance against objectives. Performance objectives, if any, established by the Administrator may be (but need not be) different from year-to-year, and different performance objectives may be applicable to different Participants. Performance objectives may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance objectives. In addition, performance objectives may be based upon the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations.

(c)    Adjustments.  The Committee shall specify the manner of adjustment of any performance objectives to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual or nonrecurring items; changes in applicable laws, regulations or accounting principles; currency fluctuations; discontinued operations; noncash items, such as amortization, depreciation or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets or other similar corporate transaction. Any adjustment to performance objectives pursuant to this Section 14(c) shall be done in accordance with Code Section 162(m).

15.	CHANGE-IN-CONTROL.

(a)    Effect of Change-in-Control on Options and Stock Appreciation Rights.  Subject to the limitations set forth in Section 15(c), in the event of a Change-in-Control, the surviving, continuing, successor or purchasing Company or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Options and Stock Appreciation Rights or substitute for outstanding Options and Stock Appreciation Rights substantially equivalent options covering the Acquiror’s stock.  All Options and Stock Appreciation Rights assumed or continued by the Acquiror in connection with a Change-in-Control will become fully vested and exercisable if the Participant’s employment is terminated without Cause at any time during the 12-month period following the Change-in-Control.

Any Option or Stock Appreciation Right granted one year or more prior to the Change-in-Control that is neither assumed nor continued by the Acquiror in connection with the Change-in-Control shall, contingent on the Change-in-Control, become fully vested and exercisable immediately prior to the Change-in-Control. Any Option or Stock Appreciation Right granted less than one year prior to the Change-in-Control that is neither assumed nor continued by the Acquiror in connection with the Change-in-Control shall, to the extent not previously vested and exercisable, immediately prior to the Change-in-Control become vested and exercisable as to the number of Shares subject to such Option or Stock Appreciation Right equal to (i) the number of Shares originally subject to such Option or Stock Appreciation Right, multiplied by (ii) the number of whole months between the Grant Date and the Change-in-Control, divided by (iii) the number of months between the Grant Date and the date on which all Shares originally subject to such Option or Stock Appreciation Right would have been fully vested and exercisable; and such Option or Stock Appreciation Right shall terminate with respect to all remaining Shares subject to such Option or Stock Appreciation Right.

(b)    Effect of Change-in-Control on Awards Other Than Options.  Subject to the limitations set forth in Section 15(c), in the event of a Change-in-Control, the Acquiror may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Awards other than Options or substitute for such Awards substantially equivalent awards covering the Acquiror’s stock. All Awards other than Options assumed or continued by the Acquiror in connection with a Change-in-Control will become fully vested and all restrictions on such Awards will lapse if the Participant’s employment is terminated without Cause at any time during the 12-month period following the Change-in-Control. Any Award that is neither assumed nor continued by the Acquiror in connection with the Change-in-Control shall, upon the Change-in-Control, become fully vested and all restrictions shall be released immediately prior to the Change-in-Control, and all Restricted Unit Awards and Performance Share Awards shall become immediately payable. Notwithstanding anything in this Section 15(b) to the contrary, with respect to any Award of Restricted Stock Units or Performance Shares granted under this Plan that constitutes deferred compensation within the meaning of Section 409A of the Code, if the Change-in-Control does not constitute a “change in effective ownership or control” of the Company within the meaning of Section 409A of the Code, Restricted Stock Units and Performance Shares shall vest as provided in this Section 15(b), but shall be payable to the Participant in accordance with the payment provisions of the applicable Award Agreement.

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(c)    Limitation on Acceleration.  In connection with any acceleration of vesting or change in exercisability upon or after a Change-in-Control, if any amount or benefit to be paid or provided under an Award or under any other agreement between a Participant and Company would be an Excess Parachute Payment (including after taking into account the value, to the maximum extent permitted by Code Section 280G, of covenants by or restrictions on Participant following the Change-in-Control), then the payments and benefits to be paid or provided will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction will not be made if such reduction would result in a Participant’s receiving an After-Tax Amount less than 90% of the After-Tax Amount of the payments Participant would have received under such Awards or any other agreement without regard to this limitation. Whether requested by a Participant or the Company, the determination of whether any reduction in such payments or benefits is required pursuant to the preceding sentence, and the value to be assigned to any covenants by or restrictions on Participant, for purposes of determining the amount, if any, of the Excess Parachute Payment will be made at the expense of the Company by the Company’s independent accountants or benefits consultant. The fact that a Participant’s right to payments or benefits may be reduced by reason of the limitations contained in this paragraph will not of itself limit or otherwise affect any other rights of a Participant under any other agreement. In the event that any payment or benefit intended to be provided is required to be reduced pursuant to this paragraph, a Participant will be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this paragraph; provided, however, that if any such payments and/or benefits constitute deferred compensation within the meaning of Section 409A, the following rules shall apply: first a pro rata reduction of (i) cash payments subject to Section 409A of the Code as deferred compensation and (ii) cash payments not subject to Section 409A of the Code, and second a pro rata cancellation of (x) equity-based compensation subject to Section 409A of the Code as deferred compensation and (y) equity-based compensation not subject to Section 409A of the Code. The Company will provide Participant with all information reasonably requested by Participant to permit Participant to make such designation. In the event that Participant fails to make such designation within 10 business days after receiving notice from the Company of a reduction under this paragraph, the Company may effect such reduction in any manner it deems appropriate.

16.	FORFEITURE FOR CAUSE.

Notwithstanding any other provision of this Plan to the contrary, if the independent members of the Board or the Independent Committee determines that a Participant has engaged in conduct which constitutes Cause, the following provisions shall apply:

(a)    Any outstanding Option shall immediately and automatically terminate, be forfeited and shall cease to be exercisable, without limitation. In addition, any shares of Restricted Stock, Restricted Stock Units or Performance Shares as to which the restrictions have not lapsed shall immediately and automatically be forfeited, all of the rights of the Participant to such shares or share equivalents shall immediately terminate, and any Restricted Stock shall be returned to the Company.

(b)    The lapse of restrictions on or vesting of Restricted Stock, Restricted Stock Units or Performance Shares that have vested or upon which the restrictions have lapsed within the 36-month period immediately prior to the date it is determined that the Participant engaged in conduct constituting Cause (the “Determination Date”) shall be rescinded and all outstanding Awards shall be canceled. The Participant shall deliver to the Company the Shares delivered upon vesting or lapse of restrictions if such vesting or lapse of restrictions has been rescinded and the Shares retained by the Participant.

(c)    The independent members of the Board or the Independent Committee may, to the extent permitted by applicable law, rescind any Awards made to the Participant within the 36-month period immediately prior to the Determination Date.

(d)    The independent members of the Board or the Independent Committee may, to the extent permitted by applicable law, recover any gains realized from the sale of vested Shares or the sale or other disposition of any Shares issued or issuable upon the exercise of an Option, in the case of any such sale or other disposition during the 36-month period immediately prior to the Determination Date.

The independent members of the Board or the Independent Committee shall determine in such body’s sole discretion whether the Participant has engaged in conduct that constitutes Cause.

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Any provision of this Section 16 that is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this Section 16.

17.	RECOUPMENT.

Dodd-Frank Clawback.  The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder.  Without limiting the foregoing, the Committee may provide in award agreements or with respect to any Award granted hereunder that, in event of a financial restatement that reduces the amount of previously awarded incentive compensation that would not have been earned had results been properly reported, outstanding awards will be canceled and the Company may clawback (i.e., recapture) realized Option/Stock Appreciation Right gains and realized value for vested Restricted Stock or Restricted Stock Units or earned Performance Shares or Other Share-Based Awards within 12 months preceding financial restatement.

Recoupment in the Event of Restatement.  Notwithstanding any other provision of this Plan to the contrary, if the Company’s financial statements are the subject of a restatement due to misconduct, fraud or malfeasance, then the following shall apply:

(a)    To the extent permitted by governing law, the independent members of the Board or the Independent Committee may, in its discretion, (i) rescind any Excess Equity Award or portion thereof made to an Executive Officer within the 36-month period immediately prior to the date such material restatement is first publicly disclosed and (ii) in the event that an Executive Officer has sold or otherwise disposed of some or all of the Shares subject to the Excess Equity Award, recover any gains made from the sale or other disposition of such Shares that was effected during the 36-month period immediately prior to the date such material restatement is first publicly disclosed. In no event shall the Company be required to award an Executive Officer additional equity incentive compensation should the restated financial statements result in a higher equity incentive payment.

(b)    In addition to the foregoing, the independent members of the Board or the Independent Committee may, in their discretion, require that an Executive Officer pay the Company, in cash and upon demand, Option Proceeds resulting from the sale or other disposition of Shares issued or issuable upon the exercise of an Option if the sale or disposition was effected during the 36-month period immediately prior to the date such material restatement is first publicly disclosed.

Any provision of this Section 17 that is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this Section 17.

18.	TERM OF PLAN.

Awards may be granted pursuant to the Plan until the termination of the Plan on January 10, 2022.

19.	RECAPITALIZATION.

Subject to any required action by the shareholders, the number of Shares covered by this Plan as provided in Section 6, the maximum grant limitation in Section 5(b), the number of Shares or Share Equivalents covered by or referenced in each outstanding Award, and the Exercise Price of each outstanding Option or Stock Appreciation Right and any price required to be paid for Restricted Stock or Other Share-Based Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Company or the declaration of a dividend payable in cash that has a material effect on the price of issued Shares.

Subject to any required action by the shareholders, if the Company shall be a party to any merger, consolidation or other reorganization, each outstanding Award shall pertain and apply to the securities to which a holder of the number of Shares or Share Equivalents subject to the Award would have been entitled. In the event of a change in

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the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an incentive stock option within the meaning of Code Section 422 or subject the Option to the requirements of Code Section 409A.

Except as expressly provided in this Section 19, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another company, and any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect the number or price of Shares subject to the Award.

The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

20.	SECURITIES LAW REQUIREMENTS AND LIMITATION OF RIGHTS.

(a)    Securities Law.  No Shares shall be issued pursuant to the Plan unless and until the Company has determined that (i) it and the Participant have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from registration, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied, and (iii) any other applicable provision of state or federal law has been satisfied.

(b)    Employment Rights.  Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain employed by the Company or an Affiliate or to remain a Director. The Company and its Affiliates reserve the right to terminate the employment of any employee at any time, with or without cause or for no cause, subject only to a written employment contract (if any), and the Board reserves the right to terminate a Director’s membership on the Board for cause in accordance with the Company’s Restated Certificate of Incorporation.

(c)    Shareholders' Rights.  Except as provided by the Administrator in accordance with Section 12, a Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued.

(d)    Creditors’ Rights.  A holder of an Other Share-Based Award shall have no rights other than those of a general creditor of the Company. An Other Share-Based Award shall represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Other Share-Based Award Agreement. An Other Share-Based Award shall not be deemed to create a trust for the benefit of any individual.

21.	BENEFICIARY DESIGNATION.

Participants and their Beneficiaries may designate on the prescribed form one or more Beneficiaries to whom distribution shall be made of any Award outstanding at the time of the Participant’s or Beneficiary’s death. A Participant or Beneficiary may change such designation at any time by filing the prescribed form with the Administrator. If a Beneficiary has not been designated or if no designated Beneficiary survives the Participant or Beneficiary, distribution will be made to the residuary beneficiary under the terms of the Participant’s or Beneficiary’s last will and testament or, in the absence of a last will and testament, to the Participant’s or Beneficiary’s estate as Beneficiary.

ABM Industries Incorporated 2018 Proxy Statement     B-15

22.	AMENDMENT OF THE PLAN.

The Board may suspend or discontinue the Plan or revise or amend it with respect to any Shares at the time not subject to Awards, except that, without approval of the shareholders of the Company, no such revision or amendment shall:

(a)    Increase the number of Shares subject to the Plan;

(b)    Change the designation in Section 5 of the class of Employees eligible to receive Awards;

(c)    Decrease the price at which Incentive Stock Options may be granted;

(d)    Remove the administration of the Plan from the Administrator;

(e)    Amend Section 23; or

(f)    Amend this Section 22 to defeat its purpose.

Notwithstanding anything to the contrary in the Plan, the Committee may grant Awards with such terms, or create sub-plans, as may be necessary for the purpose of qualifying for preferred tax treatment under non-U.S. tax laws or complying with local rules and regulations.

23.	NO AUTHORITY TO REPRICE.

Without the consent of the shareholders of the Company, except as provided in Section 19, the Administrator shall have no authority to effect (i) the repricing of any outstanding Options or Stock Appreciation Rights under the Plan, (ii) the cancellation of any outstanding Options or Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options or Stock Appreciation Rights, or of new Restricted Stock or Restricted Stock Units or Other Stock-Based Awards, in any case covering the same or different numbers of shares of Common Stock that has the effect of an indirect repricing or (iii) cashing out Options or Stock Appreciation Rights that have an Exercise Price greater than the then-Fair Market Value of the Shares.

24.	NO OBLIGATION TO EXERCISE OPTION.

The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

25.	APPROVAL OF SHAREHOLDERS.

This Plan and any amendments requiring shareholder approval pursuant to Section 22 shall be subject to approval by affirmative vote of the shareholders of the Company. Such vote shall be taken at the first annual meeting of shareholders following the adoption of the Plan or of any such amendments, or any adjournment of such meeting.

26.	WITHHOLDING TAXES.

(a)    General.  To the extent required by applicable law, the person exercising any Option granted under the Plan or the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any applicable withholding tax obligations.  The Company shall not be required to make such payment or distribution until such obligations are satisfied.

(b)    Other Awards.  The Administrator may permit a Participant who exercises Nonqualified Stock Options or who vests in Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards or, as applicable, Stock Appreciation Rights and Other Share-Based Awards, to satisfy all or part of his or her tax obligations, up to the maximum amount necessary to satisfy federal, state, and local taxes, domestic or foreign tax obligations with respect to any taxable event arising as a result of the Plan, by having the Company withhold a portion of the Shares that otherwise would be issued to him or her under such Awards. Such Shares shall be valued at the Fair Market Value on the day preceding the day when taxes otherwise would be withheld in cash. The payment of withholding taxes by

B-16     ABM Industries Incorporated 2018 Proxy Statement

surrendering Shares to the Company, if permitted by the Administrator, shall be subject to such restrictions as the Administrator may impose, including any restrictions required by rules of the Securities and Exchange Commission.

27.	SUCCESSORS AND ASSIGNS.

The Plan shall be binding upon the Company, its successors and assigns, and any parent Company of the Company’s successors or assigns. Notwithstanding that the Plan may be binding upon a successor or assign by operation of law, the Company shall require any successor or assign to expressly assume and agree to be bound by the Plan in the same manner and to the same extent that the Company would be if no succession or assignment had taken place.

28.	EXECUTION.

To record the adoption of the Plan as amended and restated on [                       ], the Company has caused its authorized officer to execute the same.

ABM INDUSTRIES INCORPORATED

By:

ABM Industries Incorporated 2018 Proxy Statement     B-17

ABM Building Value ABM INDUSTRIES INCORPORATED ONE LIBERTY PLAZA 7TH FLOOR NEW YORK, NY 10006 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E34866-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY   ABM INDUSTRIES INCORPORATED The Board of Directors recommends you vote FOR each of the following nominees: For Against Abstain 1. Election of Directors  1a. Linda Chavez  1b. J. Philip Ferguson  1c. Art A. Garcia  1d. Scott Salmirs The Board of Directors recommends you vote FOR proposals 2, 3 and 4: For Against Abstain 2. Advisory vote to approve executive compensation.  3. To approve the Amended and Restated 2006 Equity Incentive Plan. 4. Ratification of the selection of KPMG LLP as ABM Industries Incorporated's independent registered public accounting firm for fiscal year 2018. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Annual Report on Form 10-K for the Fiscal Year Ended October 31, 2017 are available at www.proxyvote.com. ABM Building Value THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 7, 2018 The undersigned hereby appoints Anthony G. Fernandes, Thomas M. Gartland, and Winifred M. Webb and each of them, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this card, all the shares of common stock of ABM Industries Incorporated which the undersigned is entitled to vote at the Annual Meeting of Shareholders of ABM to be held on March 7, 2018, or at any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. The undersigned also appoints these persons, in their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side